PORTIONS OF THIS DOCUMENT INDICATED BY AN [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT OF SUCH INFORMATION.

                                                                     EXHIBIT 4.4


--------------------------------------------------------------------------------

                               PURCHASE AGREEMENT

                          DATED AS OF DECEMBER 30, 2003

                                      AMONG

                                BRIGHTSTAR CORP.,
                                   AS ISSUER,

                          THE GUARANTORS NAMED HEREIN,
                                 AS GUARANTORS,

                                       AND

                          THE PURCHASERS LISTED HEREIN,
                                  AS PURCHASERS

              UP TO $31,750,000 AGGREGATE PRINCIPAL AMOUNT OF 10.5% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE DECEMBER 31, 2008

                                       AND

          UP TO 3,750,000 SHARES OF 8.0% SENIOR CUMULATIVE CONVERTIBLE
                  PREFERRED STOCK, SERIES A, $0.0001 PAR VALUE

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

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Section 1.     DEFINITIONS.....................................................................       1

      1.1.     Certain Defined Terms...........................................................       1
      1.2.     Accounting Terms; Utilization of GAAP for Purposes of Calculations
                Under Agreement................................................................      27
      1.3.     Other Definitional Provisions and Rules of Construction.........................      27

Section 2.     AUTHORIZATION, ISSUANCE AND SALE OF SECURITIES..................................      28

      2.1.     Authorization of Issue..........................................................      28
      2.2.     Purchase and Sale...............................................................      28
      2.3.     Closings........................................................................      28
      2.4.     Use of Proceeds.................................................................      29

Section 3.     THE NOTES.......................................................................      30

      3.1.     Form and Execution..............................................................      30
      3.2.     Terms of the Notes..............................................................      30
      3.3.     Denominations...................................................................      30
      3.4.     Form of Legend for the Notes....................................................      30
      3.5.     Payments and Computations.......................................................      31
      3.6.     Registration; Registration of Transfer and Exchange.............................      31
      3.7.     Transfer Restrictions...........................................................      32
      3.8.     Mutilated, Destroyed, Lost and Stolen Notes.....................................      33
      3.9.     Persons Deemed Owners...........................................................      33
      3.10.    Cancellation....................................................................      33
      3.11.    Home Office Payment.............................................................      33

Section 4.     CONDITIONS TO CLOSING...........................................................      34

      4.1.     Credit Party Documents..........................................................      34
      4.2.     No Material Adverse Effect......................................................      35
      4.3.     Corporate and Capital Structure.................................................      35
      4.4.     Representations and Warranties; Performance of Agreements.......................      35
      4.5.     Financial Statements; Pro Forma Financial Statements............................      35
      4.6.     Opinions of Counsel to Credit Parties and Purchasers............................      36
      4.7.     Necessary Government Authorizations and Consents; Expiration of
                Waiting Periods, Etc...........................................................      36
      4.8.     Completion of Proceedings.......................................................      36
      4.9.     Solvency Assurances.............................................................      36
      4.10.    Stockholders Agreement..........................................................      37
      4.11.    Management Rights Agreements....................................................      37
      4.12.    Private Placement Numbers.......................................................      37
      4.13.    Simultaneous Purchase...........................................................      37

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

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      4.14.    Other Requests..................................................................      37
      4.15.    Peterson Redemption.............................................................      37

Section 5.     THE COMPANY'S REPRESENTATIONS AND WARRANTIES....................................      37

      5.1.     Organization, Powers, Qualification, Good Standing, Business and
                 Subsidiaries..................................................................      37
      5.2.     Authorization of Borrowing, etc.................................................      38
      5.3.     Capitalization..................................................................      39
      5.4.     Financial Condition.............................................................      40
      5.5.     No Material Adverse Change; No Restricted Junior Payments.......................      41
      5.6.     Title to Properties; Liens; Real Property; Intellectual Property................      41
      5.7.     Litigation; Adverse Facts.......................................................      42
      5.8.     Payment of Taxes................................................................      42
      5.9.     Performance of Agreements; Materially Adverse Agreements;
                 Material Contracts............................................................      43
      5.10.    Government Regulation, OFAC; Patriot Act; Foreign Corrupt
                 Practices Act.................................................................      43
      5.11.    Securities Activities...........................................................      44
      5.12.    Employee Benefit Plans..........................................................      44
      5.13.    Certain Fees and Agreement......................................................      45
      5.14.    Environmental Protection........................................................      45
      5.15.    Employee Matters................................................................      46
      5.16.    Solvency........................................................................      47
      5.17.    Disclosure......................................................................      47
      5.18.    Proceeds of Notes...............................................................      47
      5.19.    Private Offering; No Integration or General Solicitation........................      47

Section 5A.    THE PURCHASERS' REPRESENTATIONS AND WARRANTIES..................................      48

     5A(1).    Organization, Powers, Qualification, Good Standing,.............................      48
     5A(2).    Authorization of Purchasing, etc................................................      48
     5A(3).    Private Placement...............................................................      49

Section 6.     THE COMPANY'S AFFIRMATIVE COVENANTS.............................................      51

      6.1.     Payment of Principal, Premium and Interest......................................      51
      6.2.     Financial Statements and Other Reports..........................................      51
      6.3.     Existence, etc..................................................................      56
      6.4.     Payment of Taxes and Claims; Tax................................................      56
      6.5.     Maintenance of Properties; Insurance............................................      57
      6.6.     Inspection Rights...............................................................      57
      6.7.     Compliance with Laws, etc.......................................................      58
      6.8.     Execution of Subsidiary Guarantee After the First Closing Date..................      58
      6.9.     Solvency........................................................................      59
      6.10.    Offer to Repurchase upon Change of Control......................................      59
      6.11.    Offer to Purchase by Application of Excess Proceeds.............................      60

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      6.12.    Stock Option Plan...............................................................      62

Section 7.     THE COMPANY'S NEGATIVE COVENANTS................................................      62

      7.1.     Indebtedness....................................................................      62
      7.2.     Liens and Related Matters.......................................................      63
      7.3.     Investments; Acquisitions.......................................................      65
      7.4.     Contingent Obligations..........................................................      66
      7.5.     Restricted Junior Payments......................................................      67
      7.6.     Financial Covenants.............................................................      67
      7.7.     Restriction on Fundamental Changes; Asset Sales.................................      69
      7.8.     Transactions with Shareholders and Affiliates...................................      70
      7.9.     Designations of Unrestricted Subsidiaries.......................................      71
      7.10.    Conduct of Business.............................................................      72
      7.11.    Amendments or Waivers of Certain Agreements; Amendments of
                 Documents Relating to Subordinated Indebtedness and Credit Agreements.........      73
      7.12.    Fiscal Year.....................................................................      74
      7.13.    Public Disclosures..............................................................      74
      7.14.    Payments for Consents...........................................................      74
      7.15.    Limitation on Repurchases of Notes..............................................      74
      7.16.    No Integration..................................................................      75
      7.17.    Restriction on Repurchases......................................................      75
      7.18.    Waiver of Stay, Extension or Usury Laws.........................................      75
      7.19.    Limitation on Capital Stock of Subsidiaries.....................................      75

Section 8.     EVENTS OF DEFAULT...............................................................      75

      8.1.     Failure to Make Payments When Due...............................................      76
      8.2.     Default in Other Agreements.....................................................      76
      8.3.     Breach of Certain Covenants.....................................................      76
      8.4.     Breach of Warranty..............................................................      76
      8.5.     Other Defaults Under Purchase Documents.........................................      76
      8.6.     Involuntary Bankruptcy; Appointment of Receiver, etc............................      77
      8.7.     Voluntary Bankruptcy; Appointment of Receiver, etc..............................      77
      8.8.     Judgments and Attachments.......................................................      78
      8.9.     Dissolution.....................................................................      78
      8.10.    Employee Benefit Plans..........................................................      78
      8.11.    Invalidity of Purchase Documents; Repudiation of Obligations....................      78
      8.12.    Loss of Material License........................................................      78
      8.13.    Criminal or Civil Proceedings...................................................      79

Section 9.     CONVERSION......................................................................      80

      9.1.     Conversion and Anti-Dilution Provisions.........................................      80


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Section 10.    SUBSIDIARY GUARANTEES...........................................................      86

      10.1.    Subsidiary Guarantees...........................................................      86
      10.2.    Execution and Delivery of Subsidiary Guarantees.................................      87
      10.3.    Subsidiary Guarantors May Consolidate, Etc. on Certain Terms....................      88
      10.4.    Releases of Subsidiary Guarantees...............................................      89
      10.5.    Subsidiary Guarantees Subordinate to Guarantor Senior Obligations...............      89
      10.6.    Payment Over of Proceeds upon Dissolution, Etc..................................      89
      10.7.    No Payment When Guarantor Senior Obligations in Default.........................      91
      10.8.    Payment Permitted if No Default.................................................      93
      10.9.    Subrogation to Rights of Holders of Guarantor Senior Obligations................      93
      10.10.   Provisions Solely to Define Relative Rights.....................................      93
      10.11.   No Waiver of Subordination Provisions...........................................      94
      10.12.   Reliance on Judicial Order or Certificate of Liquidating Agent..................      94
      10.13.   Reliance by Holders of Guarantor Senior Obligations on
                 Subordination Provisions......................................................      95
      10.14.   Limitation on Guarantor Liability...............................................      95

Section 11.    SUBORDINATION OF NOTES..........................................................      96

      11.1.    Notes Subordinate to Senior Obligations.........................................      96
      11.2.    Payment Over of Proceeds upon Dissolution, Etc..................................      96
      11.3.    No Payment When Senior Obligations in Default...................................      97
      11.4.    Payment Permitted if No Default.................................................      99
      11.5.    Limitation or Enforcement of Remedies, Etc......................................      99
      11.6.    Subrogation to Rights of Holders of Senior Obligations..........................     100
      11.7.    Provisions Solely to Define Relative Rights.....................................     100
      11.8.    No Waiver of Subordination Provisions...........................................     100
      11.9.    Reliance on Judicial Order or Certificate of Liquidating Agent..................     101
      11.10.   Restrictions on Amendment.......................................................     101
      11.11.   Reliance by Holders of Senior Obligations on Subordination
                 Provisions....................................................................     102

Section 12.    MISCELLANEOUS...................................................................     103

      12.1.    Successors and Assigns..........................................................     103
      12.2.    Expenses........................................................................     103
      12.3.    Indemnity.......................................................................     104
      12.4.    Amendments and Waivers..........................................................     105
      12.5.    Independence of Covenants.......................................................     105
      12.6.    Notices; Effectiveness of Signatures............................................     106
      12.7.    Survival of Representations, Warranties and Agreements..........................     106
      12.8.    Failure or Indulgence Not Waiver; Remedies Cumulative...........................     106
      12.9.    Severability....................................................................     106
      12.10.   Obligations Several; Independent Nature of Securityholders' Rights..............     107
      12.11.   Applicable Law..................................................................     107
      12.12.   Consent to Jurisdiction and Service of Process..................................     107


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      12.13.   Waiver of Jury Trial............................................................     108
      12.14.   Confidentiality.................................................................     108
      12.15.   Counterparts; Effectiveness.....................................................     110
      12.16.   Limitation of Liability.........................................................     110
      12.17.   Further Assurances..............................................................     110
      12.18.   Incorporation...................................................................     110

EXHIBITS

Exhibit A              -     Form of Note
Exhibit B              -     Form of Subsidiary Guarantee
Exhibit C              -     Form of Certificate of Designations
Exhibit D              -     Form of Compliance Certificate
Exhibit E              -     Form of Supplemental Agreement
Exhibit F-1            -     Form of Management Rights Agreement - Falcon
Exhibit F-2            -     Form of Management Rights Agreement - Prudential
Exhibit F-3            -     Form of Management Rights Agreement - [***]/Arrow
Exhibit G              -     Form of Opinion of Kirkpatrick & Lockhart
Exhibit H              -     Form of Solvency Certificate
Exhibit I              -     Form of Consent from General Electric Capital Corporation
Exhibit J              -     Form of Consent from Motorola, Inc.
Exhibit K              -     Form of Consent from Ocean Bank

SCHEDULES

Schedule A-1           -     Purchase Price Allocation - First Closing Date
Schedule A-2           -     Purchase Price Allocation - Second Closing Date
Schedule 4.3(i)        -     Capital Structure
Schedule 4.3(ii)       -     Management Structure
Schedule 5.1           -     Subsidiaries of Company
Schedule 5.3(b)(iv)    -     Stockholder, Operating and Joint Venture Agreements
Schedule 5.6B          -     Real Property
Schedule 5.6C          -     Intellectual Property
Schedule 5.7A          -     Litigation
Schedule 5.9           -     Material Contracts
Schedule 5.13          -     Certain Fees
Schedule 7.1           -     Indebtedness
Schedule 7.2           -     Liens
Schedule 7.4           -     Contingent Obligations
Schedule 10.8          -     Notice Information - Senior Obligations

                                 BRIGHTSTAR CORP.

                               PURCHASE AGREEMENT

            This PURCHASE AGREEMENT is dated as of December 30, 2003 and entered into by and among BRIGHTSTAR CORP., a Delaware corporation (the "COMPANY"), THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO OR PARTY FROM TIME TO TIME HERETO (each individually referred to herein as a "SUBSIDIARY GUARANTOR" and collectively as "SUBSIDIARY GUARANTORS") and THE PURCHASERS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "PURCHASER" and collectively as "PURCHASERS").

                                R E C I T A L S

            WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Company has agreed to sell to the Purchasers and the Purchasers, acting severally and not jointly, have agreed to purchase from the Company (x) up to $31,750,000 principal amount of the Company's 10.5% Convertible Senior Subordinated Notes due 2008 in the form of Exhibit A hereto (the "NOTES") and (y) up to 3,750,000 shares of the Company's 8.0% Senior Cumulative Convertible Preferred Stock, Series A, $0.0001 par value per share (the "PURCHASED PREFERRED STOCK"), to be issued pursuant to a Certificate of Designations in the form of Exhibit C hereto; and

            WHEREAS, the obligations of the Company under the Notes and this Agreement (to the extent they relate to the Notes) will be Guaranteed by the Subsidiary Guarantors, such Subsidiary Guarantees to be in the form of Exhibit B hereto.

            NOW, THEREFORE, in consideration of the promises and the agreements, provisions and covenants herein contained, the Company, the Subsidiary Guarantors and the Purchasers agree as follows:

SECTION 1. DEFINITIONS

      1.1. CERTAIN DEFINED TERMS.

            The following terms used in this Agreement shall have the following meanings: "

            ADDITIONAL NOTES" means $2,313,765.20 aggregate principal amount of the Notes to be issued by the Company on the Second Closing Date, if it occurs.

            "ADDITIONAL PURCHASED PREFERRED STOCK" means 273,279.349 shares of Purchased Preferred Stock to be issued by the Company on the Second Closing Date, if it occurs.

            "ADMINISTRATIVE AGENT" means, (i) with respect to any Credit Agreement, the administrative agent under such Credit Agreement or if there is no administrative agent at such time, the representative(s) of the lenders under such Credit Agreement, or if there are no repre-sentatives, the holders of such Indebtedness, and (ii) with respect to any of the Motorola Distributor Documents, Motorola.

            "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting
Securities or by contract or otherwise. For purposes of this definition, a Person shall be deemed to be "controlled by" a Person if such Person possesses, directly or indirectly, power to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person. Notwithstanding the foregoing, no Purchaser or direct or indirect transferee (other than any Permitted Holder or any Affiliates thereof) shall be deemed to be an Affiliate of any of the Credit Parties.

            "AGREEMENT" means this Purchase Agreement dated as of December 30, 2003.

            "ASSET SALE" means the sale (in any single transaction or series of related transactions) by the Company or any of the Company's Subsidiaries to any Person other than the Company or any Subsidiary Guarantor of (i) any of the Capital Stock of any of the Company's Subsidiaries, (ii) substantially all of the assets of any division or line of business of the Company or any of the Company's Subsidiaries, or (iii) any other assets (whether tangible or intangible) of the Company or any of the Company's Subsidiaries (other than (a) inventory sold in the ordinary course of business, (b) surplus or obsolete equipment, (c) sales of assets from the Company or any of the Company's Subsidiaries to the Company or any Subsidiary Guarantor, and (d) sales, assignments, transfers or dispositions of accounts receivable in the ordinary course of business for purposes of collection, including, without limitation, the factoring of trade accounts receivable in the ordinary course of business).

            "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy."

            "BANKRUPTCY LAW" means the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization or other law for the relief of debtors.

            "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

            "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

            "CAPITAL STOCK" means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, mem-bership interests, and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

            "CASH" means money, currency or a credit balance in a Deposit
Account.

            "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has capital, surplus and undivided profits aggregating at least $500,000,000 and which issues (or the parent of which issues) certificates of deposit or commercial paper with a rating described in clause (iii) above; and (v) shares of any money market mutual fund that (a) invest solely in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

            "CASH INTEREST EXPENSE COVERAGE RATIO" means, for any period, the ratio of (a) Consolidated EBITDA for such period to the sum of (b) (i) Consolidated Interest Expense of the Company and its Subsidiaries for such period to the extent paid in cash or other property (valued at Fair Market Value) other than through the issuance of in-kind securities of the same class plus (ii) dividends on preferred stock for such period to the extent paid in cash or other property (valued at Fair Market Value) other than through the issuance of in-kind securities of the same class. For purposes of calculating the Cash Interest Expense Coverage Ratio (a) for the first Fiscal Quarter after the First Closing Date, Consolidated Interest Expense and dividends on preferred stock for the four consecutive Fiscal Quarter period shall be deemed to equal Consolidated Interest Expense and dividends on preferred stock, respectively for such first Fiscal Quarter, in each case, multiplied by 4, (b) for the second Fiscal Quarter after the First Closing Date, Consolidated Interest Expense and dividends on preferred stock for the four consecutive quarter period shall be deemed to equal Consolidated Interest Expense and dividends on preferred stock, respectively, for the first and second Fiscal Quarters, respectively, multiplied by 2 and (c) for the third Fiscal Quarter after the First Closing Date, Consolidated Interest Expense and dividends on preferred stock for the four consecutive Fiscal Quarter period shall be deemed to equal Consolidated Interest Expense and dividends on preferred stock, respectively, for the first, second and third Fiscal Quarters, respectively multiplied by 1.33.

            "CERTIFICATE OF DESIGNATION" means the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights relating to the Purchased Preferred Stock.

            "CHANGE OF CONTROL" means the occurrence of any of the following events (whether or not approved by the Governing Body of the Company):

            (a) the Permitted Holders cease to beneficially own (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) at least a majority of both (x) the total voting power of the Company's Voting Stock and (y) the total economic ownership of the then outstanding Common Stock of the Company;

            (b) any sale, liquidation, dissolution or winding-up of the Company or a transaction or series of related transactions (including but not limited to a merger or reorganization) which results in holders of the Company's Capital Stock outstanding prior to such event owning less than 50% of either (x) the total voting power of the then outstanding Voting Stock of the Company or (y) the total economic ownership of the then outstanding Common Stock of the Company;

            (c) the Company consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person unless holders of the Company's Capital Stock outstanding prior to such event own at least 50% of the surviving or purchasing entity;

            (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Governing Body of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Governing Body then in office;

            (e) any order, judgment or decree shall be entered against the Company decreeing the dissolution or split-up of the Company and such order shall remain undischarged or unstayed for a period in excess of 60 days; or

            (f) the occurrence of any "change of control" under any Credit Agreement.

            "CHANGE OF CONTROL OFFER" has the meaning assigned to that term in
Section 6.10(a).

            "CHANGE OF CONTROL PURCHASE PRICE" has the meaning assigned to that term in Section 6.10(a).

            "CLOSING DATE" means, collectively, the First Closing Date and the Second Closing, if it occurs.

            "COMMISSION" means the Securities and Exchange Commission.

            "COMMON STOCK" means the common stock of the Company, $0.0001 par value per share.

            "COMPANY" has the meaning assigned to that term in the introductory paragraph to this Agreement and its successors and permitted assigns.

            "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit D annexed hereto.

            "CONSOLIDATED EBITDA" means, for any period, the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on Federal, state, local and foreign income, (iv) total depreciation expense, (v) total amortization expense, and (vi) other non-cash items reducing Consolidated Net Income, (other than any such items which reflect on an accrual or reserve for a future cash charge or expense) less any non-cash items increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for the Company and the Company's Subsidiaries in conformity with GAAP; provided that in calculating any such items for purposes of determining the Consolidated Total Leverage Ratio for such period, any Asset Sales or other acquisitions or dispositions of assets during such period shall have been deemed to have occurred on the first day of such period.

            "CONSOLIDATED INTEREST EXPENSE" means, for any period, without duplication, the interest expense of the Company and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount attributable to such period, (b) the net cost under or otherwise associated with Hedge Agreements (in each case, including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (e) all capitalized interest and all accrued interest.

            "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of the Company and the Company's Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of the Company) in which any other Person (other than the Company or any of the Company's Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of the Company's Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of the Company's Subsidiaries or that Person's assets are acquired by the Company or any of the Company's Subsidiaries, (iii) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its organization documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net non-cash extraordinary gains or net non-cash extraordinary losses.

            "CONSOLIDATED NET WORTH" with respect to any Person means the equity of the holders of Capital Stock of such Person and its Subsidiaries, as reflected in a balance sheet of such Person determined on a consolidated basis.

            "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate principal amount of all Indebtedness of the Company and the Company's Subsidiaries, determined on a consolidated basis.

            "CONSOLIDATED TOTAL LEVERAGE RATIO" means, as at each day of each Fiscal Quarter, the ratio of (a) the sum of (i) Consolidated Total Debt as of such day of such Fiscal Quarter and (ii) other than with respect to any date occurring during the fourth Fiscal Quarter of the Company, the aggregate of all of the outstanding balances of accounts receivable which have been factored or otherwise sold by the Company or any Subsidiary and which remain uncollected by the counterparty to such factoring or other sale as of such day of such Fiscal Quarter, to (b) Consolidated EBITDA for the four Fiscal Quarter period ended on the last day of the Fiscal Quarter for which financial statements are most recently required to be delivered pursuant to Section 6.2(ii) or (iii) (except that if such calculation as of the last day of a Fiscal Quarter of Consolidated EBITDA shall be for the four Fiscal Quarter period ended on such date).

            "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, or (ii) under Hedge Agreements. Contingent Obligations shall include
(a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, including, without limitation, any credit support agreements, makewell agreements, keepwell agreements and any other agreements evidencing similar obligations and (b) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (1) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (2) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses
(1) or (2) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

            "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any Material Contract to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

            "CONVERSION PRICE" means $8.00, and shall be subject to adjustment as provided herein.

            "CONVERSION SHARES" means, collectively, the Notes Conversion Shares and the Preferred Conversion Shares.

            "CREDIT AGREEMENT" means each of the GE Facility and the Ocean Bank Facility, including, in each case, all related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as in effect at the First Closing Date and as such agreements, instruments, documents, notes and guarantees may from time to time be amended (including any amendment, document or instruments and restatement thereof), supplemented or otherwise modified from time to time, including any agreement, document or instrument extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under Section 7.1) or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness and other obligations under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

            "CREDIT PARTY" means each of the Company and any of the Company's Subsidiaries from time to time executing a Purchase Document, and "CREDIT PARTIES" means all such Persons, collectively.

            "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which the Company or any of the Company's Subsidiaries are a party.

            "CURRENT MARKET PRICE" per share of Common Stock on any date means:

            (i) if the Common Stock is not registered under the Exchange Act, or if the Common Stock is so registered and the closing price cannot be determined as set forth in clause (ii) below, (A) the value of the Common Stock determined by the unanimous vote or consent of the members of the Governing Body of the Company and certified in a resolution of such Governing Body, or (B) if the members of the Governing Body of the Company are unwilling or unable to unanimously agree on such value within a period of 30 days, the value of the Common Stock as determined by an Independent Financial Advisor, or

            (ii) if the Common Stock is registered under the Exchange Act, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for each trading day during the period commencing 15 trading days before such date and ending on the date one trading day prior to the day in question. The "closing price" on any trading day shall mean the reported closing price on such day on the New York Stock Exchange or on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on such exchange, then the average of the reported closing bid and asked prices in the over-the-counter market as reported on NASDAQ or a similar reporting service or, if no such quotations are available, the fair market price as determined by clause (i) above. A "TRADING DAY" is a day on which the New York Stock Ex-change, principal national securities exchange, or over-the-counter market, as appropriate, is open for trading.

            "CUSTODIAN" means any custodian, receiver, trustee, assignee, liquidator, sequestrator or similar official under any bankruptcy law.

            "DEPOSIT ACCOUNT" means a demand, time, savings, passbook, brokerage or similar account maintained with a Person or securities intermediary engaged in the business of banking, including any savings bank, savings and loan association, credit union or trust company, other than an account evidenced by a negotiable certificate of deposit.

            "DESIGNATION" has the meaning assigned to such term in Section 7.9.

            "DESIGNATION AMOUNT" has the meaning assigned to such term in
Section 7.9.

            "DISINTERESTED DIRECTOR" means, with respect to any transaction or series of related transactions, a member of the Governing Body of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

            "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

            "DOMESTIC SUBSIDIARY" means any Subsidiary of the Company that is incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia.

            "EMPLOYEE BENEFIT PLAN" means any Pension Plan (as defined herein) which is or was maintained or contributed to by the Company, any of the Company's Subsidiaries or any of their respective ERISA Affiliates.

            "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Government Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or
(iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

            "ENVIRONMENTAL LAWS" means any and all statutes, ordinances, orders, rules, regulations, legally enforceable guidance documents, judgments, Government Authorizations, or any other requirements of any Government Authority relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health or the protection of human health or safety, in any manner applicable to the Company or any of the Company's Subsidiaries or any Facility, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.
Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C.
Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.

Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C.
Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et Seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), the Oil Pollution Act (33 U.S.C. Section 2701 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 et seq.), and any analogous state or local statutes or laws.

            "EQUITY INTERESTS" has the meaning assigned to that term in Section 7.5(a).

            "ERISA" means the Employee Retirement Income Security Act of 1974.

            "ERISA AFFILIATE" means, as applied to any Person (i) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of a Person shall continue to be considered an ERISA Affiliate of such Person within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Person.

            "ERISA EVENT" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041 (c) of ERISA; (iv) the withdrawal by the Company, any of the Company's Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting, in either case, in a liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on the Company, any of the Company's Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of
Section 4212(c) of ERISA; (vii) the withdrawal of the Company, any of the Company's Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by the Company, any of the Company's Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of

ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against the Company, any of the Company's Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (ix) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (x) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

            "EVENT OF DEFAULT" means each of the events set forth in Section 8.

            "EXCESS PROCEEDS OFFER" has the meaning assigned to that term in
Section 6.11(a).

            "EXCESS PROCEEDS OFFER AMOUNT" has the meaning assigned to that term in Section 6.11(b)(ii).

            "EXCESS PROCEEDS OFFER PAYMENT DATE" has the meaning assigned to that term in Section 6.11(b)(ii).

            "EXCHANGE ACT" means the Securities Exchange Act of 1934.

            "EXECUTIVE ORDER" has the meaning assigned to such term in Section 5.10B.

            "FACILITIES" means all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased or operated by the Company or any of the Company's Subsidiaries or any of their respective predecessors or Affiliates.

            "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length transaction, for cash, between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy; provided, that with respect to any sales, endorsements and/or assignments of any accounts receivable by the Company or any of its Subsidiaries to Motorola pursuant to any of the Motorola Distributor Documents, "FAIR MARKET VALUE" means the consideration provided in the relevant Motorola Distributor Document.

            "FINANCIAL PLAN" has the meaning assigned to that term in Section 6.2(xii).

            "FIRST CLOSING DATE" has the meaning assigned to that term in
Section 2.3.

            "FIRST CLOSING DIVIDENDS" has the meaning assigned to that term in
Section 2.4.

            "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

            "FISCAL YEAR" means the fiscal year of the Company and the Company's Subsidiaries ending on December 31 of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year commences.

            "FOREIGN SUBSIDIARY" means any Subsidiary of the Company that is not a Domestic Subsidiary.

            "GAAP" means, subject to the limitations on the application thereof set forth in Section 1.2, generally accepted accounting principles as in effect in the United States of America set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, in each case as the same are applicable to the circumstances as of the date of determination.

            "GE FACILITY" means that certain Credit Agreement dated as of June 12, 2002 among the Company, Brightstar US, Inc. and General Electric Capital Corporation.

            "GOVERNING BODY" means the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust or limited liability company.

            "GOVERNMENT AUTHORITY" means any political subdivision or department thereof, any other governmental or regulatory body, including the National Association of Insurance Commissioners, commission, central bank, board, bureau, organ or instrumentality or any court, in each case whether federal, state, local or foreign.

            "GOVERNMENT AUTHORIZATION" means any permit, license, registration, authorization, plan, directive, consent, order or consent decree of or from, or required notice to, any Government Authority.

            "GUARANTEE PAYMENT" has the meaning assigned to that term in Section 10.6.

            "GUARANTOR PAYMENT BLOCKAGE PERIOD" has the meaning assigned to such term in Section 10.7.

            "GUARANTOR PROCEEDING" has the meaning assigned to that term in
Section 10.6.

            "GUARANTOR SENIOR OBLIGATIONS" means the principal of and premium, if any, and interest on, and any and all other fees, expense reimbursement obligations and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with

            (a) all Obligations of any Subsidiary Guarantor owed to lenders under any Credit Agreement incurred in accordance with this Agreement; provided, however, that (i) Guarantor Senior Obligations and Senior Obligations in respect of Indebtedness under the Ocean Bank Facility shall not exceed $24,600,000 and (ii) Guarantor Senior Obliga-tions and Senior Obligations in respect of Indebtedness under the GE Facility shall not exceed $33,000,000;

            (b) all Obligations of any Subsidiary Guarantor with respect to any Hedge Agreement with one or more lenders or Affiliates thereof under a Credit Agreement with respect to the Obligations of such Subsidiary Guarantor under such Credit Agreement;

            (c) all Obligations of any Subsidiary Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments created under any Credit Agreement; and

            (d) all Obligations of any Subsidiary Guarantor in respect of the Motorola Obligations (other than Indebtedness) arising pursuant to any of the Motorola Distributor Documents.

            Notwithstanding anything to the contrary in the foregoing, Guarantor Senior Obligations will not include

            (i) Indebtedness of a Subsidiary Guarantor to the Company or any of its Subsidiaries, or to any Affiliate of the Company or any of such Affiliate's Subsidiaries;

            (ii) any Obligations which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Guarantor Senior Obligations; provided that the Obligations owing by any Subsidiary Guarantor to Motorola under the Motorola Distributor Documents shall constitute Guarantor Senior Obligations even though such Obligations (or the liens securing such Obligations) may be subordinate to one or more other items of Guarantor Senior Obligations;

            (iii) except as provided in clause (d) above, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business;

            (iv) the principal amount of Indebtedness under any Credit Agreement in excess of the principal amount described in clause (a) above; and

            (v) any Indebtedness to or guaranteed on behalf of any shareholder, director, officer or employee of the Company or any Subsidiary of the Company.

            "GUARANTOR SENIOR NON-PAYMENT DEFAULT" has the meaning assigned to such term in Section 10.7.

            "GUARANTOR SENIOR PAYMENT DEFAULT" has the meaning assigned to that term in Section 10.7.

            "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazard-ous waste", "infectious waste", "toxic substances" in any Environmental Law, or any other term that defines, lists or classifies substances harmful to human health, safety or the indoor or outdoor environment (including properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Government Authority.

            "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, storage, holding, presence, Release, threatened Release, discharge, placement, generation, transportation, processing, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

            "HEDGE AGREEMENT" means (i) an Interest Rate Agreement designed to hedge against fluctuations in interest rates, (ii) any Currency Agreement designed to hedge against fluctuations in currency values, and (iii) any other agreement or arrangement to which the Company or any of the Company's Subsidiaries is a party which hedges against or is based upon fluctuations in the value of the equity Securities of any Person, or any equity forward agreements or similar agreements or arrangements.

            "INDEBTEDNESS", as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made without regard to any original issue discount relating thereto, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions), (iv) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (v) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (vi) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, (vii) all obligations in respect of any preferred Capital Stock of such Person (including without limitation, the Purchased Preferred Stock) subject to mandatory sinking fund payments, redemption, repayment or other acceleration or that require the payment of dividends in cash at any time when the Notes are outstanding, (viii) all Indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the Indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, (ix) the face amount of all letters of credit or bankers' acceptances that such Person is obligated to reimburse the related letter of credit bank for, (x) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product,

(xi) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, (xii) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (xiii) all Contingent Obligations with respect to items (i)-(xii) above; provided, however, any balances that constitute trade payables (including trade payables arising under the Motorola Distributor Documents) or liabilities arising from advance payments or customer deposits for goods and services sold by the Company arising in the ordinary course of business shall not constitute Indebtedness. Obligations under Interest Rate Agreements and Currency Agreements constitute
(1) in the case of Hedge Agreements, Contingent Obligations, and (2) in all other cases, Investments, and in neither case constitute Indebtedness.

            "INDEMNIFIED LIABILITIES" has the meaning assigned to that term in
Section 12.3.

            "INDEMNITEE" has the meaning assigned to that term in Section 12.3.

            "INDEPENDENT FINANCIAL ADVISOR" means an accounting, appraisal or investment banking firm which is nationally recognized within the United States of America (i) which does not, and whose directors, officers and employees or Affiliates do not have, a direct or indirect financial interest in the Company or any of its Subsidiaries or Affiliates, (ii) which, in the judgment of the Governing Body of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged and (iii) which is acceptable to the Required Holders.

            "INITIAL NOTES" means $29,346,234.82 aggregate principal amount of the Notes to be issued by the Company on the First Closing Date.

            "INITIAL PURCHASED PREFERRED STOCK" means 3,476,720.648 shares of Purchased Preferred Stock to be issued by the Company on the First Closing Date.

            "INSTITUTIONAL INVESTOR" means (a) any original Purchaser of a Note and any transferee that is an Affiliate of any original Purchaser, (b) any holder of a Note holding more than 25% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company or investment fund, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, organized under the laws of the United States or a State thereof, with capital and surplus in excess of $50,000,000.

            "INTELLECTUAL PROPERTY" means (a) all inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all broadcast rights, (e) all mask works and all applications, registrations and renewals in connection therewith, (f) all know-how, trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice (including ideas, research and development, know-how, formulas, compositions and manu-facturing and production process and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (g) all computer software (including data and related documentation), (h) all other proprietary rights, (i) all copies and tangible embodiments thereof (in whatever form or medium) and (j) all licenses and agreements in connection therewith.

            "INTEREST PAYMENT DATE" is defined in Exhibit A.

            "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which the Company or any of the Company's Subsidiaries is a party.

            "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986.

            "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by the Company or any of the Company's Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of the Company), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by the Company or any Subsidiary of the Company from any Person other than the Company or any of the Company's Subsidiaries, of any equity Securities of such Subsidiary, (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by the Company or any of the Company's Subsidiaries to any other Person, including all Indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or (iv) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

            "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form which does not constitute a Subsidiary; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

            "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

            "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

            "MANAGEMENT RIGHTS AGREEMENTS" means those certain Management Rights Agreements, dated as of the date hereof, among the Company and the Purchasers named therein substantially in the form of Exhibits F-1, F-2 and F-3.

            "MATERIAL ADVERSE EFFECT" means any act, omission, situation, circumstance, event or undertaking which could reasonably be expected to have, singly or in any combination with one or more other acts, omissions, situations, circumstances, events or undertakings, a materially adverse effect upon (a) the business, results of operation, assets, liabilities, condition (financial or otherwise) or prospects of the Company and the Company's Subsidiaries taken as a whole, (b) the respective ability of the Company or any of the other Credit Parties to perform any of their respective Obligations under this Agreement or any other Purchase Document to which it is a party that materially impairs the collective ability of the Credit Parties to perform their Obligations under the Purchase Documents taken as a whole or (c) the legality, validity, binding effect, enforceability, or admissibility into evidence of any Purchase
Document or the rights or remedies of the Securityholders under or in connection with any Purchase Document that materially impairs the rights and remedies of the Securityholders under the Purchase Documents taken as a whole.

            "MATERIAL CONTRACT" means any contract, indenture, mortgage, deed of trust, undertaking, agreement, instrument or other arrangement, whether written or oral, to which the Company or any of the Company's Subsidiaries is a party (other than the Purchase Documents), for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

            "MATURITY", when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise (including in connection with any offer to purchase that this Agreement requires the Company to make).

            "MEXICO SUBSIDIARY" means Brightstar de Mexico, S.A. de C.V.

            "MOTOROLA" means, collectively, Motorola, Inc., a Delaware corporation, and all of its Subsidiaries and Affiliates.

            "MOTOROLA DISTRIBUTION AGREEMENT" means, collectively, the Motorola Latin America Distribution Agreement, the Motorola Mexico Distribution Agreement, the Motorola US Distribution Agreement and any other agreements pursuant to which the Company or any of its Subsidiaries or Affiliates are appointed to act as a distributor on behalf of Motorola, as any of the foregoing may be amended, supplemented or restated from time to time.

            "MOTOROLA DISTRIBUTOR DOCUMENTS" means, collectively, the Motorola Distribution Agreement, the Motorola Endorsement Agreement, the Motorola Security Agreement and any other agreements, instruments or other documents under which any of the Motorola Liens are granted or any of the Motorola Obligations are created, evidenced, guaranteed or secured and any modifications, restatements or refinancings thereof or replacements therefore.

            "MOTOROLA ENDORSEMENT AGREEMENT" means, collectively, that certain Agreement, dated as of July 30, 2001, entered into between Motorola de Mexico, S.A. and Brightstar de Mexico, S.A. de C.V., and any other agreements pursuant to which the Company and/or any of its Subsidiaries or Affiliates agree to sell, endorse and/or assign any of their accounts receiv-able to Motorola, as any of the foregoing are amended, supplemented or restated from time to time.

            "MOTOROLA LATIN AMERICA DISTRIBUTION AGREEMENT" means that certain Distribution Agreement, effective as of June 1, 2000, entered into between Motorola, Inc. and the Company, as amended and restated by that certain Amended and Restated Distribution Agreement, effective as of October 9, 2003, and as the same may be further amended, supplemented or restated from time to time.

            "MOTOROLA LIENS" means any and all Liens which may be now or hereafter granted to Motorola by the Company or any of its Subsidiaries or Affiliates pursuant to the Motorola Distributor Documents or otherwise to secure any and all of the Motorola Obligations.

            "MOTOROLA MEXICO DISTRIBUTION AGREEMENT" means that certain Distribution Agreement, effective as of July 30, 2001, entered into between Motorola de Mexico, S.A. and Brightstar de Mexico, S.A. de C.V., as the same may be amended, supplemented or restated from time to time.

            "MOTOROLA OBLIGATIONS" shall mean the Obligations (as such term is defined in the Motorola Parent Security Agreement) and all other indebtedness, fees, interest, expenses and other obligations from time to time owing by one or more of the Covered Parties (as such term is defined in the Motorola Parent Security Agreement) to Motorola under the Motorola Distributor Documents or any of the other Transaction Documents (as such term is defined in the Motorola Parent Security Agreement).

            "MOTOROLA PARENT SECURITY AGREEMENT" means that certain Security Agreement dated as of June 21, 2001 by the Company in favor of Motorola, Inc., as amended, supplemented or restated from time to time.

            "MOTOROLA SECURITY AGREEMENT" means, collectively, the Motorola Parent Security Agreement, the Motorola US Security Agreement and all other documents pursuant to which any of the Motorola Liens are created, as any of the foregoing may be amended, supplemented or restated from time to time.

            "MOTOROLA US DISTRIBUTION AGREEMENT" means that certain Distribution Agreement, effective as of November 20, 2003, entered into between Motorola, Inc. and Brightstar US, Inc., as the same may be amended, supplemented or restated from time to time.

            "MOTOROLA US SECURITY AGREEMENT" means that certain Security Agreement dated as of May 24, 2002 by Brightstar US, Inc., in favor of Motorola, Inc., as amended, supplemented or restated from time to time.

            "MOODY'S" means Moody's Investors Service, Inc.

            "MULTIEMPLOYER PLAN" means any Employee Benefit Plan that is a "multiemployer plan" as defined in Section 3(37) of ERISA.

            "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness that is (a) secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (b) actually paid at the time of receipt of such cash payments to a Person that is not an Affiliate of any Credit Party and (iii) any reasonable brokerage fees, commissions and other similar expenses relating to such Asset Sale; provided, that any such costs, fees, commissions, similar expenses and other costs paid to an Affiliate of any Credit Party must not be in excess of those charged by third Persons in an arm's length transaction.

            "NOTEHOLDER" means, prior to the applicable Closing Date, a Purchaser, and after the applicable Closing Date, a Person in whose name a Note is registered on the Security Register.

            "NOTEHOLDER REPRESENTATIVE" means (i) with respect to Falcon Mezzanine Partners, LP, itself, (ii) with respect to Prudential Capital Partners, L.P. and Prudential Capital Partners Management Fund, L.P., Prudential Capital Group, L.P., (iii) with respect to ** and Arrow Investment Partners, Grandview Capital Management, LLC, (iv) with respect to RCG Carpathia Master Fund, Ltd, itself, and (v) any one or more additional Persons whose names are identified by written notice to the Company, the Subsidiary Guarantors and each Administrative Agent in accordance with the terms of this Agreement (such additional Persons, the "ADDITIONAL REPRESENTATIVE(S)") who are transferees or designated representatives of transferees of the Notes; provided that (x) at no time shall there be more than a total of fourteen (14) Noteholder Representatives and (y) subject to the limitation in the immediately preceding clause (x) as to the total number of Noteholder Representatives, each Purchaser together with all transferees of Notes originally acquired by such Purchaser shall be entitled to appoint in the aggregate two (2) Noteholder Representatives.

            "NOTES" means up to $31,750,000 in aggregate principal amount of 10.5% Convertible Senior Subordinated Notes due 2008 of the Company issued pursuant to this Agreement.

            "NOTES CONVERSION SHARES" has the meaning assigned to such term in
Section 9.1.

            "NOTES PAYMENT" has the meaning assigned to such term in Section
11.2.

            "OBLIGATIONS" means any principal, premium, interest, fees, expense reimbursement and other obligations and liabilities payable by the Company or any of its Subsidiaries.

            "OCEAN BANK FACILITY" means that certain Credit Agreement dated as of December 12, 2002 by and among Brightstar Corp. Chile Limitada, S.R.L., an entity organized under the laws of Chile, Brightstar Guatemala, S.A., an entity organized under the laws of Guatemala,

Brightstar El Salvador, S.A., an entity organized under the laws of El Salvador, Brightstar Uruguay, S.A., an entity organized under the laws of Uruguay, Brightstar De Paraguay, S. de R.L., an entity organized under the laws of Paraguay, Brightstar de Venezuela, C.A., an entity organized under the laws of Venezuela, Brightstar Dominicana, S.A., an entity organized under the laws of the Dominican Republic, Brightstar Peru, S.R.L., an entity organized under the laws of Peru, Brightstar de Mexico, S.A. de C.V., an entity organized under the laws of Mexico, Soluciones Inteligentes Para El Mercado Movil, S.A. de C.V., an entity organized under the laws of Mexico, and Brightstar de Argentina, S.A., an entity organized under the laws of Argentina and Ocean Bank.

            "OFAC" has the meaning assigned to such term in Section 5.10B.

            "OFFER PAYMENT DATE" has the meaning assigned to that term in
Section 6.10(b)(ii).

            "OFFICER" means the president, chief executive officer, a vice president, chief Financial officer, treasurer, general partner (if an individual), managing member (if an individual) or other individual appointed by the Governing Body or the Organizational Documents of a corporation, partnership, trust or limited liability company to serve in a similar capacity as the foregoing.

            "OFFICER'S CERTIFICATE", as applied to any Person that is a corporation, partnership, trust or limited liability company, means a certificate executed on behalf of such Person by one or more Officers of such Person or one or more Officers of a general partner or a managing member if such general partner or managing member is a corporation, partnership, trust or limited liability company.

            "ORGANIZATIONAL DOCUMENTS" means the documents (including bylaws, if applicable) pursuant to which a Person that is a corporation, partnership, trust or limited liability company is organized.

            "OUTSTANDING", when used with respect to the Notes, means, as of the date of determination, all Notes theretofore executed and delivered under this Agreement, except:

            (a) Notes theretofore cancelled by the Company or delivered to the Company for cancellation;

            (b) Notes for whose payment or redemption money in the necessary amount has been theretofore set aside by the Company with a third party in trust for the holders of such Notes; provided that if such Notes are to be redeemed, notice of such redemption has been duly given as provided in this Agreement; and

            (c) Notes which have been paid pursuant to Section 3.8 or in exchange for or in lieu of which other Notes have been executed and delivered pursuant to this Agreement, other than any such Notes in respect of which there shall have been presented to the Company proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid Obligations of the Company;

provided, however, that in determining whether the holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by any Credit Party or any other obligor upon the Notes or any Affiliate of any Credit Party or of such other obligor shall be disregarded and deemed not to be outstanding. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Required Holders (excluding such pledgee) the pledgee's right so to act with respect to such Notes and that the pledgee is not a Credit Party or any other obligor upon the Notes or any Affiliate of any Credit Party or of such other obligor. For purposes of this definition, no Purchaser or any direct or indirect transferee (other than a Permitted Holder or any Affiliate thereof) shall be deemed to be an "Affiliate" of the Company or any of its Subsidiaries solely as a result of holding any Purchased Securities or Conversion Shares.

            "PAID IN FULL", "PAYMENT IN FULL", "PAY IN FULL" means, with respect to the Obligations of the Company and its Subsidiaries with respect to the Senior Obligations and the Guarantor Senior Obligations, that (i) all of the Obligations under such Senior Obligations or Guarantor Senior Obligations, as applicable, have been indefeasibly paid in full in Cash or Cash Equivalents,
(ii) all commitments to lend or otherwise advance credit under any Credit Agreement or Hedge Agreement relating to such Senior Obligations or Guarantor Senior Obligations, as applicable, have been terminated, (iii) all letters of credit issued under the Credit Agreement relating to such Senior Obligations or the Guarantor Senior Obligations, as applicable, have been terminated or cash collateralized in a manner satisfactory to the Administrative Agent under such Senior Obligations or Guarantor Senior Obligations, as applicable, and (iv) all guaranties of the Senior Obligations or Guarantor Senior Obligations, as applicable, arising under a Credit Agreement or Hedge Agreement have been terminated and all security interests released.

            "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

            "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, that is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

            "PERMITTED ENCUMBRANCES" means the following types of Liens:

            (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by Section 6.3 or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or the Company's Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Subsidiaries with significant operations outside of the United States of America, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

            (ii) statutory Liens of landlords, Liens of collecting banks under the UCC on items in the course of collection, statutory Liens and rights of set-off of banks, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

            (iii) deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of statutory obligations, bids, leases, government contracts, trade contracts and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (iv) any attachment or judgment Lien not constituting an Event of Default under Section 8.8;

            (v) licenses (with respect to Intellectual Property and other property), leases or subleases granted to third parties and not interfering in any material respect with the ordinary conduct of the business of the Company or any of the Company's Subsidiaries;

            (vi) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the Company or any of the Company's Subsidiaries;

            (vii) any (a) interest or title of a lessor or sublessor under any lease not prohibited by this Agreement, (b) Lien or restriction that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any Lien or restriction referred to in the preceding clause (b), so long as the holder of such Lien or restriction agrees to recognize the rights of such lessee or sublessee under such lease;

            (viii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods so long as such Liens attach only to the imported goods;

            (ix) Liens arising out of consignment or a similar arrangement for the sale of goods entered into in the ordinary course of business and in accordance with past practices; and

            (x) Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement.

            "PERMITTED HOLDERS" means, collectively, R. Marcelo Claure, his spouse, children or other lineal descendants (whether adoptive or biological) and any revocable or irrevocable inter vivos or testamentary trust or the probate estate of any such individual, so long as one or more of the foregoing individuals is the principal beneficiary of such trust or probate estate.

            "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock com-panies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

            "PETERSON REDEMPTION" has the meaning assigned to such term in
Section 2.4.

            "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

            "PREFERRED CONVERSION SHARES" means the shares of Common Stock and other securities issued upon conversion of the Purchased Preferred Stock and any other securities into which the Common Stock or other such securities are changed, reclassified, split, combined or converted or for which they are exchanged by amendment to the Certificate of Incorporation or by consolidation, merger or otherwise, and any securities paid as a dividend thereon.

            "PREFERRED HOLDER" means prior to the applicable Closing Date, a Purchaser, and after the applicable Closing Date, a registered holder of Purchased Preferred Stock and "PREFERRED HOLDERS" means all such Persons, collectively.

            "PRINCIPAL AMOUNT" means, when used with respect to any particular Note, the principal amount of such Note at its Stated Maturity.

            "PROCEEDINGS" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration.

            "PROHIBITED PERSONS" has the meaning assigned to such term in
Section 5.10B.

            "PTE" has the meaning assigned to such term in Section 5A(f)(A).

            "PURCHASE DOCUMENTS" means, collectively, this Agreement, the Notes, the Subsidiary Guarantees, the Stockholders Agreement, the Purchased Preferred Stock, the Certificate of Designation and the Management Rights Agreements and all certificates, instruments, financial and other statements and other documents made or delivered in connection herewith and therewith and the other documents executed in connection therewith.

            "PURCHASE PRICE" has the meaning assigned to such term in Section
2.2.

            "PURCHASED PREFERRED STOCK" has the meaning assigned to such term in the Recitals to this Agreement.

            "PURCHASED SECURITIES" means, collectively, the Notes, the Subsidiary Guarantees and the Purchased Preferred Stock.

            "PURCHASER" and "PURCHASERS" means the Persons identified as "Purchasers" and listed on the signature pages of this Agreement, together with their successors and permitted Assigns. For purposes of the Second Closing Date, Purchasers shall mean those of the Purchasers identified in Schedule A-2 to this Agreement.

            "QUALIFYING IPO" has the meaning assigned to such term in Section 9.1(ii)(A).

            "REAL PROPERTY ASSET" means, at any time of determination, any interest then owned or leased by the Company or its Subsidiaries (other than any Foreign Subsidiary) in any real property.

            "REFINANCING INDEBTEDNESS" has the meaning assigned to that term in
Section 7.1(vi).

            "REGULAR RECORD DATE" has the meaning assigned to that term in
Section 3.5.

            "RELATED AGREEMENTS" means, collectively, the Credit Agreements and all certificates, instruments, financial and other statements and other documents made or delivered in connection herewith and therewith and the other documents executed in connection therewith.

            "RELEASE" means any release, spill, emitting, leaking, pumping, pouring, injecting, escaping, depositing, disposing, discharging, dispersal, dumping, leaching or migration of Hazardous Materials into the environment (including the abandonment or discarding of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the migration of any Hazardous Materials through the air, soil, surface water or groundwater.

            "REQUIRED HOLDERS" means Noteholders having or holding more than 50% of the sum of the aggregate principal amount of outstanding Notes.

            "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Company or any of the Company's Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of Capital Stock to the holders of that class and a dividend payable by any of the Company's Subsidiaries to the Company or any Subsidiary Guarantor, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Company or any of the Company's Subsidiaries now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any shares of any class of Capital Stock of the Company or any of the Company's Subsidiaries now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

            "REVOCATION" has the meaning assigned to such term in Section 7.9.

            "S&P" means Standard & Poor's Ratings Group.

            "SDN LIST" has the meaning assigned to such term in Section 5.10B.

            "SECOND CLOSING DATE" has the meaning assigned to that term in
Section 2.3.

            "SECURITIES" means any stock, shares, partnership interests, membership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

            "SECURITIES ACT" means the Securities Act of 1933.

            "SECURITY REGISTER" has the meaning assigned to such term in Section 3.6(a).

            "SECURITYHOLDER" means, collectively, the Noteholders and the Preferred Holders and "SECURITYHOLDERS" means all such Persons, collectively.

            "SENIOR OBLIGATIONS" means the principal of and premium, if any, and interest on, and any and all other fees, expense reimbursement Obligations and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with

            (a) all Obligations of the Company owed to lenders under any Credit Agreement incurred in accordance with this Agreement, including, without limitation, pursuant to any guaranty of the Obligations of one or more Subsidiaries of the Company under any Credit Agreement provided, however, that (i) Senior Obligations and Guarantor Senior Obligations in respect of Indebtedness under the Ocean Bank Facility shall not exceed $24,600,000 and (ii) Senior Obligations and Guarantor Senior Obligations in respect of Indebtedness under the GE Facility shall not exceed $33,000,000;

            (b) all Obligations of the Company with respect to any Hedge Agreement with one or more lenders or Affiliates thereof under a Credit Agreement with respect to the obligations of the Company under such Credit Agreement;

            (c) all Obligations of the Company to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments created under any Credit Agreement; and

            (d) all Obligations of the Company in respect of the Motorola Obligations (other than Indebtedness) arising pursuant to any of the Motorola Distributor Documents.

            Notwithstanding anything to the contrary in the foregoing, Senior Obligations will not include

            (i) Indebtedness of the Company to any of its Subsidiaries, or to any Affiliate of the Company or any of such Affiliate's Subsidiaries;

            (ii) any Obligations which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior obligations; provided that the Obligations owing by the Company to Motorola under the Motorola Distributor Documents shall constitute Senior Ob-ligations even though such Obligations (or the liens securing such obligations) may be subordinate to one or more other items of Senior Obligations;

            (iii) except as provided in clause (d) above, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business;

            (iv) the principal amount of Indebtedness under any Credit Agreement in excess of the principal amount described in clause (a) above; and

            (v) any Indebtedness to or guaranteed on behalf of any shareholder, director, officer or employee of the Company or any Subsidiary of the Company.

            "SENIOR NON-PAYMENT DEFAULT" has the meaning assigned to such term in section 11.3.

            "SENIOR PAYMENT DEFAULT" has the meaning assigned to such term in section 11.3.

            "SIGNIFICANT SUBSIDIARY" has the meaning ascribed to such term in Regulation S-X (17 CFR Part 210) as in effect on the First Closing Date.

            "SOLVENT" means, with respect to any Person, that as of the date of determination both (A) (i) then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (Z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "SOURCE" has the meaning assigned to such term in Section 5A(f).

            "STANDSTILL TERMINATION EVENT" has the meaning assigned to such term in Section 11.4.

            "STATED MATURITY" means, with respect to any Note or any installment of interest thereon, the dates specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment of interest is due and payable.

            "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement dated as of the First Closing Date among the Company, the Purchasers, and the other Stockholders of the Company from time to time party thereto.

            "SUBORDINATED INDEBTEDNESS" means any Indebtedness of the Company or a Subsidiary Guarantor, as the case may be, incurred from time to time and subordinated in right of payment to the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor on terms and conditions reasonably satisfactory to the Required Holders.

            "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, Joint Venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the members of the Governing Body is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof. For purposes of this Agreement, an "Unrestricted Subsidiary" of the Company shall be deemed not to be a "Subsidiary" of the Company.

            "SUBSIDIARY GUARANTEE" means the Subsidiary Guarantee executed and delivered by the existing Domestic Subsidiaries of the Company on the First Closing Date and identified on the signature pages to this Agreement and to be executed and delivered by additional Domestic Subsidiaries of the Company from time to time thereafter in accordance with Section 6.8.

            "SUBSIDIARY GUARANTOR" means any Domestic Subsidiary of the Company that executes and delivers a counterpart of the Subsidiary Guarantee on the First Closing Date or from time to time thereafter pursuant to Section 6.8.

            "SUPPLEMENTAL AGREEMENT" means the Supplemental Agreement substantially in the form of Exhibit E hereto.

            "TAX" OR "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed, including interest, penalties, additions to tax and any similar liabilities with respect thereto.

            "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

            "UNRESTRICTED SUBSIDIARY" means each Subsidiary of the Company designated as such pursuant to and in compliance with Section 7.9. Any such designation may be revoked by a resolution of the Governing Body of the Company delivered to the Noteholders, subject to the provisions of such Section 7.9.

            "USA PATRIOT ACT OF 2001" has the meaning assigned to such term in
Section 5.10C.

            "VOTING STOCK" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the members of the Governing Body, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

      1.2. ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

            Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by the Company to the Noteholders pursuant to clauses
(i), (ii), (iii) and (xii) of Section 6.2 shall be prepared in accordance with GAAP at the time of such preparation) other than an absence of footnotes with respect to financial statements and other information delivered pursuant to clauses (i) and (ii) of Section 6.2 and delivered together with the reconciliation statements provided for in section 6.2(v). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize GAAP on the date of determination, applied in a manner consistent with that used in preparing the financial statements referred to in
Section 5.4. The Company shall deliver to Noteholders at the same time as the delivery of any annual or quarterly financial statements given in accordance with the provisions of Section 6.2, (a) a description in reasonable detail of any material change in the application of accounting principles employed in the preparation of such financial statements from those applied in the most recently preceding quarterly or annual financial statements as to which no objection shall have been made in accordance with the provisions above and (b) a reasonable estimate of the effect on such financial statements on account of such changes in application.

      1.3. OTHER DEFINITIONAL PROVISIONS AND RULES OF CONSTRUCTION.

            A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

            B. References to "Sections" shall be to Sections of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

            C. The use in any of the Purchase Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

            D. Each of the parties hereto acknowledges that (i) it has been represented by counsel in the negotiation and documentation of the terms of this Agreement and other Purchase Documents to be executed on or prior to the First Closing Date, (ii) it has had full and fair opportunity to review and negotiate the terms of this Agreement and such other Purchase Documents,

(iii) this Agreement and such other Purchase Documents have been drafted jointly by all of the parties hereto, and (iv) no Purchaser has any fiduciary relationship with or duty to the Company arising out of or in connection with this Agreement or any of the other Purchase Documents, and the relationship between the Purchasers, on the one hand, and the Company, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Accordingly, each of the parties hereto acknowledges and agrees that the terms of this Agreement shall not be construed against or in favor of another party.

            E. Any reference in this Agreement or any other Purchase Document to any agreement (including any Purchase Document) means such agreement as it may be amended, restated, supplemented or otherwise modified from time to time; (ii) any reference in this Agreement or any other Purchase Document to any law, statute, regulation, rule or other legislative action shall mean such law, statute, regulation, rule or other legislative action as amended, supplemented or otherwise modified from time to time and any successor thereto, and shall include all rules or regulations promulgated thereunder; and (iii) any reference in this Agreement or any other Purchase Document to a Person shall include the permitted successor or assignee of such Person.

SECTION 2. AUTHORIZATION, ISSUANCE AND SALE OF SECURITIES

      2.1. AUTHORIZATION OF ISSUE.

            The Company has authorized the issue and sale of up to $31,750,000 aggregate principal amount of the Notes, each Note to be in the form of Exhibit A hereto, (ii) the Company has authorized the issuance and delivery of up to 3,750,000 shares of Purchased Preferred Stock, each share of Purchased Preferred Stock to be in the form of Exhibit C hereto, and (iii) each Subsidiary Guarantor has authorized the issue of its Subsidiary Guarantee of the Notes, each such Subsidiary Guarantee to be in the form of Exhibit B hereto.

      2.2. PURCHASE AND SALE.

            On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Purchaser, and each Purchaser, acting severally and not jointly, agrees to purchase from the Company, the aggregate principal amount of Notes and the aggregate number of shares of Purchased Preferred Stock, in each case, set forth in Schedules A-1 and A-2 opposite the name of such Purchaser (a) at 100% of the principal amount thereof in the case of the Notes and (b) at $8.00 per share of Purchased Preferred Stock (the "PURCHASE PRICE").

      2.3. CLOSINGS.

            (a) FIRST CLOSING DATE. The purchase and sale of the Initial Notes and the Initial Purchased Preferred Stock pursuant to this Agreement shall occur at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005 at 9:00 a.m., New York City time, on December 30,2003, or such other time as shall be agreed upon by the Purchasers and the Company (such time and date of payment and delivery being herein called the "FIRST CLOSING DATE"). On the First Closing Date, the Company will deliver to each Purchaser the initial Notes and certificates for the Initial Purchased Preferred Stock to be purchased by such Pur-chaser on the First Closing Date, in such denominations as such Purchaser may request, dated the First Closing Date and registered in the name(s) such Purchaser may request, against payment by such Purchaser to the Company or to its order by wire transfer of immediately available funds in the amount of the Purchase Price to be paid by such Purchaser therefor to such bank account or accounts as the Company may request in writing at least two Business Days prior to the First Closing Date.

            (b) SECOND CLOSING DATE. Subject to the terms and conditions set forth herein, including without limitation, this Section 2.3(b), the purchase and sale of the Additional Notes and the Additional Purchased Preferred Stock pursuant to this Agreement shall, if it occurs, occur at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005 at 9:00 am., New York City time, on January 30,2004, or such other time as shall be agreed upon by the Purchasers and the Company (such time and date of payment and delivery being herein called the "SECOND CLOSING DATE"). On the Second Closing Date, if it occurs, the Company will deliver to each Purchaser the Additional Notes and certificates for the Additional Purchased Preferred Stock to be purchased by such Purchaser on the Second Closing Date, if it occurs, in such denominations as such Purchaser may request, dated the Second Closing Date, if it occurs, and registered in the name(s) such Purchaser may request, against payment by such Purchaser to the Company or to its order by wire transfer of immediately available funds in the amount of the Purchase Price to be paid by such Purchaser therefor to such bank account or accounts as the Company may request in writing at least two Business Days prior to the Second Closing Date, if it occurs.

            Notwithstanding anything contained in this Agreement to the contrary, the consummation of the issuance and sale of the Additional Notes and Additional Purchased Preferred Stock on the Second Closing Date, shall, in addition to the other terms and conditions set forth herein, be subject to the receipt by each Purchaser set forth in Schedule A-2 of all consents and authorizations that such Purchaser determines are necessary or advisable in order to consummate such purchase on the Second Closing Date. In the event that any such Purchaser does not obtain such consents or authorizations, (x) no Purchaser shall be obligated to purchase any Additional Notes or Additional Purchased Preferred Stock, and (y) the Purchasers shall not be in default under this Agreement by reason of their failure to purchase the Additional Notes and Additional Purchased Preferred Stock.

      2.4. USE OF PROCEEDS.

            The proceeds from the Notes and the Purchased Preferred Stock shall be applied by the Company as follows: (a) the proceeds from the issuance of Purchased Securities on the First Closing Date shall be used (i) to repay all Indebtedness outstanding to GE Capital under the GE Facility (provided that such payment shall not reduce the committed amounts under the GE Facility); (ii) on the First Closing Date to purchase 4,591,227 shares of the outstanding Common Stock of the Company, representing 22.0% of the outstanding Common Stock of the Company immediately prior to the issuance of the Initial Notes and Initial Purchased Preferred Stock, from David H. Peterson for a purchase price not to exceed $5,875,000 (the "PETERSON REDEMPTION"); (iii) to pay R. Marcelo Claure and David H. Peterson dividends in an aggregate amount not to exceed $2,940,000 (the "FIRST CLOSING DIVIDENDS"); (iv) except as set forth in clause (b) below, to pay expenses incurred in connection with the transactions contemplated by this Agreement; and (v) to the extent the Company elects, repay Indebtedness to Ocean Bank under the Ocean Bank Facility (provided that such payment shall not reduce the committed amounts under the Ocean Bank Facility); and (b) the proceeds from the issuance of Purchased Securities on the Second Closing Date, if it occurs, shall be used to (i) pay the fees and commission incurred in connection with the transactions contemplated by this Agreement and described in
Schedule 5.13 to this Agreement (it being acknowledged that the payment of such fees and commissions is governed by the agreements with the parties disclosed in such Schedule and will be due and owing whether or not the Second Closing Date occurs); and (ii) to the extent the Company elects, repay Indebtedness to Ocean Bank under the Ocean Bank Facility (provided that such payment shall not reduce the committed amounts under the Ocean Bank Facility). The balance of any proceeds remaining after any Closing Date shall be used to fund the working capital needs and for general corporate purposes, in each case, of the Company.

SECTION 3. THE NOTES

      3.1. FORM AND EXECUTION.

            The Notes shall be in the form of Exhibit A hereto. The Notes shall be executed on behalf of the Company by its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile.

            Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them has ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

      3.2. TERMS OF THE NOTES.

            The terms of the Notes shall be as set forth in Exhibit A. Without limiting the foregoing:

            (a) STATED MATURITY. The Stated Maturity of the principal of Notes shall be as provided in Exhibit A.

            (b) INTEREST. The Notes will bear interest on their principal amount and overdue interest as provided in Exhibit A.

      33. DENOMINATIONS.

            The Notes shall be issuable only in registered form without coupons.

      3.4. FORM OF LEGEND FOR THE NOTES.

            Unless otherwise permitted by Section 3.7, every Note issued and delivered hereunder shall bear a legend in substantially the following form:

            THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT IS IN EFFECT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS SECURITY IS SUBJECT TO THE TERMS OF THE PURCHASE AGREEMENT, DATED AS OF DECEMBER 30, 2003 (AS THE SAME MAY BE AMENDED, MODIFIED, RESTATED OR SUPPLEMENTED FROM TIME TO TIME, THE "PURCHASE AGREEMENT"), AMONG BRIGHTSTAR CORP. (THE "THE COMPANY"), THE GUARANTORS NAMED THEREIN AND THE PURCHASERS NAMED THEREIN. A COPY OF SUCH PURCHASE AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.

            THIS INDEBTEDNESS AND OTHER PAYMENT OBLIGATIONS EVIDENCED BY THIS SECURITY IS SUBORDINATED TO THE PRIOR PAYMENT AND SATISFACTION IN CASH OF ALL SENIOR OBLIGATIONS, AS DEFINED IN THE PURCHASE AGREEMENT, TO THE EXTENT, AND IN THE MANNER PROVIDED IN THE PURCHASE AGREEMENT.

      3.5. PAYMENTS AND COMPUTATIONS.

            All payments of interest on the Notes shall, to the extent such payment is not then prohibited under Section 11 hereof, be paid to the persons in whose names such Notes are registered on the Security Register at the close of business on the date fifteen days prior to the related Interest Payment Date (the "REGULAR RECORD DATE") and all payments of principal of the Notes, to the extent such payment is not then prohibited under Section 11 hereof, shall be paid to the persons in whose names such Notes are registered on the applicable repurchase date or at Maturity, as applicable. Subject to Section 3.11, principal on any Note shall be payable only against surrender thereof, while payments of interest on Notes shall be made, in accordance with this Agreement and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person's address appearing on the Security Register or by wire transfer to such account as any Noteholder shall designate by written instructions received by the Company no less than 15 days prior to any applicable Interest Payment Date, which wire instruction shall continue in effect until such time as the Noteholder otherwise notifies the Company or such Noteholder no longer is the registered owner of such Note or Notes.

      3.6. REGISTRATION: REGISTRATION OF TRANSFER AND EXCHANGE.

            (a) SECURITY REGISTER. The Company shall maintain a register (the "SECURITY REGISTER") for the registration or transfer of the Notes. The name and address of the holder of each Note, records of any transfers of the Notes and the name and address of any transferee of a Note shall be entered in the Security Register and the Company shall, promptly upon receipt thereof, update the Security Register to reflect all information received from a Noteholder.

There shall be no more than one Noteholder for each Note, including all beneficial interests therein.

            (b) REGISTRATION OF TRANSFER. Upon surrender for registration of transfer of any Note at the office or agency of the Company, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and like aggregate principal amount.

            (c) EXCHANGE. At the option of the Noteholder, Notes may be exchanged for other Notes, of any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute and deliver the Notes which the Noteholder making the exchange is entitled to receive.

            (d) EFFECT OF REGISTRATION OF TRANSFER OR EXCHANGE. All Notes issued upon any registration of transfer or exchange of Notes shall be the valid Obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Notes surrendered upon such registration of transfer or exchange.

            (e) REQUIREMENTS; CHARGES. Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by the Noteholder thereof or his attorney duly authorized in writing. No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 7.7 not involving any transfer.

      3.7. TRANSFER RESTRICTIONS.

            Subject to the provisions of this Section 3.7 and to the terms of the Stockholders Agreement, (i) any Note may be transferred or assigned, in whole or in part, by the Noteholder of such Note at any time, and from time to time, and (ii) A Noteholder may pledge any or all of the Notes to any commercial bank or other institutional lender. Each transferee or assignee of any Note acknowledges that the Note has not been registered under the Securities Act and may be transferred or assigned only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act. With respect to any transfer or assignment of a Note occurring prior to the second anniversary of the applicable Closing Date on which such Note was issued, such Noteholder shall, if reasonably requested by the Company, request a customary opinion of counsel (which may be internal or external counsel to the Noteholder) that the proposed transfer may be effected without registration under the Securities Act. Counsel shall, as promptly as practicable, notify the Company and the Noteholder of such opinion and of the terms and conditions, if any, to be observed in such transfer, whereupon the Noteholder shall be entitled to transfer such Note (or portion thereof), subject to any other provisions and limitations contained in this Agreement or such Note.

      3.8. MUTILATED, DESTROYED, LOST AND STOLEN NOTES.

            If any mutilated Note is surrendered to the Company, the Company shall execute and deliver in exchange therefor a new Note of the same principal amount and bearing a number not contemporaneously outstanding.

            If there shall be delivered to the Company (a) evidence to its satisfaction of the destruction, loss or theft of any Note and (b) such security or indemnity as may be required by it to save each of it and any agent harmless, then, in the absence of notice that such Note has been acquired by a bona fide purchaser, the Company shall execute and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of a like principal amount and bearing a number not contemporaneously outstanding.

            Upon the issuance of any new Note pursuant to this Section 3.8, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

            Every new Note issued pursuant to this Section 3.8 in lieu of any destroyed, lost or stolen Note shall constitute an original additional Contractual Obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Notes duly issued hereunder.

            The provisions of this Section 3.8 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

      3.9. PERSONS DEEMED OWNERS.

            Prior to due presentment of a Note for registration of transfer, the Company and any agent of the Company may treat the Person in whose name such
Note is registered as the owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company nor any agent of the Company shall be affected by notice to the contrary.

      3.10. CANCELLATION.

            All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Company, be delivered to the Company and shall be promptly canceled by it. The Company shall cancel any Notes previously issued and delivered hereunder which the Company may have reacquired.

      3.11. HOME OFFICE PAYMENT.

            So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in this Agreement or such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, premium, if any, and interest by such method and at such address as such Purchaser shall have from time to time specified to the Com-pany in writing for such purpose (as of the First Closing Date such information is set forth in Schedule A-1), without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation reasonably promptly after any such request to the Company at its principal executive office. Prior to any sale or other disposition of any Note held by any Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 3.6. The Company will af-ford the benefits of this Section 3.11 to any Institutional Investor that is not an Industry Participant (as defined in the Stockholders Agreement), the direct or indirect transferee of any Note by any Purchaser under this Agreement and that has made the same agreement relating to such Note as such Purchaser made in this Section 3.11.

SECTION 4. CONDITIONS TO CLOSING

            Each Purchaser's several obligation to purchase and pay for the Purchased securities to be purchased by it on the applicable Closing Date is subject to the satisfaction or waiver by each Purchaser prior to or on such Closing Date of each of the conditions specified below in this Section 4.

      4.1. CREDIT PARTY DOCUMENTS.

            On or before each Closing Date, the Company shall, and shall cause each other Credit Party to, deliver to the Purchasers the following with respect to the Company or such Credit Party, as the case may be and to the extent applicable, each, unless otherwise noted, dated such Closing Date:

            (i) Copies of the Organizational Documents of each Credit Party, certified by the Secretary of State of its jurisdiction of organization or, if such document is of a type that may not be so certified, certified by the secretary or similar Officer of the Company, together with a good standing certificate from the Secretary of State of its jurisdiction of organization and each other state in which such Credit Party is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to such Closing Date;

            (ii) Resolutions of the Governing Body of each Credit Party approving and authorizing the execution, delivery and performance of the Purchase Documents to which it is a party, certified AS of such Closing Date by the secretary or similar Officer of such Credit Party as being in full force and effect without modification or amendment;

            (iii) Signature and incumbency certificates of the Officers of each Credit Party executing the Purchase Documents to which it is a party;

            (iv) Executed originals of the Purchase Documents to which each Credit Party is a party; and

            (v) Such other documents as the Purchasers may reasonably request.

      4.2. NO MATERIAL ADVERSE EFFECT.

            Since December 31, 2002, no Material Adverse Effect (in the sole opinion of the Purchasers) shall have occurred.

      4.3. CORPORATE AND CAPITAL STRUCTURE.

            (i) CORPORATE STRUCTURE. The corporate organizational structure, capital structure, ownership and jurisdiction of organization of the Company, both before and after giving effect to the transactions contemplated herein, shall be as set forth on Schedule 4.3(i) annexed hereto.

            (ii) MANAGEMENT; EMPLOYMENT CONTRACTS. The management structure of the Company after giving effect to the transactions contemplated herein shall be as set forth on Schedule 4.3(ii) annexed hereto, and the Purchasers shall have received copies of, and shall be satisfied with the form and substance of, any and all employment contracts with senior management of the Company.

      4.4. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS.

            The representations and warranties in Section 5 hereof are true, correct and complete in all material respects on and as of such Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that the Company has performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before such Closing Date except as otherwise disclosed to and agreed to in writing by the Purchasers; provided that where a representation and warranty, covenant or condition is qualified as to materiality, such materiality qualifier shall be disregarded for purposes of this condition.

      4.5. FINANCIAL STATEMENTS; PRO FORMA FINANCIAL STATEMENTS.

            On or before the First Closing Date, the Purchasers shall have received from the Company (i) audited financial statements of the Company and the Company's Subsidiaries for Fiscal Years ended December 31, 2001 and December 31, 2002, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Years, (ii) unaudited financial statements of the Company and the Company's Subsidiaries as at September 30, 2003 and September 30,2002, consisting of balance sheets and the related consolidated statements of income and stockholders' equity for the nine-month periods ending on such dates, all in reasonable detail and certified by the chief financial officer of the Company that they fairly present the financial condition of the Company and the Company's Subsidiaries as at the dates indicated and the results of their operations for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and
(iii) a pro forma estimated consolidated balance sheet of the Company and the Company's Subsidiaries as at the First Clos-ing Date and reflecting the consummation of the transactions contemplated herein, which pro forma balance sheet shall be in form and substance satisfactory to the Purchasers.

      4.6. OPINIONS OF COUNSEL TO CREDIT PARTIES AND PURCHASERS.

            The Purchasers shall have received originally executed copies of one or more favorable written opinions of (i) Kirkpatrick & Lockhart LLP, counsel for the Company and the Company's Subsidiaries, in form and substance reasonably satisfactory to the Purchasers and their counsel, addressed to the Purchasers, dated as of each Closing Date and setting forth substantially the matters in the opinions designated in Exhibit G annexed hereto and as to such other matters as the Purchasers may reasonably request (this Purchase Agreement constituting a written request by the Company to such counsel to deliver such opinions to the Purchasers) and (ii) of Cahill Gordon & Reindel LLP, counsel for the Purchasers, addressed to the Purchasers dated as of the First Closing Date, as to such matters as the Purchasers and such counsel may agree upon.

      4.7. NECESSARY GOVERNMENT AUTHORIZATIONS AND CONSENTS; EXPIRATION OF WAITING PERIODS, ETC.

            The Company shall have obtained all Governmental Authorizations and all consents of other Persons, including consents substantially in the forms of Exhibit I, Exhibit J and Exhibit K, in each case that are necessary or reasonably advisable in connection with the transactions contemplated by the Purchase Documents and the Related Agreements and the continued operation of the business conducted by the Company and the Company's Subsidiaries in substantially the same manner as conducted prior to the First Closing Date. Each such Governmental Authorization and consent shall be in full force and effect, except in a case where the failure to obtain or maintain a Governmental Authorization or consent, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Purchase Documents and the Related Agreements. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable Government Authority to take action to set aside its consent on its own motion shall have expired.

      4.8. COMPLETION OF PROCEEDINGS.

            All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by the Purchasers and their counsel shall be satisfactory in form and substance to the Purchasers and such counsel, and the Purchasers and such counsel shall have received all such counterpart originals or certified copies of such documents as the Purchasers may reasonably request.

      4.9. SOLVENCY ASSURANCES.

            On the First Closing Date, the Purchasers shall have received an Officer's Certificate of the Company dated the First Closing Date, substantially in the form of Exhibit H annexed hereto and with appropriate attachments, in each case demonstrating that, after giving effect to the consummation of the transactions contemplated by the Purchase Documents, the Company and each Subsidiary Guarantor and the Company and the Subsidiary Guarantors, taken as a whole, will be Solvent.

      4.10. STOCKHOLDERS AGREEMENT.

            The Stockholders Agreement shall have been executed and delivered by the parties thereto.

      4.11. MANAGEMENT RIGHTS AGREEMENTS.

            On or prior to the First Closing Date, the Management Rights Agreements shall have been executed and delivered by the parties thereto.

      4.12. PRIVATE PLACEMENT NUMBERS.

            On or prior to the First Closing Date, the Company shall have requested and received from S&P a private placement number for each of the Notes, the Purchased Preferred Stock and the Common Stock of the Company.

      4.13. SIMULTANEOUS PURCHASE.

            Each of the Purchasers will simultaneously purchase the Purchased Securities to be purchased by such Purchaser on such Closing Date.

      4.14. OTHER REQUESTS.

            The Company shall have delivered such other certificates or documents that the Purchasers shall reasonably request, in form and substance satisfactory to the Purchasers.

      4.15. PETERSON REDEMPTION

            Concurrently with the receipt of the proceeds received on the First Closing Date, the Company shall consummate the Peterson Redemption.

SECTION 5. THE COMPANY'S REPRESENTATIONS AND WARRANTIES

            In order to induce the Purchasers to enter into this Agreement, the Company represents and warrants to each Purchaser as of the date hereof and as of each Closing Date:

      5.1. ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND SUBSIDIARIES.

            A. ORGANIZATION AND POWERS. Each of the Company and the Company's Subsidiaries is a corporation, partnership, trust or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as specified in Schedule 5.1 annexed hereto. Each of the Company and the Company's Subsidiaries has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Purchase Documents and the Related Agreements to which it is a party and to carry out the transactions contemplated thereby.

            B. QUALIFICATION AND GOOD STANDING. Each of the Company and its Subsidiaries is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and could not reasonably be expected to result in a Material Adverse Effect.

            C. SUBSIDIARIES. All of the Subsidiaries of the Company as of the First Closing Date and their jurisdictions of organization are identified in
Schedule 5.1 annexed hereto. The Capital Stock of the Company and each of the Subsidiaries of the Company identified in Schedule 5.1 annexed hereto is duly authorized, validly issued, fully paid and nonassessable and none of such Capital Stock constitutes Margin Stock. Each of the Subsidiaries of the Company identified in Schedule 5.1 annexed hereto is a corporation, partnership, trust or limited liability company duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization set forth therein, has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, to enter into the Purchase Documents to which it is a party and to carry out the transactions contemplated thereby, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such power and authority has not had and could not reasonably be expected to result in a Material Adverse Effect. Schedule 5.1 annexed hereto correctly sets forth, as of the First Closing Date, the ownership interest of the Company and each of the Company's Subsidiaries in each of the Subsidiaries of the Company identified therein.

      5.2. AUTHORIZATION OF BORROWING, ETC.

            A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Purchase Documents and the Related Agreements have been duly authorized by all necessary action on the part of the Company and the Company's Subsidiaries that are a party thereto.

            B. NO CONFLICT. The execution, delivery and performance by the Company and the Company's Subsidiaries of the Purchase Documents and the Related Agreements to which they are parties and the consummation of the transactions contemplated by the Purchase Documents and the Related Agreements do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Company or any of the Company's Subsidiaries, the Organizational Documents of the Company or any of the Company's Subsidiaries or any order, judgment or decree of any court or other Government Authority binding on the Company or any of the Company's Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Company or any of the Company's Subsidiaries the violation of which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Company or any of the Company's Subsidiaries, or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of the Company or any of the Company's Subsidiaries, except for such approvals or consents which will be obtained on or before the First Closing Date and disclosed in writing to the Purchasers.

            C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by the Company and the Company's Subsidiaries of the Purchase Documents and the Related Agreements to which they are parties and the consummation of the transactions contemplated by the Purchase Documents and the Related Agreements do not and will not require any Governmental Authorization, except as have been obtained.

            D. BINDING OBLIGATION. Each of the Purchase Documents and the Related Agreements has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding Obligation of such Person, enforceable against such Person in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

            E. COMPLIANCE WITH LAWS. The Company and the Company's Subsidiaries are in compliance with all presently existing applicable statutes, laws, regulations, rules, ordinances and orders of any kind whatsoever (including, without limitation, any zoning and building laws or ordinances, subdivision laws or ordinances, any Environmental Laws or any presently existing rules, regulations or orders of any Government Authority), and with all present existing covenants and restrictions of record relating to the use and occupancy of any of their respective properties, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

      5.3. CAPITALIZATION.

            (a) SHARES OUTSTANDING. as of the First Closing Date, the authorized Capital Stock of the Company will consist solely of 50,000,000 shares of its Common Stock, par value $0.0001 per share, of which 20,869,213 shares will be issued and outstanding, and 5,000,000 shares of its preferred stock, par value $0.0001 per share, of which 3,750,000 have been designated Senior Cumulative Convertible Preferred Stock, Series A, pursuant to the Certificate of Designation, none of which are issued and outstanding. No shares of any class of the Capital Stock of the Company were held by the Company in its treasury or by the Company's Subsidiaries. Since December 31, 2002, the Company (i) has not issued any shares of any class of its Capital Stock and (ii) other than the forward stock split consummated on December 29, 2003 in connection with the transactions contemplated by this Agreement, has not split, combined or reclassified any of its shares of any class of its Capital Stock. All the issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable and are free of preemptive rights and the Purchased Preferred Stock has been duly authorized and, when issued in accordance with this Agreement, the Certificate of Designation and the certificate of incorporation, will be validly issued, fully paid, nonassessable and free of preemptive rights. The Company has duly reserved for issuance a sufficient number of shares of Common Stock for issuance upon exercise of the Purchased Securities at the initial conversion rate thereof. Upon conversion of the Purchased Securities, the Conversion Shares shall have been duly authorized, validly issued, fully paid an nonassessable and will be free of preemptive rights.

            (b) OTHER SECURITIES.

            (i) There are no securities of the Company or any of its Subsidiaries that are convertible into or exchangeable for shares of any Capital Stock of the Company or any of its Subsidiaries, and no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company or any of its Subsidiaries to issue, transfer or sell any shares of Capital Stock of, or other interests in, the Company or any of its Subsidiaries;

            (ii) There are no outstanding Obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Capital Stock of the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries has any awards or options outstanding under any stock option plans or agreements or any other outstanding stock-related awards;

            (iii) After the First Closing Date, neither the Company nor any of its Subsidiaries will have any obligation to issue, transfer or sell any shares of Capital Stock of the Company or its Subsidiaries;

            (iv) Except as set forth on Schedule 5.3(b)(iv), there are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the holding, voting or disposing of Capital Stock of the Company or any of its Subsidiaries; and

            (v) As of the First Closing Date, neither the Company nor any of its Subsidiaries will have any outstanding bonds, debentures, notes or other Obligations or other securities (other than the Common Stock) that entitle the holders thereof to vote with the stockholders of the Company or any of its Subsidiaries on any matter or which are convertible into or exercisable for securities having such a right to vote.

      5.4. FINANCIAL CONDITION.

            The Company has heretofore delivered to the Purchasers, at the Purchasers' request, the financial statements and information required to be delivered pursuant to Section 4.6. All such statements were prepared in conformity with GAAP and fairly present, the financial position (on a consolidated and, where applicable, consolidating basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Neither the Company nor any of the Company's Subsidiaries has (and will not have following the issuance of the Notes) any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that, as of the First Closing Date, is not reflected in the foregoing financial statements or the notes thereto or arose in the ordinary course of business since that date and could not be reasonably expected to result in a Material Adverse Effect and that, in any such case, is material in relation to the business, results of operation, assets, liabili-ties, condition (financial or otherwise) or prospects of the Company and the Company's Subsidiaries taken as a whole.

      5.5. NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS.

            Since December 31, 2002, no event or change has occurred that has resulted in or evidences, either in any case or in the aggregate, a Material Adverse Effect. Since December 31, 2002, neither the Company nor any of the Company's Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by Section 7.5.

      5.6. TITLE TO PROPERTIES; LIENS; REAL PROPERTY; INTELLECTUAL PROPERTY.

            A. TITLE TO PROPERTIES; LIENS. The Company and the Company's Subsidiaries have (i) good, sufficient and legal title to, (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in Section 5.4 or in the most recent financial statements delivered pursuant to Section 6.2, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 7.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

            B. REAL PROPERTY. As OF the First Closing Date, Schedule 5.6B annexed hereto contains a true, accurate and complete list of (i) all fee interests in any Real Property Assets and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset, regardless of whether the Company or any of the Company's Subsidiaries is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as set forth on
Schedule 5.6B, each agreement listed in Schedule 5.6B pursuant to clause (ii) of the immediately preceding sentence is in full force and effect, there is no default by the Company or any of the Company's Subsidiaries thereunder, and the Company does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

            C. INTELLECTUAL PROPERTY. As of the First Closing Date, the Company and the Company's Subsidiaries own or have the right to use all Intellectual Property used in or necessary to the conduct of their business, except as set forth on Schedule 5.6C or where the failure to own or have such right to use, individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 5.6C, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company know of any valid basis for any such claim except for such claims that individually or in the ag-gregate could not reasonably be expected to result in a Material Adverse Effect. The use of such Intellectual Property by the Company and the Company's Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All federal and state and all foreign registrations of and applications for Intellectual Property, and all unregistered Intellectual Property, that are owned or licensed by the Company or any of the Company's Subsidiaries on the First Closing Date and are material to the conduct of business of the Company and the Company's Subsidiaries are described on Schedule 5.6C annexed hereto.

      5.7. LITIGATION; ADVERSE FACTS.

            A. LITIGATION. Except as set forth in Schedule 5.7A annexed hereto, there are no Proceedings (whether or not purportedly on behalf of the Company or any of the Company's Subsidiaries) at law or in equity, or before or by any court or other Government Authority (including any Environmental Claims) that are pending or, to the knowledge of the Company or any of the Company's Subsidiaries, threatened against or affecting the Company or any of the Company's Subsidiaries or any property of the Company or any of the Company's Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of the Company's Subsidiaries (i) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or other Government Authority, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

            B. LAND USE PROCEEDINGS. As of the each Closing Date, there are no pending condemnation, zoning or other land use Proceedings or special assessment Proceedings with respect to the Real Property Assets or the use thereof, and neither the Company nor any of the Company's Subsidiaries has received written notice from any Government Authority threatening any such Proceeding. After each Closing Date, there are no pending condemnation, zoning or other land use Proceedings or special assessment Proceedings with respect to the Real Property Assets or the use thereof that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any of the Company's Subsidiaries has received written notice from any Government Authority threatening any such proceeding.
No Credit Party has entered into any agreements or commitments with any Government Authority that will be binding on the Real Property Assets after each Closing Date and that would (i) materially affect the operations of or the entitlements applicable to such property, (ii) require the owner of such property to make improvements to such property or make dedications or off-site improvements for the benefit of adjoining properties, or (iii) make additional expenditures with respect to the operation of the Real Property Assets.

      5.8. PAYMENT OF TAXES.

            Except to the extent permitted by Section 6.4, all tax returns and reports of the Company and the Company's Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon the Company and the Company's Subsidiaries and upon their respective properties, assets, income, businesses and franchises that are due and payable have been paid when due and payable, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor. The Company knows of no proposed tax assessment against the Company or any of the Company's Subsidiaries that is not being actively contested by the Company or such Subsidiary in good faith and by appropriate proceedings and that could reasonably be expected to have a Material Adverse Effect.

      5.9. PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS; MATERIAL CONTRACTS.

            A. Neither the Company nor any of the Company's Subsidiaries is in default in the performance, observance or fulfillment of any of the Obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            B. Neither the Company nor any of the Company's Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

            C. Schedule 5.9 contains a true, correct and complete list of all the Material Contracts in effect on the First Closing Date. All such Material Contracts are in full force and effect and no defaults currently exist thereunder, except for defaults that, individually or in the aggregate, could not reasonably be deemed to have a Material Adverse Effect.

      5.10. GOVERNMENT REGULATION, OFAC; PATRIOT ACT; FOREIGN CORRUPT PRACTICES ACT.

            A. GOVERNMENTAL REGULATION. Neither the Company nor any of the Company's Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or that may otherwise render all or any portion of the Obligations hereunder unenforceable.

            B. OFAC. Neither the extensions of credit to the Company hereunder nor the use of the respective proceeds thereof, shall cause any Purchaser to violate the U.S. BANK Secrecy Act, as amended, and any applicable regulations thereunder or any of the sanctions programs administrated by the Office of Foreign Assets Control ("OFAC") of the United States Department of Treasury, any regulations promulgated thereunder by OFAC or under any affiliated or successor governmental or quasi-governmental office, bureau or agency and any enabling legislation or executive order relating thereto. Without limiting the foregoing, neither the Company nor any of its Affiliates (a) is or will become a person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the "EXECUTIVE ORDER"), (b) engages or will engage in any dealings or transactions prohibited by Section 2 of the Executive Order, or be otherwise associated with any such person in any manner violative of Section 2, or (c) is or will otherwise become a person on the list of Specially Designated Nationals and Blocked Persons ("SDN LIST") or subject to the limitations or prohibitions under any other OFAC regulation or executive order ("PROHIBITED PERSONS").

            C. PATRIOT ACT; FOREIGN CORRUPT PRACTICES ACT. The Company and each of the Company's Subsidiaries are in compliance, in all material respects, with the Uniting And Strengthening of America By Providing the Appropriate Tools Required To Intercept And Obstruct Terrorism Act of 2001 (the "USA PATRIOT ACT OF 2001"). No part of the extensions of credit hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

      5.11. SECURITIES ACTIVITIES.

            A. Neither the Company nor any of the Company's Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

            B. Following application of the proceeds of the Purchased Securities, not more than 25% of the value of the assets (either of the Company only or of the Company and the Company's Subsidiaries on a consolidated basis) subject to the provisions of Sections 7.2 and 7.7 and subject to any restriction contained in any agreement or instrument, between the Company and any Noteholder or any Affiliate of any Noteholder, relating to Indebtedness and within the scope of Section 8.2, will be Margin Stock.

      5.12. EMPLOYEE BENEFIT PLANS.

            A. The Company, each of the Company's Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations there-under with respect to each Employee Benefit Plan, and have performed all their Obligations under each Employee Benefit
Plan, except where any failures to comply or perform, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            B. No ERISA Event has occurred or is reasonably expected to occur which, either individually or when aggregated with other ERISA Events, could reasonably be expected to result in a Material Adverse Effect.

            C. Except to the extent required under Section 4980B of the Internal Revenue Code, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Company, any of the Company's Subsidiaries or any of their respective ERISA Affiliates that have or could reasonably be expected to have a Material Adverse Effect.

            D. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), would not result in a Material Adverse Effect if such Pension Plans were terminated as of that date.

            E. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the liability of the Company, the Company's Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such liability for A complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221
(e) of ERISA, would not result in a Material Adverse Effect if the Company, the Company's Subsidiaries and their respective ERISA Affiliates all withdrew from such Multiemployer Plans as of such date.

            F. The execution and delivery of this Agreement and the issuance and sale of the Notes to the CIGNA Entities hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)
(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(F) is made in reliance upon and subject to the accuracy of the Purchasers' representation in Section 5A(f) as to the sources of the funds used to pay the purchase price of the Notes to be purchased by the Purchasers.

      5.13. CERTAIN FEES AND AGREEMENT.

            Except as set forth in Schedule 5.13, no broker's or finder's fee or commission or any other fees will be payable by any Credit Party with respect to this Agreement or any of the transactions contemplated by the Purchase Documents, and the Company hereby indemnifies the Purchasers and Noteholders against, and agrees that it will hold the Purchasers and Noteholders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

      5.14. ENVIRONMENTAL PROTECTION.

            (i) Neither the Company nor any of the Company's Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity;

            (ii) neither the Company nor any of the Company's Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, compensation, and Liability Act (42 U.S.C. Section 9604) or any comparable state law;

            (iii) there are and, to the Company's knowledge, have been no conditions, occurrences, or Hazardous Materials Activities that could reasonably be expected to form the basis of an Environmental Claim against the Company or any of the Company's Subsidiaries except for such Environmental Claim that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

            (iv) neither the Company nor any of the Company's Subsidiaries nor, to the Company's knowledge, any predecessor of the Company or any of the Company's Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of the Company's or any of the Company's Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent, in each case in a manner that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

            (v) the Company employs management personnel who are responsible for environmental, health and safety matters for its and each of the Company's Subsidiaries' operations, to the extent such matters involve Environmental
Laws, that (a) are knowledgeable in the requirements of Environmental Laws applicable to the Company's and its Subsidiaries', if any, operations, (b) from time to time retain environmental consultants to aid in ensuring any known or potential incidents of non-compliance with Environmental Laws are corrected and
(c) provide training to employees in compliance with applicable worker health and safety requirements;

            (vi) compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse
Effect. Nothing in this Section 5.14 to the contrary, no event or condition has occurred or is occurring with respect to the Company or any of the Company's Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse
Effect;

            (vii) to the Company's and each of its Subsidiary's knowledge, all Facilities and all operations of the Company and the Company's Subsidiaries are in compliance, and have in the last five years been in compliance, with Environmental Laws except where failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; and

            (viii) no judicial proceeding or action by any Government Authority is pending, or to the knowledge of the Company and each of the Company's Subsidiaries, threatened, under any Environmental Law to which the Company or any of the Company's Subsidiaries is or will be named as a party.

      5.15. EMPLOYEE MATTERS.

            There are no collective bargaining agreements covering the employees of the Company and the Company's Subsidiaries that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
There is no strike or work stoppage in
existence or threatened involving the Company or any of the Company's Subsidiaries that could reasonably be expected to result in a Material Adverse Effect, and there are no strikes or walkouts in progress, pending or to the Company's knowledge contemplated relating to any labor contracts to which the Company or any of the Company's Subsidiaries is a party, relating to any labor contracts being negotiated, or otherwise that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

      5.16. SOLVENCY.

            Each Credit Party is and, upon the incurrence of any Obligations by such Credit Party on any date on which this representation is made, will be, Solvent. The Company and the Company's Subsidiaries taken as a whole are and, upon the incurrence of any Obligations by the Company and the Company's Subsidiaries taken as a whole on any date on which this representation is made, will be, Solvent.

      5.17. DISCLOSURE.

            No representation or warranty of the Company or any of the Company's Subsidiaries contained in any Purchase Document, Related Agreement or in any other document, certificate or written statement or information furnished to the Purchasers by or on behalf of the Company or any of the Company's Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to the Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made, it being recognized by the Purchasers that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to the Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to the Purchasers for use in connection with the transactions contemplated hereby.

      5.18. PROCEEDS OF NOTES.

            The proceeds of the Purchased Securities will be used solely by the Company for the purposes set forth in Section 2.4.

      5.19. PRIVATE OFFERING; NO INTEGRATION OR GENERAL SOLICITATION.

            (a) It is not necessary in connection with the offer, sale and delivery of the Purchased Securities to the Purchasers pursuant to this Agreement to register the Purchased Securities under the Securities Act.

            (b) No Credit Party has, directly or indirectly, offered, sold or solicited any offer to buy and will not, directly or indirectly, offer, sell or solicit any offer to buy, any security of a type or in a manner which would be integrated with the sale of the Purchased Securities and require the Purchased Securities to be registered under the Securities Act. No Credit Party, its Affiliates or any person acting on its or any of their behalf (other than the Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the offering of the Purchased Securities.

SECTION 5A. THE PURCHASERS' REPRESENTATIONS AND WARRANTIES

            In order to induce the Company to enter into this Agreement, each Purchaser severally represents and warrants to the Company as of the date hereof and as of each Closing Date:

      5A(1). ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND
             SUBSIDIARIES.

            (a) ORGANIZATION AND POWERS. Such Purchaser is a corporation, partnership, trust or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Such Purchaser has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and AS proposed to be conducted, to enter into the Purchase Documents and the Related Agreements to which it is a party and to carry out the transactions contemplated thereby.

            (b) QUALIFICATION AND GOOD STANDING. Such Purchaser is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and could not reasonably be expected to result in a Material Adverse Effect.

      5A(2). AUTHORIZATION OF PURCHASING, ETC.

            (a) AUTHORIZATION OF PURCHASING. Except with respect to purchase of the Additional Notes and Additional Purchased Preferred Stock by the Purchasers identified on Schedule A-2, the execution, delivery and performance of the Purchase Documents and the Related Agreements have been duly authorized by all necessary action on the part of such Purchaser.

            (b) NO CONFLICT. The execution, delivery and performance by such Purchaser of the Purchase Documents and the Related Agreements to which it is party and the consummation of the transactions contemplated by the Purchase Documents and the Related Agreements do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to such Purchaser, the Organizational Documents of such Purchaser or any order, judgment or decree of any court or other Government Authority binding on such Purchaser,
(ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) A default under any Contractual Obligation of such Purchaser the violation of which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Purchaser, or (iv) except with respect to purchase of the Additional Notes and Additional Purchased Preferred Stock by the Purchasers identified on Schedule A-2, require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of such Purchaser, except for such approvals or consents which will be obtained on or before the First Closing Date and disclosed in writing to the Company.

            (c) GOVERNMENTAL CONSENTS. The execution, delivery and performance by such Purchaser of the Purchase Documents and the Related Agreements to which it is party and the consummation of the transactions contemplated by the Purchase Documents and the Related Agreements do not and will not require any Governmental Authorization, except as have been obtained.

            (d) BINDING OBLIGATION. Except with respect to purchase of the Additional Notes and Additional Purchased Preferred Stock by the Purchasers identified on Schedule A-2, Each of the Purchase Documents and the Related Agreements has been duly executed and delivered by such Purchaser that is a party thereto and is the legally valid and binding obligation of such Person, enforceable against such Person in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

            (e) COMPLIANCE WITH LAWS. Such Purchaser is in compliance with all presently existing applicable statutes, laws, regulations, rules, ordinances and orders of any kind whatsoever (including, without limitation, any zoning and building laws or ordinances, subdivision laws or ordinances, any Environmental Laws or any presently existing rules, regulations or orders of any Government Authority), and with all present existing covenants and restrictions of record relating to the use and occupancy of any of their respective properties, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

      5A(3). PRIVATE PLACEMENT.

            (a) Such Purchaser is acquiring the Purchased Securities for its own account for investment and not with a view to any distribution thereof within the meaning of the Securities Act.

            (b) Such Purchaser understands that (i) the Purchased Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act; and (ii) the Purchased Securities may not be sold unless such disposition is registered under the Securities Act or is exempt from registration thereunder.

            (c) Such Purchaser further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Purchaser) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

            (d) Such Purchaser did not employ any broker or finder in connection with the transactions contemplated in this Agreement.

            (e) Such Purchaser is an "Accredited Investor" (as defined in Rule 501(a) under the Securities Act).

            (f) At least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by it to pay the purchase price of the Purchased Securities to be purchased by it hereunder:

            A. the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

            B. the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as it has disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

            C. the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of PART V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (G) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (C);or

            D. the Source is a governmental plan; or

            E. the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (E); or

            F. the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

SECTION 6. THE COMPANY'S AFFIRMATIVE COVENANTS

            The Company and the Subsidiary Guarantors jointly and severally covenant and agree with each Purchaser and each Noteholder that until the principal amount of (and premium, if any, on) all the Notes, and all interest and other Obligations hereunder in respect thereof, shall have been paid in full:

      6.1. PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

            The Company shall duly and punctually pay the principal of (and premium, if any, on) and all interest on the Notes in accordance with the terms of the Notes and this Agreement.

            The Company shall pay interest on overdue principal (including post-petition interest on a proceeding under any Bankruptcy Law), and interest on overdue interest, to the extent lawful, at the rate specified in the Notes.

      6.2. FINANCIAL STATEMENTS AND OTHER REPORTS.

            The Company will maintain, and cause each of the Company's Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. The Company will deliver to each Noteholder:

            (i) Monthly Financials: as soon as available and in any event within 30 days after the end of each month, the consolidated and consolidating balance sheets of the Company and the Company's Subsidiaries as at the end of such fiscal period and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of the Company and the Company's Subsidiaries for such fiscal period and for the period from the beginning of the then current Fiscal Year to the end of such fiscal period, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous
      Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared for such fiscal period, all in reasonable detail and certified by the chief financial officer of the Company that they fairly present, in all material respects, the financial condition of the Company and the Company's Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

            (ii) Quarterly Financials: as soon as available and in any event within 45 days after the end of each Fiscal Quarter, (a) the consolidated and consolidating balance sheets of the Company and the Company's Subsidiaries AS at the end of such Fiscal Quarter and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of the Company and the Company's Subsidiaries for such Fiscal Quarter and for the period from the beginning of then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of the Company that they fairly present, in all material respects, the financial condition of the Company and the Company's Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report describing the operations of the Company and the Company's Subsidiaries in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter;

            (iii) Year-End Financials: as soon as available and in any event within 90 days after the end of each Fiscal Year, (a) the consolidated and consolidating balance sheets of the Company and the Company's Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of the Company and the Company's Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of the Company that they fairly present, in all material respects, the financial condition of the Company and the Company's Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of the Company and the Company's Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year, and (c) in the case of such consolidated financial statements, a report thereon of a nationally recognized accounting firm or other independent certified public accountants of recognized national standing selected by the Company and satisfactory to the Required Holders, which report shall be unqualified, shall express no doubts, assumptions or qualifications concerning the ability of the Company and the Company's Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Company and the Company's Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

            (iv) Officer and Compliance Certificates: together with each delivery of financial statements of the Company and the Company's Subsidiaries pursuant to subdivisions (ii) and (iii) above, (a) an Officer's Certificate of the Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Company and the Company's Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed, and that the signers do not have knowledge of, the existence of any condition or event that constitutes an Event of Default or Potential Event of Default, at the end of or, with respect to any Event of Default or Potential Event of Default other than under
      Section 8.3 in respect of a violation of Section 7.6, during the accounting period covered by such financial statements or as of the date of such Officer's Certificate, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period;

            (v) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in Section 5.4, the consolidated and consolidating financial statements of the Company and the Company's Subsidiaries delivered pursuant to subdivisions (ii), (iii) or
      (xii) of this Section 6.2 will differ in any material respect from the consolidated and consolidating financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (ii), (iii) or
      (xii) of this Section 6.2 following such change, consolidated and consolidating financial statements of the Company and the Company's Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (2) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis AS if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (ii), (iii) or (xii) of this Section 6.2 following such change, if required pursuant to Section 1.2, a written statement of the chief accounting officer or chief financial officer of the Company setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in Section 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

            (vi) Accountants' Certification: together with each delivery of consolidated and consolidating financial statements of the Company and the Company's Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating whether, in connection with their audit examination, any condition or event that constitutes noncompliance with
      Section 7.6 as they relate to accounting matters has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such noncompliance that would not be disclosed in the course of their audit examination, and (b) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (a) of subdivision (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

            (vii) Accountants' Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to the Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of the Company and the Company's Subsidiaries made by such accountants, including any final comment letter submitted by such accountants to management in connection with their annual audit;

            (viii) SEC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its Security holders or by any Subsidiary of the Company to its Security holders other than the Company or another Subsidiary of the Company, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by the Company or any of the Company's Subsidiaries with any securities exchange or with the Commission or any Government Authority or private regulatory authority, and (c) all press releases and other statements made available generally by the Company or any of the Company's Subsidiaries to the public concerning material developments in the business of the Company or any of the Company's Subsidiaries;

            (ix) Litigation or Other Proceedings: (a) promptly upon, but in any event within five Business Days after, any officer of the Company obtaining knowledge of (1) the institution of, or non-frivolous threat of, any Proceeding against or affecting the Company or any of the Company's Subsidiaries or any property of the Company or any of the Company's Subsidiaries not previously disclosed in writing by the Company to the Noteholders or (2) any material development in any Proceeding that, in the case of any of (1) or (2):

                  (X) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or

                  (y) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

      written notice thereof together with such other information as may be reasonably available to the Company to enable the Noteholders and their counsel to evaluate such matters; and (b) within twenty days after the end of each Fiscal Quarter, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, the Company or any of the Company's Subsidiaries equal to or greater than $250,000 and promptly after request by the Required Holders such other information as may be reasonably requested by the Required Holders to enable the Noteholders and their counsel to evaluate any of such Proceedings;

            (x) ERISA Events: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event which could reasonably be expected to result in a Material Adverse Effect, a written notice specifying the nature thereof, what action the Company, any of the Company's Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

            (xi) ERISA Notices: with reasonable promptness, copies of (a) each Schedule B (Actuarial Information) to the annual report (Form 5500
      Series) filed by the Company, any of the Company's Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan as the Required Holders reasonably request; (b) all notices received by the Company, any of the Company's Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event which could reasonably be expected to result in a Material Adverse Effect; and (c) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as the Required Holders shall reasonably request;

            (xii) Financial Plans: as soon as practicable and in any event no later than (x) February 15, 2004 in the case of Fiscal Year 2004 and (y) 30 days after the beginning of each Fiscal Year commencing with Fiscal Year 2005, a consolidated plan and financial forecast for such Fiscal Year (the "FINANCIAL PLAN" for such Fiscal Year), including (a) projected consolidated and consolidating balance sheets and projected consolidated and consolidating statements of income and cash flows of the Company and the Company's Subsidiaries for such Fiscal Year, together with pro forma Compliance Certificates for such Fiscal Year and an explanation of the assumptions on which such forecasts are based, (b) projected consolidated and consolidating statements of income and cash flows of the Company and the Company's Subsidiaries for each month of such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based,
      (c) the amount of projected unallocated overhead for such Fiscal Year, and
      (d) such other information and projections as the Required Holders may reasonably request;

            (xiii) New Subsidiaries: promptly upon any Person becoming a Subsidiary of the Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of the Company and (b) all of the data required to be set forth in Schedule 5.1 annexed hereto with respect to all Subsidiaries of the Company (it being understood that such written notice shall be deemed to supplement Schedule
      5.1 annexed hereto for all purposes of this Agreement);

            (xiv) Employment Contracts: promptly, and in any event within ten Business Days after any employment contract with an Officer, director or senior manager of the Company or any of the Company's Subsidiaries is terminated or amended in a manner that is materially adverse to the Company or such Subsidiary, as the case may be, or any new employment contract is entered into with an Officer, director or senior manager of the Company or any of the Company's Subsidiaries, a written statement describing such event with copies of such material amendments or new contracts, and an explanation of any actions being taken with respect thereto;

            (xv) Events of Default, etc.: promptly upon, and within ten Business Days after, any officer of the Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Noteholder has given any notice or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to the Company or any of the Company's Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 8.2, (c) of any resignation or dismissal of the Company's independent accountant, (d) of any Change of Control or other event requiring a prepayment of principal on any Subordinated Indebtedness, (e) of any individual or series of related Asset Sales or issuances of Capital Stock aggregating in excess of $250,000, or (f) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action the Company has taken, is taking and proposes to take with respect thereto;

            (xvi) Corporate Matters: with reasonable promptness, written notice of (1) any change in the composition of the Governing Body of any of the Company or any of the Company's Subsidiaries, and (2) any change in the executive Officers of the Company or any of the Company's Subsidiaries;

            (xvii) Telephonic Conference: Within five Business Days after the delivery of the financial statements referred to in paragraphs (i), (ii),
      (iii) and (xii) above, the Chief Financial Officer of the Company shall participate in a telephonic conference upon the request of the Required Holders; and

            (xviii) Other Information: with reasonable promptness, such other information and data with respect to the Company or any of the Company's Subsidiaries as from time to time may be reasonably requested by any Noteholder.

      6.3. EXISTENCE, ETC.

            Except AS permitted under Section 7.7, the Company will, and will cause each of the Company's Subsidiaries to, at all times preserve and keep in full force and effect its existence in the jurisdiction of organization specified on Schedule 5.1 and all rights and franchises material to its business; provided, however, that neither the Company nor any of the Company's Subsidiaries shall be required to preserve any such right or franchise if the Governing Body of the Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Company, such Subsidiary or the Noteholders.

      6.4. PAYMENT OF TAXES AND CLAIMS; TAX.

            A. The Company will, and will cause each of the Company's Subsidiaries to, pay all material Taxes and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such Tax charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

            B. The Company will not, nor will it permit any of the Company's Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than the Company or any of the Company's Subsidiaries).

      6.5. MAINTENANCE OF PROPERTIES; INSURANCE.

            A. MAINTENANCE OF PROPERTIES. (i) The Company will, and will cause each of the Company's Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of the Company and the Company's Subsidiaries (including all material Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

            (ii) The Company and the Company's Subsidiaries shall (a) prosecute, file and/or make (1) all applications relating to the Intellectual Property owned, held or used by the Company or the Company's Subsidiaries that is pending as of the date of this Agreement, (2) all registrations of any material existing or future unregistered or copyrightable works and (3) all Trademark opposition and cancellation proceedings and renewal Trademark Registrations and Copyright Registrations and (b) do any and all acts which are necessary or desirable to preserve and maintain all rights in all Intellectual Property, except in each case under clause (a) or clause (b) where the failure, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Any expenses incurred in connection therewith shall be borne solely be the Company and the Company's Subsidiaries.

            B. INSURANCE. The Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Company and the Company's Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry.

      6.6. INSPECTION RIGHTS.

            The Company shall, and shall cause each of the Company's Subsidiaries to, permit any authorized representatives designated by each Noteholder to visit and inspect any of the properties of the Company or of any of the Company's Subsidiaries to inspect, copy and take extracts from the Company's and the Company's Subsidiaries' financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that the Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided that upon the

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

occurrence and during the continuation of an Event of Default or a Potential Event of Default, authorized representatives designated by any Noteholder shall be permitted to conduct such inspection and other related activities without notice and at any time; provided further that any such inspection conducted by an authorized representative of a Noteholder upon the occurrence and during the continuation of an Event of Default or a Potential Event of Default shall be at the Company's sole cost and expense.

      6.7. COMPLIANCE WITH LAWS, ETC.

            The Company shall comply, and shall cause each of the Company's Subsidiaries and all other Persons on or occupying any Real Property Assets to comply, with the requirements of all applicable laws, rules, regulations and orders of any Government Authority (including all Environmental Laws), except where failure to so comply could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

      6.8. EXECUTION OF SUBSIDIARY GUARANTEE AFTER THE FIRST CLOSING DATE.

            A. EXECUTION OF SUBSIDIARY GUARANTEE. If any Person becomes a direct or indirect Domestic Subsidiary of the Company after the date hereof, the Company will promptly notify the Noteholders of that fact and, if the Company and its Subsidiaries directly or indirectly hold or own at least 80% of the voting or economic power of the Capital Stock of such Domestic Subsidiary, cause such Domestic Subsidiary to execute and deliver to the Noteholders a Subsidiary Guarantee and a Supplemental Agreement to this Agreement whereby said Subsidiary shall become a party to this Agreement pursuant to Section 10.2.

            B. SUBSIDIARY ORGANIZATIONAL DOCUMENTS, LEGAL OPINIONS, ETC. The Company shall deliver to the Noteholders, together with such Subsidiary Guarantee, (i) certified copies of such Subsidiary's Organizational Documents, together with a good standing certificate from the Secretary of State of the jurisdiction of its organization and each other state in which such Person is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to the Noteholders, (ii) a certificate executed by the secretary or similar Officer of such Subsidiary as to (a) the fact that the attached resolutions of the Governing Body of such Subsidiary approving and authorizing the execution, delivery and performance of the Purchase Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the Officers of such Subsidiary executing such Subsidiary Guarantee, and (iii) a favorable opinion of counsel to such Subsidiary, addressed to the Noteholders, in form and substance satisfactory to the Required Holders and their counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Subsidiary Guarantee and Supplemental Agreement, (c) the enforceability of such Subsidiary Guarantee and Supplemental Agreement against such Subsidiary and (d) such other matters as the Required Holders may reasonably request, all of the foregoing to be satisfactory in form and substance to the Required Holders and their counsel.

      6.9. SOLVENCY.

            The Company shall at all times be Solvent and the Company shall cause the Company and the Company's Subsidiaries, taken as a whole, to be at all times Solvent.

      6.10. OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

            (a) Upon the occurrence of a Change of Control, the Company shall
(1) notify the Noteholders of such Change of Control and (2) if requested by the Required Holders, make an offer (a "CHANGE of CONTROL OFFER") to each Noteholder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Noteholder's Notes at an offer price in cash equal to 101% of the principal amount thereof as of the Offer Payment Date, plus accrued and unpaid interest, if any, thereon to the Offer Payment Date (the "CHANGE of CONTROL PURCHASE PRICE"). The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control, and the Company shall not be in violation of this Agreement by reason of any act required by such rule or other applicable law.

            (b) Within 20 days following any Change of Control, as applicable, the Company shall send, by first-class mail, a notice to each Noteholder stating:

            (i) that the Change of Control Offer is being made pursuant to this
      Section 6.10 and that all Notes tendered will be accepted for payment;

            (ii) the purchase price and the purchase date, which shall be at least 30 but not more than 45 days from the date on which the Company mails notice of the Change of Control (the "OFFER PAYMENT DATE");

            (iii) that any Notes not tendered will continue to accrue interest;

            (iv) that, unless the Company defaults in the payment of the Change of Control Purchase Price, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Offer Payment Date;

            (v) that Noteholders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Company or its designated agent for such purpose at the address specified in the notice prior to the close of business on the first Business Day preceding the Offer Payment Date; and

            (vi) that Noteholders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

            (c) On the Offer Payment Date, the Company shall, to the extent lawful and to the extent such repurchase is not then prohibited under Section 11 hereof, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) mail

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

to each Noteholder who has so tendered the Change of Control Purchase Price for such Notes plus all accrued and unpaid interest to the Offer Payment Date, and
(iii) execute and mail (or cause to be transferred by book-entry) to each Noteholder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company shall inform the Noteholders in writing of the results of the Change of Control Offer on or as soon as practicable after the Offer Payment Date.

            (d) Prior to complying with any of the procedures of this Section 6.10, but in any event within 20 days following any Change of Control, the Company covenants to:

            (i) repay in full all Senior Obligations and terminate all commitments, if any, under or in respect of any Senior Obligations arising under a Credit Agreement; or

            (ii) obtain the consents of the Administrative Agent under its Senior Obligations to repurchase the Notes as described above.

The Company must first comply with the covenant described in the preceding sentence before it shall be required to purchase Notes in the event of a Change of Control; provided that the Company's failure to comply with the covenant described in the preceding sentence shall constitute an Event of Default described in Section 8.3.

            (e) If the Company or any of its Subsidiaries has outstanding any preferred stock or Indebtedness that is pari passu or subordinated in right of payment to the Notes, and the Company or such Subsidiary is required to make a change of control offer or to make a distribution with respect to such preferred stock or pari passu or Subordinated Indebtedness in the event of a Change of Control, the Company shall not consummate any such offer or distribution with respect to such preferred stock or pari passu or Subordinated Indebtedness until such time as the Company has paid the Change of Control Purchase Price to the Noteholders that have accepted the Company's Change of Control Offer and must otherwise have consummated the Change of Control Offer. The Company shall not issue preferred stock or Indebtedness that is pari passu or subordinated in right of payment to the Notes with change of control provisions requiring the payment of such preferred stock or Indebtedness prior to the payment of the Notes in the event of a Change of Control.

      6.11. OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

            (a) In the event that, pursuant to Section 7.7 hereof, the Company shall be required to commence an offer to Noteholders to purchase Notes (an "EXCESS PROCEEDS OFFER"), it shall follow the procedures specified in this
Section 6.11. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes pursuant to an Excess Proceeds Offer, and the Company shall not be in violation of this Agreement by reason of any act required by such rule or other applicable law.

            (b) Within 20 days following each date on which the Company's obligation to make an Excess Proceeds Offer is triggered, the Company shall send, by first-class mail, a notice to each Noteholder stating:

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

            (i) that the Excess Proceeds Offer is being made pursuant to this
      Section 6.11 and Section 7.7, as the case may be (such notice shall identify which of such two sections applies to such offer);

            (ii) that the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 7.7 (the "EXCESS PROCEEDS OFFER AMOUNT"), the purchase price per Note and the purchase date, which shall be at least 30 but no more than 45 days from the date on which the Company mails notice of the Excess Proceeds Offer (the "EXCESS PROCEEDS OFFER PAYMENT DATE");

            (iii) that any Notes not tendered will continue to accrue interest;

            (iv) that, unless the Company defaults in payment of the Excess Proceeds Offer Amount on the Excess Proceeds Offer Payment Date, all Notes accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Excess Proceeds Offer Payment Date;

            (v) that Noteholders electing to have any Notes purchased pursuant to an Excess Proceeds Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Company or its designated agent for such purpose at the address specified in the notice prior to the close of business on the third Business Day preceding the Excess Proceeds Offer Payment Date;

            (vi) that Noteholders will be entitled to withdraw their election if the Company or its designated agent for such purpose receives, not later than the close of business on the second Business Day preceding the Excess Proceeds Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Noteholder, the principal amount of Notes delivered for purchase, and a statement that such Noteholder is withdrawing his election to have the Notes purchased;

            (vii) that, if the aggregate principal amount of Notes surrendered by Noteholders exceeds the Excess Proceeds Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis; and

            (viii) that Noteholders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

            On the Excess Proceeds Offer Payment Date, the Company shall, to the extent lawful and to the extent such repurchase is not then prohibited under
Section 11 hereof, (i) accept for payment, on a pro rata basis to the extent necessary, all Notes or portions thereof properly tendered pursuant to the Excess Proceeds Offer up to the principal amount of Notes equal to the Excess Proceeds Offer Amount, or, if less than the Excess Proceeds Offer Amount has been tendered, all Notes tendered, (ii) mail to each Noteholder so tendered the purchase price for such Notes, plus all accrued and unpaid interest to the Excess Proceeds Offer Payment Date, (iii) execute and mail (or cause to be transferred by book-entry) to each Noteholder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any, and

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

(iv) deliver to the Noteholders an Officer's Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 6.11. The Company shall inform the Noteholders in writing of the results of the Excess Proceeds Offer on or as soon as practicable after the Excess Proceeds Offer Payment Date.

      6.12. STOCK OPTION PLAN.

            The Company shall use its best efforts to establish a stock option plan reasonably acceptable to the Required Holders within 30 days of the First Closing Date.

SECTION 7. THE COMPANY'S NEGATIVE COVENANTS

            The Company and the Subsidiary Guarantors hereby covenant and agree with each Purchaser and each Noteholder that until the principal amount of (and premium, if any, on) all the Notes, and all interest and other Obligations hereunder in respect thereof, shall have been paid in full:

      7.1. INDEBTEDNESS.

            The Company shall not, and shall not permit any of the Company's Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness or issue any preferred stock, except:

            (i) Indebtedness of the Company and/or one or more Subsidiaries under one or more Credit Agreements in an aggregate principal amount not to exceed $100,000,000 at any time outstanding less (A) any mandatory prepayment actually made thereunder (to the extent, in the case of payments of revolving credit borrowings, that the corresponding commitments have been permanently reduced) or scheduled payments actually made thereunder and (B) any Net Asset Sale Proceeds used to repay Indebtedness under any Credit Agreement in accordance with Section 7.7;

            (ii) the Company and the Company's Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by
      Section 7.4 and, upon any matured Obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

            (iii) the Company may become and remain liable with respect to unsecured Subordinated Indebtedness to any Subsidiary Guarantor, and any Subsidiary Guarantor may become and remain liable with respect to unsecured Subordinated Indebtedness to the Company or any other Subsidiary Guarantor;

            (iv) the Company and the Company's Subsidiaries, as applicable, may remain liable with respect to Indebtedness outstanding as of the First Closing Date and described in Schedule 7.1 annexed hereto;

            (v) the Company may become and remain liable with respect to the Indebtedness under this Agreement, the Notes and the Subsidiary Guarantees; and

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

            (vi) Indebtedness of the Company or its Subsidiaries representing a refinancing, replacement or refunding of Indebtedness permitted by any of clauses 7.1(ii) and (iv) above; provided that (A) such Indebtedness (the "REFINANCING INDEBTEDNESS") is an original aggregate principal amount not greater than the aggregate principal amount of, and unpaid interest on, the Indebtedness being refinanced, replaced or refunded plus the amount of any premiums required to be paid thereon and fees and expenses associated therewith, (B) such Refinancing Indebtedness has a later or equal final maturity and a longer or equal weighted average life than the Indebtedness being refinanced, replaced or refunded, (C) if the Indebtedness being refinanced, replaced or refunded is subordinated to the Notes, such Refinancing Indebtedness is subordinated to the Notes on terms no less favorable to the Noteholders than the terms of the Indebtedness being refinanced, replaced or refunded, (D) the covenants, events of default and any Contingent Obligations in respect thereof shall be no less favorable to the Noteholders than those contained in the Indebtedness being refinanced, replaced or refunded, (E) the interest rate of such Refinancing Indebtedness may not exceed by more than 100 basis points the Indebtedness being refinanced, replaced or refunded, (F) at the time of, and after giving effect to, such refinancing, replacement or refunding, no Potential Event of Default or Event of Default shall have occurred and be continuing and (G) such Refinancing Indebtedness is incurred by the obligor under the Indebtedness being refinanced.

      7.2. LIENS AND RELATED MATTERS.

            A. PROHIBITION ON LIENS. The Company shall not, and shall not permit any of the Company's Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of the Company or any of the Company's Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom or proceeds thereof, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits or proceeds under the UCC of any State or under any similar recording or notice statute, except:

            (i) Permitted Encumbrances;

            (ii) (x) Liens securing Senior Obligations and Guarantor Senior Obligations under the Credit Agreements incurred pursuant to Section 7.1(i) and (y) the Motorola Liens;

            (iii) Liens existing on the First Closing Date and set forth on
      Schedule 7.2; provided that no such Lien shall at any time be extended to cover property or assets other than the property or assets subject thereto on the First Closing Date;

            (iv) pledges or deposits of cash and Cash Equivalents securing deductibles, self-insurance, co-payment, co-insurance, retentions and similar Obligations to providers of insurance in the ordinary course of business;

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

            (v) Liens on Cash and Cash Equivalents securing Obligations under Currency Agreements entered into in the ordinary course of business in connection with the entry into purchase orders and for purposes of managing existing or anticipated exchange rate risks in connection with the booking of purchase orders from customers and not for speculative purposes; and

            (vi) replacement Liens securing Refinancing Indebtedness permitted under Section 7.1(vi); provided that any such replacement Lien shall not be secured by any additional assets not secured by the Indebtedness being refinanced.

            B. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO THE COMPANY OR OTHER SUBSIDIARIES. The Company will not, and will not permit any of the Company's Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on any of such Subsidiary's Capital Stock owned by the Company or any other Subsidiary of the Company, (b) repay or prepay any Indebtedness owed by such Subsidiary to the Company or any other Subsidiary of the Company, (c) make loans or advances to the Company or any other Subsidiary of the Company, or
(d) transfer any of its property or assets to the Company or any other Subsidiary of the Company, except AS provided in this Agreement, other than:

            (i) this Agreement and the other Purchase Documents;

            (ii) restrictions in effect on the date of this Agreement contained in the Credit Agreements or the Motorola Distributor Documents and any restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of any of the foregoing (including, without limitation, restrictions that directly or indirectly bind any current or future Subsidiary of the Company that is not subject to such restrictions as of the date of this Agreement); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive with respect to the items described in clauses (a) through (d) above than those contained in the restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;

            (iii) customary non-assignment provisions with respect to leases or licensing agreements entered into by the Company or any of its Subsidiaries, in each case entered into in the ordinary course of business and consistent with past practices;

            (iv) any restriction or encumbrance with respect to a Subsidiary of the Company imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, so long as such sale or disposition is permitted under this Agreement; and

            (v) Liens permitted under Section 7.2A and any documents or instruments governing the terms of any Indebtedness or other Obligations secured by any such Liens;

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

      provided that such prohibitions or restrictions apply only to the assets subject to such Liens.

      7.3.   INVESTMENTS; ACQUISITIONS.

            The Company shall not, and shall not permit any of the Company's Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, or acquire, by purchase or otherwise, all or substantially all the business, property or fixed assets of, or Capital Stock or other ownership interest of any Person, or any division or line of business of any Person except:

            (i) the Company and the Company's Subsidiaries may make and own Investments in Cash Equivalents;

            (ii) the Company and its Subsidiaries may make Investments in the Company or any other Subsidiary or any other Person if, as a result of such Investment, such Person becomes a Subsidiary of the Company;

            (iii) the Company and the Subsidiary Guarantors may make intercompany loans to the extent permitted under Section 7.1(iii);

            (iv) the Company and each Subsidiary may acquire and own Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and consistent with past practices;

            (v) the Company and each Subsidiary may make deposits in the ordinary course of business consistent with past practices to secure the performance of leases;

            (vi) the Company may (x) purchase Capital Stock to the extent permitted under Section 7.5(iii)(b) and (y) acquire and hold obligations of one or more officers or other employees of the Company or any of its Subsidiaries in connection with such officers' or employees' acquisition of shares of common stock of the Company, so long as no cash is paid by the Company or any of its Subsidiaries to such officers or employees in connection with the acquisition of any such obligations and such obligations are recourse obligations of such officers or other employees;

            (vii) the Company may make loans and advances to employees and officers of the Company and its Subsidiaries in the ordinary course of business not to exceed $1,000,000 in the aggregate at any one time outstanding;

            (viii) the Company and its Subsidiaries may hold Investments which consist of trade accounts receivable of the Company or such Subsidiary created in the ordinary course of business;

            (ix) the Company and its Subsidiaries may make Investments represented by Hedge Agreement made in the ordinary course of business; provided that such Hedge

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

      Agreements or otherwise entered into in compliance with the terms of this Agreement; and

            (x) the Company and its Subsidiaries may make Investments in Joint Ventures and Unrestricted Subsidiaries; provided that the amount of all such Investments does not exceed $10,000,000 in the aggregate for all such Investments since the First Closing Date.

      7.4.   CONTINGENT OBLIGATIONS.

            The Company shall not, and shall not permit any of the Company's Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

            (i) Subsidiaries of the Company may become and remain liable with respect to Contingent Obligations in respect of the Subsidiary Guarantee of such Subsidiary;

            (ii) the Company may become and remain liable with respect to (a) Contingent Obligations under Hedge Agreements with respect to the Indebtedness under any Credit Agreement in an aggregate notional amount up to the amount of then-outstanding principal amount of the Indebtedness under such Credit Agreement; and (b) under other Hedge Agreements with respect to Indebtedness entered into in the ordinary course of business in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

            (iii) the Company and the Company's Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment Obligations incurred in connection with Asset Sales or other sales of assets;

            (iv) the Company and the Company's Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of the Company or any of the Company's Subsidiaries permitted by Section 7.1 or in respect of any of the Motorola Obligations;

            (v) the Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations resulting from the factoring of accounts receivable in the ordinary course of business;

            (vi) the Company and the Company's Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in Schedule
      7.4 annexed hereto;

            (vii) the Company and the Company's Subsidiaries may remain liable with respect to Contingent Obligations in respect of letters of credit incurred in the ordinary course of business with a face value not to exceed $10,000,000 at any one time outstanding; and

            (viii) the Company and the Company's Subsidiaries may remain liable with respect to Contingent Obligations represented by guarantees of trade payables of Subsidiaries incurred in the ordinary course of business.

      7.5.   RESTRICTED JUNIOR PAYMENTS.

            The Company shall not, and shall not permit any of the Company's Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that (i) the Company may make regularly scheduled payments of interest in respect of any Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued, as such indenture or other agreement may be amended from time to time to the extent permitted under Section 7.11B, and (ii) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing or shall be caused thereby:

            (a) the Company may redeem or repurchase Capital Stock or options, warrants or other rights therefor (collectively, "EQUITY INTERESTS") from (i) officers, employees and directors of the Company or any Subsidiary (or their estates) upon the death, permanent disability, retirement or termination of employment of any such Person or otherwise in accordance with any stock option plan or any employee stock ownership plan maintained by the Company or any of its Subsidiaries and (ii) other holders of Capital Stock in the Company so long as the purpose of such purchase is to acquire common stock for reissuance to new officers, employees and directors (or their estates) of the Company or any Subsidiary to the extent so reissued within 12 months after any such purchase; provided that in all such cases (x) no Potential Event of Default or Event of Default is then in existence or would otherwise arise therefrom (y) the aggregate amount of all cash paid in respect of all such shares so redeemed or repurchased less net cash proceeds from the sale of any such redeemed or repurchased shares does not exceed $5,000,000 in the aggregate from and after the First Closing Date;

            (b) the Company may pay dividends on the Purchased Preferred Stock in accordance with the terms thereof as in effect at the First Closing Date; and

            (c) the Company may pay (i) the First Closing Dividends and (ii) additional dividends to R. Marcelo Claure and David H. Peterson in an aggregate amount not to exceed $2,935,000 at any time following the refinancings of the GE Facility and the Ocean Bank Facility.

      7.6.   FINANCIAL COVENANTS.

            A. MINIMUM CASH INTEREST COVERAGE RATIO. The Company shall not permit the Cash Interest Expense Coverage Ratio for any four-Fiscal Quarter period ending on the date set forth below to be less than the correlative ratio indicated:

                                                           MINIMUM INTEREST
     PERIOD                                                 COVERAGE RATIO
------------------                                         ----------------
December 31, 2003                                             2.50:1.00
March 31, 2004                                                2.50:1.00
June 30, 2004                                                 2.50:1.00
September 30, 2004                                            2.50:1.00
December 31, 2004                                             2.50:1.00
March 31, 2005                                                2.75:1.00
June 30, 2005                                                 2.75:1.00
September 30, 2005                                            2.75:1.00
December 31, 2005                                             2.75:1.00
March 31, 2006 and the last day of each Fiscal
Quarter thereafter                                            3.00:1.00

            B. MAXIMUM TOTAL LEVERAGE RATIO. The Company shall not permit the Consolidated Total Leverage Ratio at any time during any period set forth below to exceed the correlative ratio indicated:

                                                          MAXIMUM TOTAL
            PERIOD                                        LEVERAGE RATIO
---------------------------------------                   --------------
Fiscal Quarter Ended March 31, 2004                         5.00:1.00
Fiscal Quarter Ended June 30, 2004                          5.00:1.00
Fiscal Quarter Ended September 30, 2004                     5.00:1.00
Fiscal Quarter Ended December 31, 2004                      5.00:1.00
Fiscal Quarter Ended March 31, 2005                         5.00:1.00
Fiscal Quarter Ended June 30, 2005                          4.00:1.00
Fiscal Quarter Ended September 30, 2005                     4.00:1.00
Fiscal Quarter Ended December 31, 2005                      4.00:1.00

                                                        MAXIMUM TOTAL
             PERIOD                                     LEVERAGE RATIO
-------------------------------------                   --------------
Fiscal Quarter Ended March 31, 2006                       4.00:1.00
June 30, 2006 and each Fiscal Quarter
thereafter                                                3.00:1.00

      7.7.   RESTRICTION ON FUNDAMENTAL CHANGES: ASSET SALES.

            (a) The Company shall not, and shall not permit any of the Company's Subsidiaries to, alter the corporate or legal structure of the Company or any of the Company's Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sublease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets (including any Capital Stock of a Subsidiary, whether newly issued or outstanding), whether now owned or hereafter acquired, except:

            (i) any Subsidiary of the Company may be merged with or into the Company or any Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Company or any Subsidiary Guarantor; provided that (A) the Company or such Subsidiary Guarantor is the surviving corporation; (B) immediately after such transaction no Potential Event of Default or Event of Default shall have occurred and be continuing; and (C) the Company or such Subsidiary Guarantor or the successor company (y) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (z) will, after giving pro forma effect thereto, be in compliance with Section 7.6;

            (ii) the Company and the Company's Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the Fair Market Value thereof;

            (iii) the Company and the Company's Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business;

            (iv) the Company and the Company's Subsidiaries may make Asset Sales to Persons who are not Affiliates of the Company and the Company's Subsidiaries; provided that (a) the consideration received for such assets shall be in an amount at least equal to the Fair Market Value thereof; (b) at least 85% of the consideration received shall be Cash; and (c) the proceeds of such Asset Sales shall be applied as required by Section 7.7(b);

            (v) the Company or a Subsidiary may sell or dispose of shares of Capital Stock of any of the Company's Subsidiaries in order to qualify members of the Governing Body of the Subsidiary if required by applicable law; and

            (vi) the Company may alter the legal structure of its Mexico Subsidiary for the purpose of reducing its tax expense, provided that after giving effect to such new capital structure, the Company shall own, directly or indirectly, at least the same percentage of the Capital Stock of each newly formed entity as it did of its Mexico Subsidiary prior to such event.

            (b) The Company shall not, and shall not permit any of the Company's Subsidiaries to consummate any Asset Sale unless the Net Asset Sale Proceeds, if any, received by the Company or such Subsidiary are applied as follows:

            (A) first, to prepay, repay or purchase Senior Obligations (or cash collateralize letters of credit issued under a Credit Agreement relating to such Senior Obligations) permitted by the terms of this Agreement within 180 days following the receipt of the Net Asset Sale Proceeds from any Asset Sale; provided that (x) any such repayment of Senior Obligations shall, in the case of any Senior Obligations under any Credit Agreement, result in a permanent reduction of the commitments under the relevant Credit Agreement in an amount equal to the principal amount so repaid and
      (y) any proceeds applied to cash collateralize letter of credit Obligations shall upon return to the Company or any of its Subsidiaries once again constitute Net Asset Sale Proceeds which shall be required to be applied as provided for in this clause (b);

            (B) second, to the extent of the balance of Net Asset Sale Proceeds after application as described in subclause (A) above, to the extent the Company elects, to an Investment in property or other assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person so long as such Person becomes a Subsidiary of the Company or is acquired substantially in its entirety) otherwise in compliance with the terms of this Agreement; provided that such Investment occurs within 180 days following receipt of such Net Asset Sale Proceeds; and

            (C) third, if on such 180th day in the case of clause (A) or (B) with respect to any Asset Sale, the Net Asset Sale Proceeds (together with the Net Asset Sale Proceeds from any other Asset Sale with respect to which an offer has not been made pursuant to Section 6.11) exceed $2,500,000, the Company shall, subject to the provisions of Sections 10 and 11 of this Agreement, apply an amount equal to the Net Asset Sale Proceeds not so applied to an offer to repurchase the Notes, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date in accordance with the terms of Section 6.11.

      7.8.   TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

            The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Company or of a Subsidiary (other than the Company or a wholly owned Subsidiary) or any beneficial holder of 5% or more of any class of Capital Stock of the Company or any officer, director or employee of the

Company or any Subsidiary unless such transaction or series of related transactions is entered into in good faith and in writing and

            (a) such transaction (or agreement pursuant to which such transaction is entered into) is on terms that are no less favorable to the Company or such subsidiary, as the case may be, than those that would be available in a comparable transaction in arm's-length dealings with an unrelated third party;

            (b) with respect to any transaction or series of related transactions involving aggregate value in excess of $500,000, the Company delivers to each Noteholder an officer's Certificate describing such transaction or transactions, certifying that such transaction or transactions have been approved by a majority of the members of the Governing Body of the Company as well as a majority of the Disinterested Directors of the Company or, in the event there is only one
      Disinterested Director, by such Disinterested Director, and certifying that such transaction or transactions complies with clause (a) above; and

            (c) with respect to any transaction or series of related transactions involving aggregate payments in excess of $1,500,000, the Company delivers to each Noteholder a written opinion of an Independent Financial Advisor stating that the transaction or series of related transactions is fair to the Company or such Subsidiary from a financial point of view;

provided, however, that this provision shall not apply to (i) any transaction with an officer, director or employee of the Company or any Subsidiary entered into in the ordinary course of business providing for compensation and employee benefit arrangements with respect to such officer, director or employee of the Company, including under any stock option or stock incentive plans; provided that such transaction has been approved in the manner described in clause (b) above, (ii) any Restricted Junior Payment otherwise permitted by the terms of this Agreement and (iii) indemnification agreements for the benefit of officers, directors and employees entered into in the ordinary course of business.

            Notwithstanding anything to the contrary in this Section 7.8, the Company shall not pay R. Marcelo Claure compensation in excess of $800,000 per annum unless approved by a majority of the independent members of the Board of Directors of the Company or, if there are no independent Directors at such time, by the Required Holders, it being agreed that the grant to Mr. Claure of stock options exercisable into Common Stock pursuant to one or more stock option plans approved by the Board of Directors which options have an exercise price per share at least equal to the Current Market Price per share of the Company's Common Stock shall not be included in such amount.

      7.9.   DESIGNATIONS OF UNRESTRICTED SUBSIDIARIES.

            The Company may designate after the First Closing Date any Subsidiary (other than a Guarantor) as an "Unrestricted Subsidiary" under this Agreement (a "DESIGNATION") only if

            (i) no Potential Event of Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

            (ii) the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation) pursuant to Section 7.3(x) in an amount (the "DESIGNATION AMOUNT") equal to the Fair Market Value of the Company's interest in such Subsidiary on such date.

            The Company shall not, and shall not cause or permit any Subsidiary to, at any time (x) provide credit support for or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary). All Subsidiaries of Unrestricted Subsidiaries shall automatically be deemed to be Unrestricted Subsidiaries.

            The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "REVOCATION") if

            (i) no Potential Event of Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

            (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Agreement; and

            (iii) any transaction (or series of related transactions) between such Subsidiary and any of its Affiliates that occurred while such Subsidiary was an Unrestricted Subsidiary would be permitted by Section
      7.8 hereof as if such transaction (or series of related transactions) had occurred at the time of such Revocation.

            All Designations and Revocations must be evidenced by resolutions of the Governing Body of the Company delivered to each Noteholder certifying compliance with the foregoing provisions.

            Notwithstanding anything to the contrary herein, the Company may not designate any given Subsidiary as an Unrestricted Subsidiary more than once.

      7.10. CONDUCT OF BUSINESS.

            From and after the First Closing Date, the Company shall not, and shall not permit any of the Company's Subsidiaries to, engage in any business other than (i) the businesses engaged in by the Company and the Company's Subsidiaries on the First Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Required Holders in their reasonable discretion.

      7.11. AMENDMENTS OR WAIVERS OF CERTAIN AGREEMENTS;
            AMENDMENTS OF DOCUMENTS RELATING TO SUBORDINATED
            INDEBTEDNESS AND CREDIT AGREEMENTS.

            A. AMENDMENTS OR WAIVERS OF CERTAIN AGREEMENTS. Neither the Company nor any of the Company's Subsidiaries will agree to any material amendment to, or waive any of its material rights under, any Organization Document after the First Closing Date if to do so would have a material and adverse effect on the rights of any Noteholders under the Notes, the Subsidiary Guarantees or this Agreement or on the Company's ability to perform its obligations under this Agreement without in each case obtaining the prior written consent of the Required Holders to such amendment or waiver.

            B. AMENDMENTS OF DOCUMENTS RELATING TO SUBORDINATED INDEBTEDNESS. The Company shall not, and shall not permit any of the Company's Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the Obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to the Company or the Noteholders.

            C. AMENDMENTS TO SENIOR OBLIGATIONS. The holders of Senior Obligations and the Credit Parties and their Subsidiaries may modify, supplement or amend the terms of the Credit Agreements or the Motorola Distributor Documents, AS applicable, or waive any of the provisions thereof, in any manner whatsoever, all without consent of any of the Noteholders and without affecting the standstill and subordination provisions set forth in this Agreement and the other Purchase Documents or the liabilities and obligations of the Noteholders to the holders of Senior Obligations hereunder. Without limiting the generality of the foregoing, the holders of Senior Obligations and the Credit Parties and their Subsidiaries may, without the consent of any of the Noteholders and without affecting the standstill and subordinations set forth in this Agreement or the liabilities and obligations of the Noteholders to the holders of Senior Obligations hereunder and under the Purchase Documents, increase or decrease the principal amount of the Senior Obligations (subject to the definition of "Senior Obligations" set forth in Section 1.1 hereof), amend the advance rates against assets of the Credit Parties, amend the borrowing base provisions, and amend the eligibility standards with respect to assets of the Credit Parties; provided however, that notwithstanding any provision contained herein to the contrary, the Company shall not, and shall not permit any of the Company's Subsidiaries to, amend or otherwise change the terms of any Credit Agreement or Motorola Distributor Documents in effect on the

First Closing Date or enter into or otherwise amend or change the terms of any subsequent Credit Agreement or Motorola Distribution Documents, or make any payment, if the effect of such amendment or change or the terms of such subsequent Credit Agreement is to (a) increase the principal amount of the Indebtedness in excess of the maximum principal amount permitted to be incurred under this Agreement or (b) directly prohibit or restrict the payment of principal of, interest on, or other amounts payable with respect to the Notes in a manner that is more restrictive than the prohibitions and restrictions contained in any Credit Agreement or Motorola Distributor Document on the First Closing Date.

      7.12. FISCAL YEAR.

            The Company shall not change its Fiscal Year-end from December 31.

      7.13. PUBLIC DISCLOSURES.

           Neither the Company nor any of its Subsidiaries shall disclose the name or identity of any Noteholder as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity, unless such disclosure is required by Applicable Law or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company shall give written notice to such Noteholder ' describing in reasonable detail the proposed content of such disclosure and shall permit such Noteholder to review and comment upon the form and substance of such disclosure.

      7.14. PAYMENTS FOR CONSENTS.

           The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Noteholder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Agreement or the Notes unless such consideration is offered to be paid or agreed to be paid to all Noteholders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment; provided however, that a Noteholder's participation in a subsequent financing for which such consent, waiver or amendment is sought will not constitute, for purposes of this Section 7.14, consideration for such consent, waiver or amendment. The Noteholders agree with the Company that they shall not be entitled to any consent fee with respect to any consent which may be granted by such Noteholders in connection with the first refinancing of the Credit Agreements as they are in effect on the First Closing Date.

      7.15. LIMITATION ON REPURCHASES OF NOTES.

           The Company shall not and shall not permit any of its Subsidiaries or Affiliates to, purchase or offer to purchase, prepay, redeem or otherwise acquire for value any Notes from any Noteholder (or otherwise enter into any transaction that has the practical effect of acquiring any Notes) unless the Company, such Subsidiary or such Affiliate makes such offer open to all Noteholders on the same terms and purchases all Notes tendered pursuant to the terms of such offer (on a pro rata basis to the extent the principal amount of Notes tendered exceeds the offer amount). The Company shall provide each Noteholder with written notice of each such offer within two Business Days of each date on which any such offer may be made to any Noteholder.

      7.16. NO INTEGRATION.

            The Company agrees that it shall not and it shall cause or permit any of its Subsidiaries or Affiliates to not make any offer or sale of securities of any class of such Company if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid the sale of the Notes and Purchased Preferred Stock by the Company to the Purchasers under exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or otherwise.

      7.17. RESTRICTION ON REPURCHASES.

            Until the expiration of two years after the original issuance of the Notes and Purchased Preferred Stock, the Company shall not, and shall cause its Affiliates not to, purchase or agree to purchase or otherwise acquire any Notes and Purchased Preferred Stock which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the Securities Act), whether as beneficial owner or otherwise unless, immediately upon any such purchase, such Company or any Affiliates shall cause such Notes and Purchased Preferred Stock to be cancelled or shall not resell such Notes and Purchased Preferred Stock until expiration of such period.

      7.18. WAIVER OF STAY, EXTENSION OR USURY LAWS.

            The Company and each of the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive any of the Company and the Subsidiary Guarantors from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and (to the extent that they may lawfully do so) each of the Company and the Subsidiary Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

      7.19. LIMITATION ON CAPITAL STOCK OF SUBSIDIARIES.

            The Company will not:

            1. sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of any Subsidiary of the Company (other than any such transaction resulting in a Lien permitted pursuant to Section 7.2(A)(ii)); or

            2. permit any of its Subsidiaries to issue any Capital Stock, other than to the Company or a Subsidiary of the Company.

SECTION 8. EVENTS OF DEFAULT

            If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

      8.1. FAILURE TO MAKE PAYMENTS WHEN DUE.

            (a) The Company defaults in the payment when due of interest on the Notes and such default continues for a period of five calendar days (whether or not such payment is otherwise then permitted by the provisions of Sections 10 or
11); or

            (b) The Company defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at its Maturity (whether or not such payment is otherwise then permitted by the provisions of Sections 10 or 11); or

      8.2. DEFAULT IN OTHER AGREEMENTS.

            (a) The failure of the Company or any Subsidiary to pay when due (giving effect to any applicable grace periods and any extensions thereof) any principal amount of any of the Company's or its Subsidiaries Indebtedness or Contingent Obligations or any Motorola Obligations, or the acceleration of the final stated maturity of any such Indebtedness or Contingent Obligations or such Motorola Obligations (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness or Contingent Obligations or such Motorola Obligations, together with the principal amount of any other such Indebtedness or Contingent Obligations or Motorola Obligations in default for failure to pay principal at scheduled maturity or Motorola Obligations or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $5,000,000 or more at any time.

            (b) Any Motorola Distributor Agreement shall be terminated for any reason.

      8.3. BREACH OF CERTAIN COVENANTS.

                  Failure of the Company to perform or comply with any term or condition contained in Section 2.4,6.3,6.10 or 6.1 1 or Section 7 of this Agreement; or

      8.4. BREACH OF WARRANTY.

            Any representation, warranty, certification or other statement made by the Company or any of the Company's Subsidiaries in any Purchase Document or in any statement or certificate at any time given by the Company or any of the Company's Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

      8.5. OTHER DEFAULTS UNDER PURCHASE DOCUMENTS.

            The Company or any Subsidiary Guarantor shall default in the performance of or compliance with any term contained in this Agreement or any of the other Purchase Documents, other than any such term referred to in any other Section of this Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an officer of the Company or such Credit Party becoming aware of such default or (ii) receipt by the Company and such Credit Party of notice from any Noteholder of such default; or

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

      8.6. INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

            (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any Significant Subsidiary, or group of Subsidiaries that collectively would constitute a Significant Subsidiary, in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or any other similar relief shall be granted under any applicable federal or state law, and any such event described in this clause (i) shall continue for 60 days unless dismissed or stayed; or

            (ii) an involuntary case shall be commenced against the Company or any Significant Subsidiary, or group of Subsidiaries that collectively would constitute a Significant Subsidiary, under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any Significant Subsidiary, or group of Subsidiaries that collectively would constitute a Significant Subsidiary, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the Company or any Significant Subsidiary, or group of Subsidiaries that collectively would constitute a Significant Subsidiary, for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of the Company or any Significant Subsidiary, or group of Subsidiaries that collectively would constitute a Significant Subsidiary, and any such event described in this clause
(ii) shall continue for 60 days unless dismissed, bonded or discharged; or

      8.7. VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

            (i) The Company or any Significant Subsidiary, or group of Subsidiaries that collectively would constitute a Significant Subsidiary, shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the Company or any Significant Subsidiary, or group of Subsidiaries that collectively would constitute a Significant Subsidiary, shall make any assignment for the benefit of creditors; or

            (ii) The Company or any Significant Subsidiary, or group of Subsidiaries that collectively would constitute a Significant Subsidiary, shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Governing Body of the Company or any Significant Subsidiary, or group of Subsidiaries that collectively would constitute a Significant Subsidiary, (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

      8.8. JUDGMENTS AND ATTACHMENTS.

            Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $2,500,000 or in the aggregate at any time an amount in excess of $5,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance the Company has acknowledged coverage) shall be entered or filed against the Company or any Significant Subsidiary, or group of Subsidiaries that collectively would constitute a Significant Subsidiary, or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

      8.9. DISSOLUTION.

            Except to the extent permitted by Section 6.3 or 7.7 of this Agreement, any order, judgment or decree shall be entered against the Company or any of the Subsidiary Guarantors decreeing the dissolution or split up of the Company or that Subsidiary Guarantor and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

      8.10. EMPLOYEE BENEFIT PLANS.

            There shall occur one or more ERISA Events which individually or in the aggregate results in or could reasonably be expected to result in a Material Adverse Effect during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which would result in a Material Adverse Effect if one or more Pension Plans were terminated; or there exists potential withdrawal liability (under Section 4201 et seq. of ERISA) with respect to one or more Multiemployer Plans, which would result in a Material Adverse Effect if the Company, the Company's Subsidiaries and their respective ERISA Affiliates withdrew from such Multiemployer Plans; or

      8.11. INVALIDITY OF PURCHASE DOCUMENTS; REPUDIATION
            OF OBLIGATIONS.

            At any time after the execution and delivery thereof, (i) any Purchase Document or any provision thereof for any reason, other than the satisfaction in full of all Obligations thereunder, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, or (ii) any Credit Party shall contest the validity or enforceability of any Purchase Document or any provision thereof in writing or deny in writing that it has any further liability under any Purchase Document or any provision thereof to which it is a party; or

      8.12. LOSS OF MATERIAL LICENSE.

            Any license, authorization, approval or other similar action by any Government Authority existing as of the First Closing Date as to the Company or any of the Company's Subsidiaries, the failure or removal of which could reasonably be expected to result in a Material Adverse Effect shall cease to be in full force and effect as to the Company or such Subsidiary; or

      8.13. CRIMINAL OR CIVIL PROCEEDINGS.

            The indictment or threatened indictment of the Company or any of the Company's Subsidiaries under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against the Company or any of the Company's Subsidiaries, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of the Company or such Subsidiary.

            If an Event of Default (other than an Event of Default specified in Section 8.6 or 8.7) occurs and is continuing, then and in every such case the Required Holders may declare the principal amount of all the Notes to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal amount and any accrued interest shall become immediately due and payable. If an Event of Default specified in Section 8.6 or
8.7 occurs and is continuing, the principal amount of and any accrued interest on the outstanding Notes shall automatically, and without any declaration or other action on the part of any Noteholder, become immediately due and payable. Subject to the subordination and standstill provisions of this Agreement, the right of any Noteholder to receive payment of principal of, premium, if any, or interest of any Note held by such Noteholder on or after the respective dates expressed in such Note, or to bring suit for the enforcement of any such repayment on or after such respective date, is absolute and unconditional and shall not be impaired or affected without the consent of such Noteholder.

            At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained, the Required Holders, by written notice to the Company, may rescind and annul such declaration and its consequences if:

            (a) The Company has paid a sum sufficient to pay:

                  (i) all overdue interest on all Notes;

                  (ii) the principal of (and premium, if any, on) any Notes
            which have become due otherwise than by such declaration of acceleration (including any Notes required to have been purchased pursuant to an offer to purchase that the Company is required to make hereunder) and any interest thereon at the rate borne by the Notes; and

                  (iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate provided therefor in the Notes; and

            (b) all Events of Default, other than the nonpayment of the principal amount of Notes and interest thereon which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 8.

            The Required Holders may on behalf of the holders of all the Notes waive any past default hereunder and its consequences, except a default:

            (a) in the payment of the principal (or premium, if any) or interest on any Note (including any Note which is required to have been purchased pursuant to an offer to purchase that the Company is required to make hereunder), or

            (b) in respect of a covenant or provision hereof which under Section
      12.5 cannot be modified or amended without the consent of the holder of each outstanding Note affected.

            Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Agreement; provided, however, no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 9. CONVERSION

      9.1. CONVERSION AND ANTI-DILUTION PROVISIONS.

            (i) NOTEHOLDERS' RIGHT TO CONVERT. Each Noteholder may at any time and from time to time convert all or any portion of any Note or Notes held by such Noteholder into such number of fully paid and nonassessable shares of Common Stock as determined by dividing the principal amount of the Note or Notes (or portion thereof) to be converted by the Conversion Price then in effect. Such conversion right shall be exercised by the surrender of the Note or Notes to be converted to the Company, accompanied by written notice to the Company of such Noteholder's election to convert.

            (ii) COMPANY'S RIGHT TO CONVERT. The Company may convert the Notes in whole but not in part with each Note converting into such number of fully paid and nonassessable shares of Common Stock as determined by dividing the principal amount of such Note by the Conversion Price then in effect.

            (A) if the Company consummates a bona fide underwritten initial public offering of the Common Stock of the Company (1) pursuant to an effective registration statement filed with the Commission in accordance with the Securities Act (whether alone or in conjunction with a secondary public offering), resulting in gross proceeds of at least $50,000,000 and
      (2)(a) if such offering occurs prior to the first anniversary of the First Closing Date, the shares of Common Stock sold in such offer are sold at a price to the public of at least 150% of the Conversion Price then in effect; provided that prior to or simultaneously with such conversion the Noteholders and Preferred Holders receive in the aggregate and on a pro rata basis at least $30,000,000 in cash in consideration for their Conversion Shares (valued at the price to the public referred to above in this clause 2(a))or (b) the shares of Common Stock sold in such offering are sold at a price to the public of at least 200% of the Conversion Price then in effect (either event described under (2)(a) and (2)(b) above, a "QUALIFYING IPO"), or

            (B) upon the occurrence of a Change of Control, so long as the value of the cash consideration to be paid to the Noteholders and Preferred Holders in respect of their Conversion Shares is at least equal to 200% of the original purchase price of the Purchased Securities paid by the Purchasers on the First Closing Date.

            (iii) CONVERSION MECHANICS.

            (A) To convert a Note or Notes (or any portion thereof) into shares of Common Stock pursuant to this Section 9.1, the Noteholder must surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any registrar for the Notes, and give written notice to the Company at its principal corporate office of the election to convert such Note or Notes (or any portion thereof) and, if desired, the name of such Noteholder's nominee in which the certificates for Common Stock issued upon such conversion are to be issued. The Company shall, as soon as practicable after such surrender but in any event within two Business Days, issue and deliver at such office to such Noteholder, or to the nominee or nominees of such Noteholder, a certificate or certificates for the number of shares of Common Stock to which such Noteholder is entitled as a result of such conversion. Such conversion shall be deemed to have been immediately prior to the close of business on the date of such surrender of the Note or Notes (or any portion thereof) to be converted, if the conversion is made pursuant to Section 9.1(i), or at the time of such conversion specified in Section 9.1(ii), if the conversion is effected under Section 9.1(ii), all rights of the Noteholder shall cease at such time, and the Person(s) in whose name(s) the certificates for such shares of Common Stock are to be issued shall be treated for all purposes as having become the record holder(s) thereof at such time.

            (B) In the event of a conversion pursuant to Section 9.1(ii), the outstanding Notes shall be converted without any further action by the Noteholders or any other Person and whether or not the certificates representing such Notes are surrendered to the Company; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such Notes are either delivered to the Company, as provided below, or the Noteholder notifies the Company that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such conversion of Notes, the Noteholders shall surrender the certificates representing such Notes at the office of the Company or provide an indemnity agreement as described above. Thereupon, there shall be issued and delivered to such Noteholder promptly at such office and in its name as shown on such surrendered certificate or certificates (or as contemplated by such indemnity agreement), a certificate or certificates for the number of shares of Common Stock into which its Notes surrendered were convertible on the date on which such conversion occurred, and any unpaid interest shall be paid in accordance with the provisions of Section 9.1(iv).

            (iv) INTEREST ON CONVERTED NOTES. The holder of any Note or Notes (or portion thereof) that is converted at a time that there is accrued and unpaid interest on such Note or Notes (or portion thereof) shall continue to be entitled to receive such interest notwithstanding the conversion thereof (but such Note or Notes (or portion thereof) so converted shall not accrue interest after the date of conversion), the payment of which interest shall be made on the immediately succeeding Interest Payment Date.

            (v) ADJUSTMENTS TO NUMBER OF SHARES. The number of shares of Common Stock issuable upon conversion of each Note shall be adjusted from time to time as follows:

            (A) If, after the First Closing Date, the Company (I) pays a dividend or makes a distribution on its Common Stock in shares of its Capital Stock, (II) subdivides its outstanding shares of Common Stock into a greater number of shares, (III) combines its outstanding shares of Common Stock into a smaller number of shares, or (IV)issues by reclassification of its shares of Common Stock any shares of Capital Stock of the Company (including any reclassification in connection with a merger or consolidation in which the Company is the surviving corporation), then the number of shares of Common Stock issuable upon conversion of each Note shall be adjusted so that the Noteholder of any Note or Notes (or portion thereof) thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Capital Stock that such holder would have owned immediately following such action had such share been converted immediately prior thereto and the Conversion Price shall be appropriately adjusted to reflect any such event. An adjustment made pursuant to this Section 9.1(v)(A) shall become effective immediately after the record in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, or reclassification.

            (B) If, after the First Closing Date, the Company issues or sells any shares of Common Stock or is deemed to have issued or sold any shares of its Common Stock (including Common Stock deemed to have been issued or sold pursuant to Section (v)(E)(III)) as a result of the issuance of any options, warrants or convertible securities for consideration of less than the Current Market Price, then the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such date by a fraction of which (X) the numerator shall be the number of shares of Common Stock outstanding on such date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price or exercise price of the warrants, options or convertible securities so offered) would purchase at the Current Market Price per share of Common Stock on such date, and of which
      (y) the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the warrants, options or convertible securities so offered are convertible).

            (C) If, after the First Closing Date, the Company declares a distribution payable in securities of other Persons, evidences of indebtedness issued by the Company or other Persons, or assets (including cash dividends), then in each such case the Conversion Price shall be adjusted to the amount determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the record date mentioned below (which will be prior to the distribution) less the then Fair Market Value of the portion of the securities, evidences of indebtedness, or assets so distributed applicable to one share of Common Stock, and of which the denominator shall be such Current Market Price per share of Common Stock. Such adjustment shall become effec-tive immediately after the record date for the determination of stockholders entitled to receive such distribution.

            (D) Notwithstanding any of the other provisions of this Section 9.1, no adjustment shall be made to the Conversion Price as a result of any of the following:

                  (I) the grant of options, warrants, or rights to purchase
            Common Stock to employees, officers or directors of the Company under option plans and agreements approved by the Company's Governing Body with an exercise price per share of not less than the Current Market Price of the Common Stock on the date such option, warrant or other right is issued;

                  (II) without duplication of clause (I) above, the issuance of securities upon exercise or conversion of options, warrants, rights or other securities that are outstanding on the First Closing Date; and

                  (III) the issuance of securities for which an adjustment is made under another provision of this Section 9.1(v).

            (E) The following rules shall apply for purposes of this Section 9.1(v):

                  (I) in the case of the issuance or sale of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions, or other expenses allowed, paid, or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

                  (II) In the case of the issuance or sale of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be valued at the Fair Market Value thereof.

                  (III) In the case of the issuance or sale of options or
            warrants to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 9.1(v):

                        (a) The aggregate maximum number of shares of Common
                  Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options or warrants to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options, warrants, or rights were issued and for consideration equal to the consideration (determined in the manner provided in this Section 9.1(v)(E)), if any, received by the Company upon the issuance of such options, warrants, or rights plus the minimum exercise price provided in such options, warrants, or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                        (b) The aggregate maximum number of shares of Common
                  Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options, warrants, or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities or options, warrants, or rights, plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or upon the exercise of such options, warrants, or rights and subsequent conversion or exchange of the underlying convertible or exchangeable securities, as appropriate (the consideration in each case to be determined in the manner provided in this Section 9.1(v)(E)).

                        (c) In the event of any change in the number of shares
                  of Common Stock deliverable or in the consideration payable to the Company upon exercise of such options, warrants, or rights with respect to either Common Stock or such convertible or exchangeable securities or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price, to the extent in any way affected by or computed using such options, warrants, rights, or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options, warrants, or rights or the conversion or exchange of such securities.

                        (D) Upon the expiration of any such options, warrants,
                  or rights with respect to either Common Stock or such convertible or exchangeable securities or the termination of any such rights to convert or exchange, the Conversion Price, to the extent in any way affected by or computed using such options, warrants, rights, or securities shall be recomputed to reflect the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants, or rights with respect to Common Stock, upon the conversion or exchange of such securities, or the number of shares of Common Stock issuable upon conversion or exchange of the convertible or exchangeable securities that were actually issued upon exercise of options, warrants or rights related to such securities.

                        (e) The number of shares of Common Stock deemed issued
                  and the consideration deemed paid therefor pursuant to Sections 9.1(v)(E)(III)(a) and (b) shall be appropriately adjusted to reflect any change, termination, or expiration of the type described in either Sections 9.1(v)(E)(III)(c) or
                  (d).

                        (f) No adjustment of the Conversion Price shall be made
                  in an amount less than 1/100th of one cent per share; provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment made.

            (vi) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon the conversion of any Note or Notes but instead upon conversion at the option of the exercising Noteholder either (i) fractional shares shall be rounded up to the nearest whole share and the exercising Noteholder shall pay to the Company the portion of the Conversion Price per share represented by such fractional share or (ii) the Company shall pay to the exercising Noteholder the portion of the Current Market Price per share of Common Stock representing such fractional share. If more than one such Note is surrendered for conversion at the same time by the same Noteholder, the number of full shares that are issuable upon the conversion thereof shall be computed on the basis of the aggregate number of Notes so surrendered.

            (vii) MERGERS; ETC. If there is (i) any consolidation, merger, or conversion to which the Company is a party, other than a consolidation or a merger that does not result in any reclassification or exchange of, or change in, outstanding shares of the Common Stock, (ii) any sale or conveyance to another Person of all or substantially all of the assets of the Company, or
(iii) any other event that causes the holders of Common Stock to receive a different or additional kind or amount of shares of stock or other securities or other property (other than an event for which an adjustment in the kind and amount of shares of stock or other securities or other property for which the Notes are convertible is otherwise made pursuant to this Section 9.1), then the holder of each Note then outstanding shall have the right upon conversion pursuant to the terms hereof to receive the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, conveyance, or other event by a holder of the number of shares of Common Stock issuable upon conversion of such share immediately prior to such consolidation, merger, sale, conveyance, or other event, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9.1. The provisions of this Section 9.1 (vii) shall similarly apply to successive consolidations, mergers, conversions, sales, conveyances, and other events.

            (viii) RESERVES. The Company covenants that it will at all times reserve and keep available, solely for the purpose of issuance upon conversion of the Notes, such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares, provided that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of the conversion of Notes by delivery of shares of Common Stock that are held in the treasury of the Company.

            (ix) CONVERSION SHARES. The shares of Common Stock and other securities issued upon conversion of Notes and any other securities into which the Common Stock or other such securities are changed, reclassified, split, combined, or converted or for which they are exchanged by amendment to the Certificate of Incorporation or by consolidation, merger, or otherwise, and any securities paid as a dividend thereon are collectively called the "NOTES CONVERSION SHARES." Appropriate adjustment shall be made to this Section 9.1, including the term "COMMON STOCK," to give effect to each such change, reclassification, split, combination, conversion, exchange, or dividend.

            (x) TRANSFER TAXES. The Company shall pay any and all documentary, stamp, issue or transfer taxes, and any other similar taxes payable in respect of the issue or delivery of shares of Common Stock upon conversion of Notes pursuant hereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Notes to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the reasonable satisfaction of the Company, that such tax has been paid.

            (xi) NO ADJUSTMENT LESS THAN PAR VALUE. No adjustment in the Conversion Price shall reduce the Conversion Price below the then par value of the Common Stock.

            (xii) NOTICE OF ADJUSTMENT. Whenever the Conversion Price or conversion privilege is adjusted, the Company shall promptly mail to Noteholders a notice of the adjustment briefly stating the facts requiring the adjustment and the manner of computing it.

            (xiii) Notice of Certain Transactions. In the event that:

                  (1) the Company takes any action which would require an
            adjustment in the Conversion Price;

                  (2) the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and shareholders of the Company must approve the transaction; or

                  (3) there is a dissolution or liquidation of the Company,

the Company shall mail to the Noteholders a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least ten days before such date.

SECTION 10. SUBSIDIARY GUARANTEES

      10.1. SUBSIDIARY GUARANTEES.

            Each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees, to each Noteholder, irrespective of the validity and enforceability of this Agreement, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and premium and interest, on the Notes shall be promptly paid in full when due, whether at

Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of (and any premium) and interest on the Notes, if any, if lawful, and all other Obligations of the Company to the Noteholders hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor hereby agrees that its Obligations under its Subsidiary Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Agreement, the absence of any action to enforce the same, any waiver or consent by any Noteholder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Agreement.

            If any Noteholder is required by any court or otherwise to return to the Company or Subsidiary Guarantors, or any Custodian, trustee, liquidator or other similar official acting in relation to either the Company or Guarantors, any amount paid by such Noteholder, the Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Noteholders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Noteholders, on the other hand, (a) the Maturity of the Obligations guaranteed hereby may be accelerated as provided in
Section 8 for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (b) in the event of any declaration of acceleration of such Obligations as provided in Section 8, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Noteholders under the Subsidiary Guarantees.

      10.2. EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES.

            To evidence its Subsidiary Guarantee set forth in Section 10.1, each Guarantor hereby agrees that this Agreement and a Subsidiary Guarantee in the form of Exhibit B hereto shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents and, to the extent not a party to this Agreement on the date hereof, each Guarantor shall execute and deliver to the Noteholders a Supplemental Agreement to this Agreement in the form of Exhibit E and a Subsidiary Guarantee in the form of Exhibit B hereto, pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Section 10 and shall guarantee the Obligations of the Company under this Agreement and the Notes.

            If an officer whose signature is on this Agreement or on a Subsidiary Guarantee or Supplemental Agreement no longer holds that office at the time the Company executes and delivers the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless. The execution and delivery of any Note by the Company shall constitute due delivery of the Subsidiary Guarantee set forth in this Agreement on behalf of the Guarantors. Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.1 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

      10.3. SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

            No Subsidiary Guarantor may alter its corporate, capital or legal structure or enter into any transaction of merger or consolidation (whether or not such Subsidiary Guarantor is the surviving Person) with another corporation, Person or entity (other than the Company or another Subsidiary Guarantor) unless:

            (a) subject to the provisions of Section 10.4 hereof, the Person formed by or surviving any such alteration or transaction (if other than such Subsidiary Guarantor) unconditionally assumes all the Obligations under the Subsidiary Guarantee of such Subsidiary Guarantor pursuant to a Supplemental Agreement; and

            (b) immediately after giving effect to such transaction, no Potential Event of Default or Event of Default exists.

Notwithstanding the foregoing, no Subsidiary Guarantor shall be permitted to consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another corporation, Person or entity pursuant to the preceding sentence if such consolidation or merger would not be permitted by
Section 7.7 hereof.

            In case of any such alteration or transaction and upon the assumption by the successor corporation, by Supplemental Agreement, executed and delivered to the Noteholders and satisfactory in form to the Noteholders, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Agreement to be performed by the Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Agreement as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Agreement as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

            Except as set forth in Section 7 hereof, nothing contained in this Agreement or in any of the Notes shall prevent any alteration, merger or consolidation of a Subsidiary Guarantor with or into the Company, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company.

      10.4. RELEASES OF SUBSIDIARY GUARANTEES.

            In the event of (i) a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise or
(ii) a sale or other disposition of all of the Capital Stock of any Subsidiary Guarantor in each case in a transaction that complies with this Agreement, such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation, distribution or otherwise, of all of the Capital Stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Subsidiary Guarantor) will be released and relieved of any Obligations under its Subsidiary Guarantee; provided that the net proceeds of such sale or other disposition shall be applied in accordance with the provisions of Section 7.7 hereof. Any Subsidiary Guarantor not released from its Obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other Obligations of any Subsidiary Guarantor under this Agreement as provided in this Section 10.

      10.5. SUBSIDIARY GUARANTEES SUBORDINATE TO GUARANTOR SENIOR
            OBLIGATIONS.

            Each Subsidiary Guarantor covenants and agrees, and each Noteholder, by his acceptance of a Note, likewise covenants and agrees, that the Obligations of each Subsidiary Guarantor hereunder and under its Subsidiary Guarantee are hereby expressly made subordinate and junior in right of payment to the prior Payment in Full of all Guarantor Senior Obligations. The provisions of this Section 10 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Guarantor Senior Obligations is rescinded, subordinated, invalidated, disallowed or must otherwise be returned by the applicable Administrative Agent or a holder of Guarantor Senior Obligations for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of a Subsidiary Guarantor or any other Person), all as though such payment had not been made.

      10.6. PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

            In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Subsidiary Guarantor or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of any Subsidiary Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Subsidiary Guarantor, then and in any such event specified in clause (a),
(b) or (c) above (each such event, if any, herein sometimes referred to as a "GUARANTOR PROCEEDING") or a Proceeding (as hereinafter defined) with respect to the Company until the holders of Guarantor Senior Obligations have received and retained Payment in Full of all Guarantor Senior Obligations and Senior Obligations (including any interest accruing on or after the filing of any Guarantor Proceeding relating to such Subsidiary Guarantor, whether or not allowed in such Guarantor Proceeding and any interest accruing on or after the filing of any Proceeding relating to the Company, whether or not al-lowed in such Proceeding), the Noteholders shall not be entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, on account of any Obligations in respect of the Subsidiary
Guarantee of such Subsidiary Guarantor or on account of any purchase or other acquisition of Notes (including any repurchase of any Notes made or required to be made in connection with a Change of Control Offer, an Excess Proceeds Offer or otherwise) by the Company, any Subsidiary Guarantor or any Subsidiary of a Subsidiary Guarantor (all such payments, distributions, purchases, repurchases and acquisitions herein referred to, individually and collectively, as a "GUARANTEE PAYMENT"), and to that end each Administrative Agent on behalf of the holders of Guarantor Senior Obligations, as their interests may appear, shall be entitled to receive, for application to the payment thereof, any Guarantee Payment which may be payable or deliverable in respect of any obligations of such Subsidiary Guarantor under its Subsidiary Guarantee in any such Guarantor Proceeding.

             In the event that, notwithstanding the foregoing provisions of this
Section 10.6, any Noteholder shall have received any Guarantee Payment before all Guarantor Senior Obligations or Senior Obligations are Paid in Full, then in such event (i) such Guarantee Payment shall be paid over or delivered forthwith to the Administrative Agents, or if otherwise required by applicable law, to the trustee in bankruptcy or other Person making payment or distribution of assets of the Company, in each case for the application to the Payment in Full of all Guarantor Senior Obligations remaining unpaid and, after Payment in Full of such Guarantor Senior Obligations, to the Payment in Full of all other Senior Obligations remaining unpaid, to the extent necessary to Pay in Full all such Senior Obligations, after giving effect to any concurrent payment or distribution to or for the holders of Senior Obligations, and (ii) until so turned over, the same shall be held in trust by such Noteholder as the property of the Administrative Agents and the holders of the Guarantor Senior Obligations.

            For purposes of this Section 10 only, the words "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include a payment or distribution of stock or other securities or Indebtedness of any Subsidiary Guarantor provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities or Indebtedness are subordinated in right of payment to all then outstanding Guarantor Senior Obligations and the Senior Obligations to substantially the same extent as, or to a greater extent than, the Subsidiary Guarantees of the Subsidiary Guarantors are so subordinated as provided in this Section 10. The consolidation of any Subsidiary Guarantor. with, or the merger of any Subsidiary Guarantor into, another Person or the liquidation or dissolution of any Subsidiary Guarantor following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Section 10.3 shall not be deemed a Guarantor Proceeding for the purposes of this Section 10.6 if the Person formed by such consolidation or into which such Subsidiary Guarantor is merged or the Person which acquires by conveyance or transfer such properties and assets, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Section 10.3.

      10.7. NO PAYMENT WHEN GUARANTOR SENIOR OBLIGATIONS IN DEFAULT.

            In the event that any Guarantor Senior Payment Default (as defined below) or Senior Payment Default (as defined below in Section 11) shall have occurred and be continuing, then no Guarantee Payment shall be made by any Subsidiary Guarantor and no Guarantee Payment shall be received or subject to this Section 10.7 retained by any Noteholder unless and until such Guarantor Senior Payment Default or Senior Payment Default shall have been cured or waived or shall have ceased to exist or all amounts then due and payable in respect of the Guarantor Senior Obligations and Senior Obligations shall have been Paid in Full. "GUARANTOR SENIOR PAYMENT DEFAULT" means any default by any Subsidiary Guarantor in the payment of any of the Guarantor Senior Obligations when due, whether at the due date of any such payment or by declaration of acceleration, prepayment or call for redemption or otherwise.

            Upon the occurrence of a Guarantor Senior Non-Payment Default (as defined below) or a Senior Non-Payment Default (as defined below in Section 11) and receipt of written notice by the Company of the occurrence of such default from the applicable Administrative Agent or any holder of Senior Obligations which is the subject of such default, no Guarantee Payment shall be made by any Subsidiary Guarantor or received or, subject to this Section 10.7 retained by any Noteholder during a period (the "GUARANTOR PAYMENT BLOCKAGE PERIOD") commencing on the date of the receipt by the Company of such notice from the applicable Administrative Agent or any holder of Senior Obligations and ending on the earlier of (i) the date on which such Guarantor Senior Non-Payment Default or Senior Non-Payment Default, as the case may be, shall have been cured or waived or ceased to exist or all Senior Obligations which were the subject of such Guarantor Senior Non-Payment Default shall have been Paid in Full, and (ii) the 180th day after the date of the receipt of such notice. No Guarantor Senior Non-Payment Default or Senior Non-Payment Default that existed or was continuing on the date of the commencement of a Guarantor Payment Blockage Period may be made the basis of the commencement of a subsequent Guarantor Payment Blockage Period whether or not within a period of 360 consecutive days, unless such Guarantor Senior Non-Payment Default shall have been cured for a period of not less than 90 consecutive days, provided that it is expressly understood and agreed that each failure to comply with any financial covenant test shall be deemed to constitute for the purposes of this section a separate default that shall commence on the applicable test date and which shall not be cured until compliance is demonstrated on a subsequent test date. In any event, notwithstanding the foregoing, there shall be a total of at least 180 days (either consecutive or non-consecutive) during each 360-day period when no Payment Blockage Period or Guarantee Payment Blockage Period is in effect. "GUARANTOR SENIOR NON-PAYMENT DEFAULT" means the occurrence or existence and continuance of an event of default with respect to Guarantor Senior Obligations, other than a Guarantor Senior Payment Default, that permits the holders of the Senior Obligations (or a trustee or other agent on behalf of the holders thereof) then to declare such Guarantor Senior Obligations due and payable prior to the date on which it would otherwise become due and payable.

            The failure to make any payment under a Subsidiary Guarantee by reason of the provisions of this Section 10.7 will not be construed as preventing the occurrence of an Event of Default with respect to the Notes arising from any such failure to make payment. Upon termination of any Guarantor Payment Blockage Period and Senior Blockage Period the applicable Guarantor shall resume making any and all required payments in respect of its Subsidiary Guar-antee, including any missed payments unless such payments are otherwise prohibited pursuant to the terms of Sections 10 or 11.

            If any Subsidiary Guarantor shall make any Guarantee Payment, or any Noteholder shall receive any such payment, in each case in violation of any of the foregoing provisions of this Section 10.7, and if such fact shall, at or prior to the time of such Guarantee Payment, have been made known to the Noteholder Representative of any given Noteholder, then in such event (i) such Guarantee Payment shall be paid over and delivered forthwith to the Administrative Agents in the same form received for the application to the Payment in Full of all Guarantor Senior Obligations remaining unpaid and, after Payment in Full of such Guarantor Senior Obligations, to the Payment in Full of all other Senior Obligations remaining unpaid, and (ii) until so turned over, the same shall be held in trust by such Noteholder as the property of the Administrative Agents and the holders of the Guarantor Senior Obligations.

            A Noteholder shall be deemed to have received notice of the existence of a Guarantor Senior Payment Default or Guarantor Senior
Non-Payment Default, AS the case may be, if the Company, any Subsidiary Guarantor or any Administrative Agent or holder of Guarantor Senior Obligations or Senior Obligations shall have provided notice to the Noteholder Representative of such Noteholder in accordance with Section 12.6 of this Agreement. As of the date of this Agreement, notices to a Noteholder Representative shall be delivered by any means permitted by Section 12.6 to the address of such Noteholder Representative set forth on the signature pages of this Agreement and the Company, each Subsidiary Guarantor, each Administrative Agent and each holder of Senior Obligations and Guarantor Senior Obligations shall be entitled to rely on such address information notwithstanding any change therein, including without limitation, as a result of the transfer or assignment of any Notes until such time as the relevant Noteholder or Noteholder Representative, as the case may be, notifies the Company and each Administrative Agent in writing of such a change. Each of the Company, the Subsidiary Guarantors, each Administrative Agent and each holder of Guarantor Senior Obligations agrees that notices from a Noteholder or a Noteholder Representative shall be effective against the Company and each Subsidiary Guarantor if delivered in any manner described in Section 12.6 to the address of the Company set forth therein and shall be effective against an Administrative Agent and a holder of Senior Obligations and Guarantor Senior Obligations if delivered in any manner described in Section 12.6 to the address of such Administrative
Agent and holder set forth in Schedule 10.8 of this Agreement or such other address as such Administrative Agent may notify such persons in writing.

            For the avoidance of doubt, (i) the limitations on the maximum number of Noteholder Representatives as set forth in the definition of Noteholder Representative shall apply in all cases for purposes of delivery of notices by an Administrative Agent or holders of the Guarantor Senior Obligations under this Section 10.7 and elsewhere in this Agreement, and (ii) notices delivered to a Noteholder Representative shall bind all Noteholders represented by such Noteholder Representative; however, if notices shall be delivered to all Noteholder Representatives, then all Noteholders shall be bound (including any Noteholders that do not have a Noteholder Representative due to the limitation on the number of Noteholder Representatives that Noteholders may have at any time as set forth in the definition of Noteholder Representative).

            The provisions of this Section 10.7 shall not apply to any Guarantee Payment with respect to which Section 10.6 would be applicable.

      10.8. PAYMENT PERMITTED IF NO DEFAULT.

            Nothing contained in Section 10.7 or elsewhere in this Agreement or in any of the Subsidiary Guarantees shall prevent (a) any Subsidiary Guarantor, at any time except during the pendency of any Guarantor Proceeding referred to in Section 10.6 or under the conditions described in Section 10.7, from making Guarantee Payments, or (b) at any time, except during the pendency of any Guarantor Proceeding referred to in Section 10.6, the retention of such Guarantee Payment by any Noteholder, if at the time of such Guarantee Payment the applicable Noteholder Representative has not been notified of a Guarantor Senior Payment Default or Guarantor Senior Non-Payment Default in accordance with Section 10.7.

      10.9. SUBROGATION TO RIGHTS OF HOLDERS OF GUARANTOR SENIOR OBLIGATIONS.

            Only after the Payment in Full of all Guarantor Senior Obligations of any Subsidiary Guarantor and all Senior Obligations, the Noteholders shall be subrogated to the rights of the holders of such Guarantor Senior Obligations to receive payments and distributions of cash, property and securities applicable to such Guarantor Senior Obligations. For purposes of such subrogation, no payments or distributions to the holders of the Guarantor Senior Obligations of a Subsidiary Guarantor of any cash, property or securities to which the Noteholders would be entitled except for the provisions of this
Section 10, and no payments over pursuant to the provisions of this Section 10 to the holders of Guarantor Senior Obligations by Noteholders, shall, as among such Subsidiary Guarantor, its creditors other than holders of Guarantor Senior Obligations of such Subsidiary Guarantor and the Noteholders, be deemed to be a payment or distribution by such Subsidiary Guarantor to or on account of the Guarantor Senior Obligations of such Subsidiary Guarantor.

      10.10. PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.

            The provisions of this Section 10 are and are intended solely for the purpose of defining the relative rights of the Noteholders on the one hand and each Administrative Agent and the holders of Guarantor Senior Obligations on the other hand. Nothing contained in this Section 10 or elsewhere in this Agreement or in the Subsidiary Guarantees is intended to or shall (a) impair, as among a Subsidiary Guarantor, its creditors other than holders of Guarantor Senior Obligations of such Subsidiary Guarantor and the Noteholders, the Obligation of such Subsidiary Guarantor under its Subsidiary Guarantee, which is absolute and unconditional (and which, subject to the rights under this Section 10 and Section 11 is intended to rank equally with all other general unsecured Obligations of such Subsidiary Guarantor), to pay to the Noteholders the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against such Subsidiary Guarantor of the Noteholders and creditors of such Guarantor other than the holders of Guarantor Senior Obligations; or (c) subject to the restrictions set forth in this Section 10 and Section 11, prevent any Noteholder from exercising all remedies otherwise permitted by applicable law upon default under this Agreement.

      10.11. NO WAIVER OF SUBORDINATION PROVISIONS.

            No right of any present or future holder of any Guarantor Senior Obligations to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Subsidiary Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Guarantor or any Noteholder with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

            Without in any way limiting the generality of the foregoing paragraph, the holders of Guarantor Senior Obligations may at any time and from time to time, without the consent of or notice to the Noteholders, without incurring responsibility to the Noteholders and without impairing or releasing the subordination or standstill provided in this Section 10 and Section 11 or the obligations hereunder of the Noteholders to the holders of Guarantor Senior Obligations, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Obligations, the Senior Obligations or otherwise amend or supplement in any manner Guarantor Senior Obligations, the Senior Obligations or any instrument evidencing the same or any agreement under which Guarantor Senior Obligations or the Senior Obligations are outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Obligations or the Senior Obligations; (iii) release any Person liable in any manner for the collection of Guarantor Senior Obligations or the Senior Obligations; (iv) settle or compromise any such Guarantor Senior Obligations, the Senior Obligations or any other liability of any obligor of such Guarantor Senior Obligations or the Senior Obligations to such holder of any security therefor or any liability issued in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, payment of any of the Guarantor Senior Obligations or the Senior Obligations) in any manner or order; (v) fail to take or to record or otherwise perfect, for any reason or for no reason, any lien or security interest securing such Guarantor Senior Obligations or the Senior Obligations by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other Person, elect any remedy and otherwise deal freely with any obligor and any security for such Guarantor Senior Obligations, such Senior Obligations or any liability of any obligor to the holders of such Guarantor Senior Obligations, such Senior Obligations or any liability issued in respect of such Guarantor Senior Obligations or such Senior Obligations; and (vi) exercise or refrain from exercising any rights against the Company, any Subsidiary Guarantor or any other Person.

      10.12. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

            Upon any payment or distribution of assets or securities of a Subsidiary Guarantor referred to in this Section 10, the Noteholders shall be entitled to rely upon (i) any order or decree entered by any court of competent jurisdiction in which such Guarantor Proceeding is pending, (ii) a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian or as signee for the benefit of creditors making such payment or distribution delivered to the Noteholders, and (iii) with respect to any given Senior Obligations or Guarantor Senior Obligations, any certificate of the Administrative Agent for, or holders of, such Senior Obligations and Guar-antor Senior Obligations in each case, delivered to the Noteholders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Guarantor Senior Obligations and other Indebtedness of such Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 10.

      10.13. RELIANCE BY HOLDERS OF GUARANTOR SENIOR OBLIGATIONS ON SUBORDINATION PROVISIONS.

            Each Noteholder, by accepting such Note, acknowledges and agrees that the subordination and standstill provisions set forth in Section 10 and
Section 11 are intended to be an inducement and a consideration to each holder of any Guarantor Senior Obligations, whether such Guarantor Senior Obligations were created or acquired before or after the issuance of the Note, to acquire and continue to hold, or to continue to hold, such Guarantor Senior Obligations and such holder of such Guarantor Senior Obligations shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Guarantor Senior Obligations.

            If a proper claim or proof of debt in the form required in such proceeding is not filed by or on behalf of all Noteholders prior to 10 days before the expiration of the time to file such claims or proofs, then each Administrative Agent is hereby authorized, and shall have the right (without any duty), to file an appropriate claim on behalf of the Noteholders and, subject to this Section 10.13, to take such other action as may be reasonably necessary to effectuate the foregoing. Each Noteholder shall provide to each Administrative Agent and the holders of Guarantor Senior Obligations all information and documents reasonably necessary to present claims or seek enforcement as aforesaid and the Noteholders hereby irrevocably authorize, empower and appoint each Administrative Agent as attorney-in-fact for such Noteholders to take any and all actions permitted by this paragraph to be taken by each Administrative Agent and such holders of Senior Obligations. Notwithstanding the foregoing, no Administrative Agent or holder of Guarantor Senior Obligations shall be entitled to vote the claim of any Noteholder.

      10.14. LIMITATION ON GUARANTOR LIABILITY.

            Each Subsidiary Guarantor, and by its acceptance of the Notes, each Noteholder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Noteholders and the Subsidiary Guarantors hereby irrevocably agree that the Obligations of such Subsidiary Guarantor under its Subsidiary Guarantee and this Section 10 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Obligations of such other Subsidiary Guarantor under this Section 10, result in the Obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 11. SUBORDINATION OF NOTES

      11.1. NOTES SUBORDINATE TO SENIOR OBLIGATIONS.

            The Company covenants and agrees, and each Noteholder, by his acceptance thereof, likewise covenants and agrees, the payment of the principal of (and premium, if any) and interest and all other amounts under the Notes and all other Obligations under the Notes (including without limitation, any obligation of the Company to repurchase any Notes made or required to be made in connection with a Change of Control Offer, an Excess Proceeds Offer or otherwise) are hereby expressly made subordinate and junior in right of payment to the prior Payment in Full of all Senior Obligations. The provisions of this
Section 11 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Obligations is rescinded, subordinated, invalidated, disallowed or must otherwise be returned by the applicable Administrative Agent or any holder of Senior Obligations for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Company or any other Person), all as though such payment had not been made.

      11.2. PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

            In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, then and in any such event specified in clause (a), (b) or (c) above (each such event, if any, herein sometimes referred to as a "PROCEEDING")until the holders of Senior Obligations have received and retained Payment in Full of all Senior Obligations (including any interest accruing on or after the filing of any Proceeding relating to the Company, whether or not allowed in such Proceeding), the Noteholders shall not be entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, on account of any of the Obligations in respect of the Notes or on account of any purchase or other acquisition of Notes (including any repurchase of any Notes made or required to be made in connection with a Change of Control Offer, an Excess Proceeds Offer or otherwise) by the Company or any Subsidiary of the Company (all such payments, distributions, purchases, repurchases and acquisitions herein referred to, individually and collectively, as a "NOTES PAYMENT"), and to that end each Administrative Agent on behalf of the holders of Senior Obligations, as their interests may appear, shall be entitled to receive, for application to the payment thereof, any Notes Payment which may be payable or deliverable in respect of any of the Obligations in respect of the Notes in any such Proceeding.

            The failure to make any payment on the Notes by reason of the provisions of this Section 11.2 will not be construed as preventing the occurrence of an Event of Default with respect to the Notes arising from any such failure to make payment. Upon termination of any Payment Blockage Period the Company shall resume making any and all required payments in respect of the Notes, including any missed payments unless such payments are otherwise prohibited pursuant to the terms of Sections 10 or 11.

            In the event that, notwithstanding the foregoing provisions of this
Section 11.2, any Noteholder shall have received any Notes Payment before all Senior Obligations are Paid in Full, then and in such event (i) such Notes Payment shall be paid over or delivered forthwith to the Administrative Agents or, if otherwise required by applicable law, to the trustee in bankruptcy or other Person making payment or distribution of assets of the Company, in each case for the application to the Payment in Full of all Senior Obligations remaining unpaid, to the extent necessary to Pay in Full all such Senior Obligations, after giving effect to any concurrent payment or distribution to or for the holders of Senior Obligations, and (ii) until so turned over, the same shall be held in trust by such Noteholder as the property of each Administrative Agent and the holders of the Senior Obligations.

            For purposes of this Section 11 only, the words "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include a payment or distribution of stock or other securities or Indebtedness of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities or Indebtedness are subordinated in right of payment to all then outstanding Guarantor Senior Obligations and Senior Obligations to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Section
11. The merger or consolidation of another Person into the Company upon the terms and conditions set forth in Section 7.7 shall not be deemed a Proceeding for the purposes of this Section 11.2 if the merger or consolidation complies with the conditions set forth in Section 7.7.

      11.3. NO PAYMENT WHEN SENIOR OBLIGATIONS IN DEFAULT.

            In the event that any Senior Payment Default (as defined below) shall have occurred and be continuing, then no Notes Payment shall be made unless and until such Senior Payment Default shall have been cured or waived or shall have ceased to exist or all amounts then due and payable in respect of Senior Obligations shall have been Paid in Full. "SENIOR PAYMENT DEFAULT" means any default in the payment of any of the Senior Obligations when due, whether at the due date of any such payment or by declaration of acceleration, prepayment or call for redemption or otherwise.

            Upon the occurrence of a Senior Non-Payment Default (as defined below) and receipt of written notice by the Company of the occurrence of such Senior Non-Payment Default from the applicable Administrative Agent or any holder of Senior Obligations which is the subject of such Senior Non-Payment Default, no Notes Payments shall be made during a period (the "PAYMENT BLOCKAGE PERIOD") commencing on the date of the receipt by the Company of such notice from the applicable Administrative Agent or any holder of Senior Obligations and ending on the earlier of (i) the date on which such Senior Non-Payment Default shall have been cured or waived or ceased to exist or all Senior Obligations which were the subject of such Senior Non-Payment Default shall have been Paid in Full and (ii) the 180th day after the date of the receipt of such notice.
No Senior Non-Payment Default that existed or was continuing on the date of the commencement of a Payment Blockage Period may be made the basis of the commencement of a subsequent Payment Blockage Period whether or not within a period of 360 consecutive days, unless such Senior Non-Payment Default shall have been cured for a period of not less than 90 consecutive days; provided that it is expressly understood and agreed that each failure to comply with any financial covenant test shall be deemed to constitute for the purposes of this section a separate default that shall commence on the applicable test date and which shall not be cured until compliance is demonstrated on a subsequent test date. In any event, notwithstanding the foregoing, there shall be a total of at least 180 days (either consecutive or non-consecutive) during each 360-day period when no Payment Blockage Period or Guarantor Payment Blockage Period is in effect. "SENIOR NON-PAYMENT DEFAULT" means the occurrence or existence and continuance of an event of default with respect to Senior Obligations, other than a Senior Payment Default, that permits the holders of the Senior Obligations (or a trustee or other agent on behalf of the holders thereof) then to declare such Senior Obligations due and payable prior to the date on which it would otherwise become due and payable.

            If the Company shall make any Notes Payment to any Noteholder or any Noteholder shall receive any Notes Payment in violation of this Section 11.3, and if such fact shall, at or prior to the time of such Notes Payment, have been made known to the Noteholder Representative of any given Noteholder, then (i) such Notes Payment shall be paid over and delivered forthwith to the Administrative Agents in the same form received for the application to the Payment in Full of all Senior Obligations remaining unpaid, and (ii) until so turned over, the same shall be held in trust by such Noteholder as the property of the Administrative Agent and the holders of the Senior Obligations.

            A Noteholder shall be deemed to have received notice of the existence of a Senior Payment Default or Senior Non-Payment Default, as the case may be, if the Company, any Subsidiary Guarantor or any Administrative Agent or holder of Guarantor Senior Obligations or Senior Obligations shall have provided notice to the Noteholder Representative of such Noteholder in accordance with Section 12.6 of this Agreement. As of the date of this Agreement, notices to a Noteholder Representative shall be delivered by any means permitted by Section 12.6 to the address of such Noteholder Representative set forth on the signature pages of this Agreement and the Company, each Subsidiary Guarantor, each Administrative Agent and each holder of Senior Obligations and Guarantor Senior Obligations shall be entitled to rely on such address information notwithstanding any change therein, including without limitation, as a result of the transfer or assignment of any Notes until such time as the relevant Noteholder or Noteholder Representative, as the case may be, notifies the Company and each Administrative Agent in writing of such a change. Each of the Company, the Subsidiary Guarantors, each Administrative Agent and each holder of Senior Obligations agrees that notices from a Noteholder or a Noteholder Representative shall be effective against the Company and each Subsidiary Guarantor if delivered in any manner described in
Section 12.6 to the address of the Company set forth therein and shall be effective against an Administrative Agent and a holder of Senior Obligations and Guarantor Senior Obligations if delivered in any manner described in Section
12.6 to the address of such Administrative Agent and holder set forth in
Schedule 10.8 of this Agreement or such other address as such Administrative Agent may notify such persons in writing.

            For the avoidance of doubt, (i) the limitation on the maximum number of Noteholder Representatives as set forth in the definition of Noteholder Representative shall apply in all cases for purposes of delivery of notices by an Administrative Agent or holders of the Senior Obligations under this Section
11.3 and elsewhere in this Agreement, and (ii) notices delivered to a Noteholder Representative shall bind all Noteholders represented by such Noteholder Repre-sentative; however, if notices shall be delivered to all Noteholder Representatives, then all Noteholders shall be bound (including any Noteholders that do not have a Noteholder Representative due to the limitation on the number of Noteholder Representatives that Noteholders may have at any time as set forth in the definition of Noteholder Representative).

            The provisions of this Section 11.3 shall not apply to any Notes Payment with respect to which Section 11.2 would be applicable.

      11.4. PAYMENT PERMITTED IF NO DEFAULT.

            Nothing contained in Section 11.4 or elsewhere in this Agreement or in any of the Notes shall prevent (a) the Company, at any time except during the pendency of any Proceeding referred to in Section 11.2 or under the conditions described in Section 11.3, from making Notes Payments, or (b) at any time, except during the pendency of any Proceeding referred to in Section 11.2, the retention of such Notes Payments by any Noteholder, if at the time of such Notes Payment the applicable Noteholder Representative has not been notified of a Senior Payment Default or Senior Non-Payment Default in accordance with Section 11.3.

      11.5. LIMITATION OR ENFORCEMENT OF REMEDIES, ETC.

            Notwithstanding any provision to the contrary contained in this Agreement, any Notes or any other Purchase Document, prior to the Payment in Full of all of the Senior Obligations and Guarantor Senior Obligations, the Noteholders shall not, without the prior written consent of each Administrative Agent (which consent may be granted or withheld in such Administrative Agent's sole and absolute discretion): (a) ask for, demand, accelerate the maturity of, or take any other action to compel any payment of, all or any payment of any of the Notes; (b) sue for, take, receive or possess, realize or foreclose upon, repossess, sell or otherwise dispose, liquidate, or otherwise restrict or interfere with the use of, any collateral, property or assets of any Credit Party or any of their Subsidiaries; or (c) commence or pursue any judicial, arbitral or other proceeding or legal action of any kind, seeking injunctive or other equitable relief to prohibit, limit or impair the commencement or pursuit by any Administrative Agent or any holder of Senior Obligations, of any of its rights or remedies against any Credit Party or Subsidiary or Affiliate of any Credit Party, any of its collateral under or in connection with any Credit Agreement or the Motorola Distributor Documents, as applicable, or otherwise available under applicable law, or (d) institute or commencement of a bankruptcy case, liquidation or similar proceeding, or other judicial, arbitral or other proceeding or exercise or attempt to exercise any rights or remedies whether arising under this Agreement, any other Purchase Agreement or under applicable law against any Credit Party or any of their Subsidiaries, in each case under clauses (a) through (d) inclusive of this
Section 11.5 whether by setoff, recoupment or any other manner, direct or indirect, until (i) in the case of clauses (b) and (c) of this Section 11.5, the Payment in Full of all Senior Obligations and Guarantor Senior Obligations, and
(ii) in the case of clauses (a) and (d) of this Section 11.5, the occurrence of a Standstill Termination Event. For purposes of the foregoing, a "STANDSTILL TERMINATION EVENT" shall be deemed to occur (i) in the case of the occurrence of any Event of Default described in Section 8.2 (to the extent such Event of Default results from the acceleration of the Indebtedness outstanding under any Credit Agreement or the Obligations under any of the Motorola Distributor Documents and such acceleration shall not have been rescinded by the requisite holders of Senior Obligations under such Credit Agreement or the Mo-torola Distributor Documents), 8.6 or 8.7, immediately upon such occurrence; and
(ii) in the case of the occurrence of any other Event of Default, on the 120th day following the occurrence of such Event of Default.

      11.6. SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR OBLIGATIONS.

            Only after the Payment in Full of all Senior Obligations of the Company and its Subsidiaries, the Noteholders shall be subrogated to the rights of the holders of Senior Obligations to receive payments and distributions of cash, property and securities applicable to such Senior Obligations. For purposes of such subrogation, no payments or distributions to the holders of the Senior Obligations of the Company and its Subsidiaries of any cash, property or securities to which the Noteholders would be entitled except for the provisions of this Section 11, and no payments over pursuant to the provisions of this Section 11 to the holders of Senior Obligations by Noteholders, shall, as among the Company and its Subsidiaries, its creditors other than holders of Senior Obligations and the Noteholders, be deemed to be a payment or distribution by the Company and its Subsidiaries to or on account of the Senior Obligations of the Company and its Subsidiaries.

      11.7. PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.

            The provisions of this Section 11 are and are intended solely for the purpose of defining the relative rights of the Noteholders on the one hand and each Administrative Agent and holders of Senior Obligations on the other hand. Nothing contained in this Section 11 or elsewhere in this Agreement or in the Notes is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Obligations and the Noteholders, the Obligation of the Company, which is absolute and unconditional (and which, subject to the rights under Section 10 and Section 11 is intended to rank equally with all other general unsecured Obligations of the Company), to pay to the Noteholders the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Noteholders and creditors of the Company other than the holders of Senior Obligations; or
(c) subject to the restrictions set forth in Section 10 and Section 11, prevent any Noteholder from exercising all remedies otherwise permitted by applicable law upon default under this Agreement.

      11.8. NO WAIVER OF SUBORDINATION PROVISIONS.

            No right of any present or future holder of any Senior Obligations to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company or any Noteholder with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

            Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Obligations may at any time and from time to time, without the consent of or notice to the Noteholders, without incurring responsibility to the Noteholders and without impairing or releasing the subordination provided in this Section 11 or the Obligations hereunder of the Note-holders to the holders of Senior Obligations or Guarantor Senior Obligations, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior
Obligations or Guarantor Senior Obligations, or otherwise amend or supplement, restate, replace, refinance, or otherwise modify in any manner the Senior Obligations or Guarantor Senior Obligations, any instrument evidencing the same or any agreement under which the Senior Obligations or Guarantor Senior Obligations are outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Obligations or Guarantor Senior Obligations; (iii) release any Person liable in any manner for the collection of Senior Obligations or Guarantor Senior Obligations; (iv) settle or compromise any such Senior Obligations, the Guarantor Senior Obligations or any other liability of any obligor of such Senior Obligations or Guarantor Senior Obligations to such holder of any security therefor or any liability issued in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, payment of any of the Senior Obligations or Guarantor Senior Obligations) in any manner or order; (v) fail to take or to record or otherwise perfect, for any reason or for no reason, any lien or security interest securing such Senior Obligations or such Guarantor Senior Obligations by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other Person, elect any remedy and otherwise deal freely with any obligor and any security for such Senior Obligations, such Guarantor Senior Obligations, or any liability of any obligor to the holders of such Senior Obligations, such Guarantor Senior Obligations or any liability issued in respect of such Senior Obligations; and (vi) exercise or refrain from exercising any rights against the Company, any Credit Party or any other Person.

      11.9. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

            Upon any payment or distribution of assets or securities of the Company referred to in this Section 11, the Noteholders shall be entitled to rely upon (i) any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, (ii) a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors making such payment or distribution, and (iii) with respect to any given Senior Obligations, any certificate of the Administrative Agent for, or holder of, such Senior Obligation, in each case delivered to the Noteholders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Obligations and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 11.

      11.10. RESTRICTIONS ON AMENDMENT.

            The provisions of Section 10 and Section 11 are for the benefit of each Administrative Agent and the holders from time to time of Guarantor
Senior Obligations and the Senior Obligations, and each Administrative Agent and such holders of Guarantor Senior Obligations and Senior Obligations are third party beneficiaries hereof. Without the prior written consent of each Administrative Agent (which consent may be granted or withheld by such Administrative Agent in its sole and absolute discretion), the Noteholders and the Company shall not (and the Company shall not permit any of the Company's Subsidiaries to), amend or otherwise change the terms of this Agreement, any Notes, any Subsidiary Guarantee, any Obligations of any Credit

Party, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to (i) increase the interest rate on the Notes (other than to the extent that such additional interest is payable solely through the issuance of additional Notes in a principal amount equal to the amount of such additional interest), (ii) change (to earlier dates) any dates upon which payments of principal, premium, fees or interest are due on the Notes, (iii) change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), (iv) change the redemption, prepayment, repurchase, conversion or defeasance provisions thereof,
(v) change the standstill or subordination provisions set forth in the Notes, the Subsidiary Guarantees or in Sections 10 and 11 hereof (or any defined terms used in the Notes, the Subsidiary Guarantees or said Sections), or change or amend this Section (or any defined terms used in this Section), (vi) require or result in any Credit Party or any of their Subsidiaries or Affiliates granting any pledge, security interest or other Lien on any of their property or assets (including the stock of the Company) to secure any of the Subordinated Indebtedness, (vii) change, amend or add any financial covenant, other material covenant, or event of default in any Purchase Document in a manner that would be more restrictive on any Credit Party than any comparable covenant then in effect under the Credit Agreements or the Motorola Distributor Documents, or (viii) increase materially the Obligations of any Credit Party or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to the Company or the holders of Senior Obligations.

      11.11. RELIANCE BY HOLDERS OF SENIOR OBLIGATIONS ON SUBORDINATION PROVISIONS.

            Each Noteholder, by accepting such Note, acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Obligations, whether such Senior Obligations were created or acquired before or after the issuance of the Note, to acquire and continue to hold, or to continue to hold, such Senior Obligations and such holder of such Senior Obligations shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Obligations.

            If a proper claim or proof of debt in the form required in any proceeding (including any Guarantor Proceeding or Proceeding) is not filed by or on behalf of all Noteholders prior to 10 days before the expiration of the time to file such claims or proofs, then each Administrative Agent is hereby authorized, and shall have the right (without any duty), to file an appropriate claim on behalf of the Noteholders and to, subject to this Section 11.11, take such other action as may be reasonably necessary to effectuate the foregoing. Each Noteholder shall provide to each Administrative Agent and the holders of Senior Obligations all information and documents reasonably necessary to present claims or seek enforcement as aforesaid and the Noteholders hereby irrevocably authorize, empower and appoint each Administrative Agent as attorney-in-fact for such Noteholders to take any and all actions permitted by this paragraph to be taken by each Administrative Agent and such holders of Senior Obligations. Notwithstanding the foregoing, no Administrative Agent or holder of Senior Obligations shall be entitled to vote the claim of any Noteholder.

SECTION 12. MISCELLANEOUS

      12.1. SUCCESSORS AND ASSIGNS.

            Except as otherwise expressly provided herein, all covenants, agreements and other provisions contained in this Agreement by or on behalf of any of the parties hereto shall bind, inure to the benefit of and be enforceable by their respective successors and assigns (including, without limitation, any subsequent Securityholder) whether so expressed or not; provided, however, that the Company may not assign and transfer any of its rights or obligations without the prior written consent of the other parties hereto and each such Securityholder.

            Subject to Section 11, nothing in this Agreement or in the Notes or Subsidiary Guarantees, express or implied, shall give to any Person other than the parties hereto, their successors and assigns and the holders from time to time of the Notes or Subsidiary Guarantees or Purchased Preferred Stock any benefit or any legal or equitable right, remedy or claim under this Agreement.

            Each Securityholder may furnish any information concerning the Company and the Company's Subsidiaries in the possession of that holder from time to time to assignees and participants (including prospective assignees and participants), subject to Section 12.15.

      12.2. EXPENSES.

            (a) Whether or not the transactions contemplated hereby shall be consummated, the Company and each Subsidiary Guarantor jointly and severally agree to pay promptly, (i) all the actual and reasonable costs and expenses of negotiation and preparation of the Purchase Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for the Company (including any opinions requested by the Purchasers as to any legal matters arising hereunder) and of the Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Purchase Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of one counsel to the Securityholders (selected by the Required Holders (or Purchasers purchasing a majority of the Purchased Securities for the period prior to the applicable Closing Date)) in connection with the negotiation, preparation, execution and administration of the Purchase Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Company; (iv) all of the Purchasers' out-of-pocket costs and expenses incurred in connection with their due diligence; (v) all other actual and reasonable costs and expenses incurred by the Securityholders in connection with the negotiation, preparation and execution of the Purchase Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; provided that the Company and the Subsidiary Guarantors shall not be obligated to reimburse the Purchasers for any such costs and expenses incurred on or prior to the First Closing Date to the extent they exceed $350,000.

            (b) From and after the First Closing Date, subject to the limitations set forth in Sections 10 and 11, the Company and each Subsidiary Guarantor jointly and severally agree to pay (i) after the occurrence of an Event of Default or default under the terms of the Purchased Preferred Stock, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and fees, costs and expenses of accountants, advisors and consultants, incurred by the Purchasers and Preferred Holders and their counsel relating to efforts to evaluate or assess any Credit Party, its business or financial condition; and
(ii) all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel), fees, costs and expenses of accountants, advisors and consultants and costs of settlement, incurred by each Purchaser and Preferred Holder in enforcing any obligations of the Company or any Subsidiary or in collecting any payments due from any Credit Party hereunder or under the other Purchase Documents by reason of such Event of Default or other default (including in connection with the enforcement of the Purchase Documents) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

      12.3.  INDEMNITY.

            In addition to the payment of expenses pursuant to Section 12.2, whether or not the transactions contemplated hereby shall be consummated, the Company and each Subsidiary Guarantor jointly and severally agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless each Purchaser and Securityholder, and the officers, directors, employees, agents and Affiliates of each Purchaser and Securityholder (collectively called the "INDEMNITEES"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that the Company and the Subsidiary Guarantors shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction. The rights of Noteholders under this Section 12.3 shall be subject to Sections 10 and 11.

            As used herein, "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including
Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous
Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement, the other Purchase Documents or the Related Agreements or the transactions contemplated hereby or thereby (including Purchasers' agreement to purchase the Purchased Securities here- under or the use or intended use of the proceeds thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Government Authority or any enforcement of any of the Purchase Documents (including the enforcement of any Sub-sidiary Guarantee)), (ii) the statements contained in the commitment letter delivered by any Purchaser to or for the benefit of the Company with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of the Company or any of the Company's Subsidiaries; provided that Indemnified Liabilities shall not include any consequential or punitive damages.

            To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 12.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the Company and the Subsidiary Guarantors jointly and severally shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

      12.4. AMENDMENTS AND WAIVERS.

            Subject to the provisions of Section 11.10, this Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively) with (and only with) the written consent of the Company and the Required Holders (or, if prior to the First Closing Date, the Purchasers); provided, however, that no such amendment or waiver may, without the prior written consent of each Noteholder affected thereby (or the Purchasers if prior to the First Closing Date) (i) subject any Noteholder to any additional obligation, (ii) reduce the principal of (or premium, if any) or rate of interest on any Note or change the date on which any Notes may be subject to redemption or repurchase or reduce the redemption or repurchase price therefor,
(iii) change the date fixed for any payment of principal of (or premium, if any) or interest on any Note, (iv) change the percentage of the aggregate principal amount of the Notes the holders of which shall be required to consent or take any other action under this Section 12.4 or any other provision of this Agreement, (v) amend or waive the provisions of (a) Section 6.10 following the occurrence of a Change of Control or (b) Section 6.11 or 7.7 following the maturity of the Company's obligation to make an Excess Proceeds Offer and in the case of each of clauses (a) and (b), any of the definitions used in such Sections, (vi) adversely affect the ranking of the Notes or any Subsidiary Guarantee, (vii) change the currency in which amounts due under the Notes are payable, or (viii) release any Subsidiary Guarantor from its Subsidiary Guarantee other than in accordance with the terms of this Agreement. No amendment or waiver of this Agreement will extend to or affect any obligation, covenant, agreement, Potential Event of Default or Event of Default not expressly amended or waived or thereby impair any right consequent thereon. As used herein, the term this "Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented; and provided, further, that any such amendment or waiver that applies only to one or more specified Noteholders and not to all Noteholders shall not be binding upon such specified Noteholder(s) without the prior written consent of such specified Notesholder(s).

      12.5. INDEPENDENCE OF COVENANTS.

            All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

      12.6. NOTICES; EFFECTIVENESS OF SIGNATURES.

            Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or such other address as shall be designated by such Person in a written notice delivered to the other parties hereto. Electronic mail may be used to distribute routine communications, such as financial statements and other information; provided, however, that no signature with respect to any notice, request, agreement, waiver, amendment or other document or any notice that is intended to have binding effect may be sent by electronic mail.

            Purchase Documents and notices under the Purchase Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as an original copy with manual signatures and shall be binding on all Credit Parties and Purchasers.

      12.7. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

            A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the issuance of the Notes hereunder.

            B. Notwithstanding anything in this Agreement or implied by law to the contrary, the obligations of the Company under this Section 12 and the Purchasers under Section 12.13 will survive the payment or transfer of any Note or Purchased Preferred Stock, the enforcement, amendment or waiver of any provision of this Agreement and the termination of this Agreement.

      12.8. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

            No failure or delay on the part of any Purchaser or Securityholder in the exercise of any power, right or privilege hereunder or under any other Purchase Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Purchase Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      12.9. SEVERABILITY.

            In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      12.10. OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF SECURITYHOLDERS'
             RIGHTS.

            The obligations of Purchasers and Securityholders hereunder are several and no Purchaser or Securityholder shall be responsible for the obligations of any other Purchaser or Securityholder hereunder. Nothing contained herein or in any other Purchase Document, and no action taken by any Purchaser or Securityholder pursuant hereto or thereto, shall be deemed to constitute the Purchasers and Securityholders and the Company as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Purchaser or Securityholder shall be a separate and independent debt, and each Purchaser and Securityholder shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Purchaser or Securityholder to be joined as an additional party in any proceeding for such purpose.

      12.11. APPLICABLE LAW.

            THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

      12.12. CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

            ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER PURCHASE DOCUMENT, OR ANY OBLIGATIONS HEREUNDER OR THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, THE COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

            (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

            (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE;

            (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH
      SECTION 12.6;

            (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

            (V) AGREES THAT THE PURCHASERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND

            (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 12.13 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

      12.13. WAIVER OF JURY TRIAL.

            EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER PURCHASE DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 12.13 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER PURCHASE DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

      12.14. CONFIDENTIALITY.

            Each Purchaser and Securityholder shall hold all non-public information obtained pursuant to the requirements of this Agreement that has been identified in writing as confidential by the Company in accordance with such Purchaser's and holder's customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of Institutional Investors, it being understood and agreed by the Company that in any event a Purchaser or Securityholder may make disclosures (a) to its Affiliates and its Affiliates' directors, officers, employees, agents and partners and members, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) to the extent requested by any Government Authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f)subject to an agreement containing provisions substantially the same as those of this Section 12.14, to (i) any transferee of, or any prospective transferee of, any of its Purchased Securities or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Company, (g) with the consent of the Company, (h) to the extent such information (1) becomes publicly available other than as a result of a breach of this Section 12.14, or
(2) becomes available to a Purchaser or Securityholder on a non- confidential basis from a source other than the Company, or (3) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Purchaser's or Securityholder's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Purchaser or Securityholder or its Affiliates and that no written or oral communications from counsel to a Purchaser or Securityholder and no information that is or is designated as privileged or as attorney work product may be disclosed to any Person unless such Person is a Purchaser or Securityholder and (i) and with respect to each Purchaser and Securityholder that is an investment fund, to actual or prospective investors in such fund or any future fund that may be established by such Purchaser or Securityholder or its Affiliates; provided that, unless specifically prohibited by applicable law or order of Governmental Authority, each Purchaser and Securityholder shall notify the Company of any request by any Government Authority or representative thereof (other than any such request in connection with any examination of the financial condition of such Purchaser or Securityholder by such Government Authority) for disclosure of any such non-public information prior to disclosure of such information; and provided, further, that in no event shall any Purchaser or Securityholder be obligated or required to return any materials furnished by the Company or any of the Company's Subsidiaries.

            Notwithstanding anything to contrary herein, the Company and each Purchaser and Securityholder (and each of its employees, representatives and agents) is permitted to disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by the Purchase Documents, and all materials of any kind (including opinions and other tax analyses) that are provided to the Company or such Purchaser or Securityholder related to such tax treatment or tax structure. In this regard, the Company and each Purchaser and Securityholder acknowledge and agree that the Company's or such Purchaser's or Securityholder's disclosure of the tax treatment or tax structure of such transactions is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such agreement or understanding is legally binding). Furthermore, the Company and each Purchaser and Securityholder acknowledge and agree that they do not know or have reason to know that their use or disclosure of information relating to the structure or tax aspects of the transac-tions contemplated by the Purchase Documents is limited in any other manner for the benefit of any other Person.

      12.15. COUNTERPARTS: EFFECTIVENESS.

            This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Company and the Purchasers of written or telephonic notification of such execution and authorization of delivery thereof.

      12.16. LIMITATION OF LIABILITY.

            To the extent permitted by law, the Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of this Agreement, any other Purchase Document, any transaction contemplated by the Purchase Documents, any Note or the use of proceeds thereof.

      12.17. FURTHER ASSURANCES.

            Each Credit Party agrees that from time to time, it shall, at its expense, promptly execute and deliver, or cause to be executed and delivered, all further agreements, documents and instruments, and do or cause to be done all further acts as may be necessary or desirable, or that the Required Holders may request, in order to effectuate the provisions or purposes of, this Agreement or any of the other Purchase Documents and to enable the Noteholders to exercise and enforce their rights and remedies under this Agreement or any of the other Purchase Documents.

      12.18. INCORPORATION.

            All Exhibits and Schedules attached hereto are incorporated as part of this Agreement as if fully set forth herein.

                  [Remainder of page intentionally left blank]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

         THE COMPANY:                  BRIGHTSTAR CORP.

                                       By: /s/ R. Marcelo Claure
                                           -------------------------------------
                                           Name: R. Marcelo Claure
                                           Title: Chief Executive Officer

                                       Notice Address:

                                       Brightstar Corp.
                                       2010 N. West 84th Avenue
                                       Miami, FL 33122
                                       Attention: R. Marcelo Claure
                                                  Oscar Fumagali
                                       Telephone: (305) 477-8676
                                       Telecopy: (305) 477-9073

                                       With a copy to:

                                       Kirkpatrick & Lockhart LLP
                                       201 South Biscayne Blvd.
                                       Miami, FL 33131
                                       Attention: Clayton Parker, Esq.
                                       Telephone: (305) 539-3300
                                       Telecopy: (305) 358-7905

         GUARANTORS:                   BRIGHTSTAR US, INC.

                                       By: /s/ R. Marcelo Claure
                                           -------------------------------------
                                           Name: R. Marcelo Claure
                                           Title: Assistant Secretary

         PURCHASERS:                   FALCON MEZZANINE PARTNERS, LP

                                       By: Falcon Mezzanine Investments, LLC,
                                           its General Partner

                                       By: /s/ Eric Y. Rogoff
                                           -------------------------------------
                                           Name: Eric Y. Rogoff
                                           Title: Vice President

                                       Notice Address:

                                       Falcon Mezzanine Partners, LP
                                       60 Kendrick Street
                                       Needham, MA 02494
                                       Attention: Sandeep Alva
                                       Telecopy: (781) 247-7299

                                       With a copy to:

                                       Cahill Gordon & Reindel LLP
                                       80 Pine Street
                                       New York, NY 10005
                                       Attention: John Papachristos, Esq.
                                       Telephone: (212) 701-3000
                                       Telecopy: (212) 269-5420

                                       PRUDENTIAL CAPITAL PARTNERS L.P.

                                       By: Prudential Capital Group, L.P.,
                                       its General Partner

                                       By: /s/ Robert R. Derrick
                                           -------------------------------------
                                           Name: Robert R. Derrick
                                           Title: Vice President

                                       Notice Address:

                                       Prudential Capital Partners L.P.
                                       c/o Prudential Capital Group
                                       1170 Peachtree Street
                                       Suite 500
                                       Atlanta, Georgia 30309

                                       With a copy to:

                                       Cahill Gordon & Reindel LLP
                                       80 Pine Street
                                       New York, NY 10005
                                       Attention: John Papachristos, Esq.
                                       Telephone: (212) 701-3000
                                       Telecopy: (212) 269-5420

                                     PRUDENTIAL CAPITAL PARTNERS
                                     MANAGEMENT FUND, L.P.

                                     By: Prudential Investment Management, Inc.,
                                     its General Partner

                                     By: /s/ Robert R. Derrick
                                         -------------------------------------
                                         Name: Robert R. Derrick
                                         Title: Vice President

                                     Notice Address:

                                     Prudential Capital Partners Management
                                     Fund, L.P.
                                     c/o Prudential Capital Group
                                     1170 Peachtree Street
                                     Suite 500
                                     Atlanta, Georgia 30309

                                     With a copy to:

                                     Cahill Gordon & Reindel LLP
                                     80 Pine Street
                                     New York, NY 10005
                                     Attention: John Papachristos, Esq.
                                     Telephone: (212) 701-3000
                                     Telecopy: (212) 269-5420

                                       [***]

                                       By: /s/ Robert E. Sydow
                                           -------------------------------------
                                           Name: Robert E. Sydow
                                           Title: President, Grandview Capital
                                                  Mgmt LLC
                                                  as Investment Advizor

                                       Notice Address:

                                       [***]
                                       c/o Grandview Capital Management, LLC
                                       820 Manhattan Avenue #200
                                       Manhattan Beach, CA 90266
                                       Attention: Robert Sydow
                                       Telephone: (310) 376-5274
                                       Fax: (310) 376-1274

                                       ARROW INVESTMENT PARTNERS

                                       By: /s/ Robert E. Sydow
                                           -------------------------------------
                                           Name: Robert E. Sydow
                                           Title: President, Grandview Capital
                                                  Mgmt LLC
                                                  as Investment Advizor

                                       Notice Address:

                                       Arrow Investment Partners
                                       c/o Grandview Capital Management, LLC
                                       820 Manhattan Avenue #200
                                       Manhattan Beach, ca 90266
                                       Attention: Robert Sydow
                                       Telephone: (310) 376-5274
                                       Fax: (310) 376-1274

                                       RCG CARPATHIA MASTER FUND, LTD.

                                       By: /s/ Howard J. Golden
                                           -------------------------------------
                                           Name: Howard J. Golden
                                           Title: Managing Director

                                       Notice Address:

                                       RCG Carpathia Master Fund, Ltd.
                                       666 Third Avenue
                                       NY, NY 10017
                                       Attention: Richard Maybaum
                                       Telephone: (212) 201-4834
                                       Fax: 212 845-7994

                                       With a copy to:

                                       RCG Carpathia Master Fund, Ltd.
                                       666 Third Avenue
                                       NY, NY 10017
                                       Attention: Roger Anscher
                                       Telephone: (212) 201-4834
                                       Fax: (212) 845-7995

                                                                       EXHIBIT A

                                   [FORM OF]
                                      NOTE

                                    SEE TAB 6

                                      NOTE

            THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT IS IN EFFECT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS SECURITY IS SUBJECT TO THE TERMS OF THE PURCHASE AGREEMENT, DATED AS OF DECEMBER 30,200(pound) (THE "PURCHASE AGREEMENT"), AMONG BRIGHTSTAR CORP. (THE "COMPANY"), THE GUARANTORS NAMED THEREIN AND THE PURCHASERS NAMED THEREIN. A COPY OF SUCH PURCHASE AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.

            THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN SECTION 11 OF THE PURCHASE AGREEMENT TO "SENIOR OBLIGATIONS" AS SUCH TERM IS DEFINED IN THE PURCHASE AGREEMENT; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE PURCHASE AGREEMENT.

            THE SHARES EVIDENCED HEREBY ARE SUBJECT TO THE STOCKHOLDERS' AGREEMENT OF THE CORPORATION DATED DECEMBER 30, 2003, AS MAY BE AMENDED FROM TIME TO TIME (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE CORPORATION), WHICH CONTAINS RESTRICTIONS ON THE TRANSFERABILITY OF THE SHARES EVIDENCED HEREBY, AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID STOCKHOLDERS' AGREEMENT.

            10.5% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2008

PPN No. 10947 AA 9                                                $10,283,400.81
No. 1

            BRIGHTSTAR CORP., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Purchase Agreement), for value received, hereby promises to pay to FALCON MEZZANINE PARTNERS, LP, or registered assigns, the principal sum of TEN MILLION TWO HUNDRED EIGHTY-THREE THOUSAND FOUR HUNDRED DOLLARS AND EIGHTY-ONE CENTS ($10,283,400.81) on December 31, 2008 (the "Stated Maturity").

            Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: December 30, 2003
                                                BRIGHTSTAR CORP.

                                                By: /s/ R. MARCELO CLAURE
                                                    ----------------------------
                                                    Name:
                                                    Title:

                                [Reverse of Note]

            1. GENERAL. This Note is one of a duly authorized issue of Notes of the Company designated as its 10.5% Convertible Senior Subordinated Notes due 2008 (herein called the "Notes"), limited in aggregate principal amount to $31,750,000, issued pursuant to the Purchase Agreement, dated as of December 30, 2003 (herein called the "Purchase Agreement"), among the Company, the Guarantors named therein and the Purchasers named therein, to which Purchase Agreement and all amendments thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company and the Noteholders and of the terms upon which the Notes are issued and delivered. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

            Principal on this Note shall be payable only against surrender therefor (except as set forth in Section 3.11 of the Purchase Agreement), while payments of interest on this Note shall be made in accordance with the Purchase Agreement and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person's address appearing on the Security Register or, by wire transfer to such account as any Noteholder shall designate by written instructions received by the Company no less than 15 days prior to any applicable Interest Payment Date, which wire instruction shall continue in effect until such time as the Noteholder otherwise notifies the Company or such Noteholder no longer is the registered owner of this Note.

            2. CERTAIN WAIVERS. The Company unconditionally waives (i) any rights to presentment, demand, protest or (except as expressly required hereby) notice of any kind, and (ii) any rights or rescission, setoff, counterclaim or defense to payment under the Notes or otherwise that the Company may have or claim against any Noteholder.

            3. INTEREST. The Company promises to pay cash interest on the principal amount of this Note from the date of issuance of this Note (or any Predecessor Note) or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on March 31, June 30, September 30 and December 31 in each year commencing March 31, 2004 and at final maturity (each, an "Interest Payment Date") at the rate of 10.5% per annum, until the principal hereof is paid.

            To the extent that the payment of such interest shall be legally enforceable, any principal of, or premium or installment of interest on, this Note which is overdue shall bear interest at the rate of 2% per annum in excess of the rate of interest then borne by the Notes ("default interest") from the date such amounts are due until they are paid, and the entire amount of such default interest shall be payable in cash. The Company shall pay interest on overdue principal and premium and on overdue installments of interest from time to time on demand.

            Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date falls on a date which is not a Business Day, interest due on such Interest Payment Date shall be paid on the Business Day immediately following such Interest Payment Date, provided, however, that such interest payment shall not include any interest accruing after such Interest Payment Date.

            All interest payable, on any Interest Payment Date will, as provided in the Purchase Agreement, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the "Regular Record Date" for such interest, which shall be the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date. Notwithstanding the foregoing, if this Note is issued after a Regular Record Date and prior to an Interest Payment Date, the record date for such Interest Payment Date shall be the original issue date.

            4. CONVERSION.

            4.1. Right to Convert. Each Noteholder may at any time and from time to time convert all or any portion of any Note or Notes held by such Noteholder into such number of fully paid and nonassessable shares of Common Stock as determined by dividing the principal amount of the Note or Notes (or portion thereof) to be converted by the Conversion Price at the Conversion Price then in effect. Such conversion right shall be exercised by the surrender of the Note or Notes to be converted to the Company, accompanied by written notice to the Company of such Noteholder's election to convert.

      The Company may convert the Notes in whole but not in part into shares of Common Stock at the Conversion Price then in effect as set forth in the Purchase Agreement.

            4.2. Conversion Price. The initial Conversion Price is $8.00 per share, subject to adjustment under certain circumstances as described in the Purchase Agreement.

            4.3. Interest on the Converted Notes. The holder of any Note or Notes (or portion thereof) that is converted at a time that there is accrued and unpaid interest on such Note or Notes (or portion thereof) shall continue to be entitled to receive such accrued and unpaid interest notwithstanding the conversion thereof (but such Note or Notes (or portion thereof) so converted shall not accrue interest after the date of conversion), the payment of which interest shall be made on the immediately succeeding Interest Payment Date.

            4.4. Adjustment to Number of Shares. The number of shares of Common Stock issuable upon conversion of each Note shall be adjusted from time to time as described in Section 9.l(v) of the Purchase Agreement.

            5. SUBORDINATION. This Note is subject to the terms of Section 11 of the Purchase Agreement and this Note is issued subject to the provisions of the Purchase Agreement. Each Noteholder, by accepting the same, agrees to and shall be bound by such provisions.

            6. EVENTS OF DEFAULT. If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Purchase Agreement.

            7. OFFERS TO PURCHASE NOTES; NO OPTIONAL REDEMPTION. The Purchase Agreement provides that, subject to certain conditions, if (i) certain Excess Proceeds are available to the Company as a result of Asset Sales or (ii) a Change of Control occurs, the Company shall he required to make an offer to purchase all or a specified portion of the Notes as provided for in the Purchase Agreement. The Company shall not be entitled to optionally redeem the Notes at any time.

            8. AMENDMENTS, MODIFICATIONS AND WAIVERS. The Purchase Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and certain rights of the Noteholders under the Purchase Agreement at any time by the Company with the consent of the holders of a majority in aggregate principal amount of the Notes at the time outstanding. The Purchase Agreement also contains provisions permitting the Noteholders of specified percentages in the aggregate principal amount of the Notes at the time outstanding, on behalf of the Noteholders of all the Notes, to waive compliance by the Company with certain provisions of the Agreement and certain past defaults under the Agreement and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such Noteholder and upon all future Noteholders and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

            9. REGISTRATION OF TRANSFER. As provided in the Purchase Agreement and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the principal offices of the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            The Notes are issuable only in registered form without coupons. As provided in the Purchase Agreement and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the holder surrendering the same.

            No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to due presentment of this Note for registration of transfer, the Company and any agent of the Company may treat the Person in whose name this
Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

            10. MISCELLANEOUS. All terms used in this Note which are defined in the Agreement shall have the meanings assigned to them in the Purchase Agreement.

            THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE

THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Note purchased in its entirety by the Company pursuant to Section 6.10 or 6.11 of the Purchase Agreement, check the box:

                                       [ ]

            If you want to elect to have only a part of the principal amount of this Note purchased by the Company pursuant to Section 6.10 or 6.11 of the Purchase Agreement, state the portion of such amount: $_______________________.

Dated:                     Your Signature:  ____________________________________
                                            (Sign exactly as name appears on
                                            the other side of this Note)

Signature Guarantee:    ________________________________________________________
                        (Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent
                        Medallion Program ("STAMP"), the Stock Exchange
                        Medallion Program ("SEMP"), the New York Stock Exchange,
                        Inc. Medallion Signature Program ("MSP") or such other signature guarantee program as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                                                       EXHIBIT B

                                    [FORM OF]
                              SUBSIDIARY GUARANTEE

                                    SEE TAB 6

                              SUBSIDIARY GUARANTEE

            THE OBLIGATIONS OF THE SUBSIDIARY GUARANTOR TO THE HOLDERS OF NOTES PURSUANT TO THIS SUBSIDIARY GUARANTEE AND THE PURCHASE AGREEMENT, DATED AS OF DECEMBER 30,2003, AMONG BRIGHTSTAR CORP. (THE "COMPANY"). THE SUBSIDIARY GUARANTORS NAMED THEREIN AND THE PURCHASERS NAMED THEREIN (THE "PURCHASE AGREEMENT) ARE EXPRESSLY SET FORTH IN SECTION 10 OF THE PURCHASE; AGREEMENT, AND REFERENCE IS HEREBY MADE TO SUCH PURCHASE AGREEMENT FOR THE PRECISE TERMS OF THIS SUBSIDIARY GUARANTEE. THE TERMS OF THE PURCHASE AGREEMENT, INCLUDING WITHOUT LIMITATION SECTION 10, ARE INCORPORATED HEREIN BY REFERENCE.

            The Subsidiary Guarantor hereby, jointly and severally, together with all other Subsidiary Guarantors unconditionally guarantees to each Noteholder, irrespective of the validity and enforceability of the Purchase Agreement, the Notes or the obligations of the Company thereunder, that: (a) the principal of and premium and interest on the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether at Stated Maturity, by acceleration or otherwise, and interest on the overdue principal of (and any premium) and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Noteholders thereunder shall be promptly paid in full or performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due, subject to any applicable grace period, of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantor together with all other Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. The Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Purchase Agreement, the absence of any action to enforce the same, any waiver or consent by any Noteholder with respect to any provisions thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. The Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that, subject to Section 10 of the Purchase Agreement, this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Purchase Agreement

            If any Noteholder is required by any court or otherwise to return to the Company or the Subsidiary Guarantor, or any Custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantor, any amount paid by the Company or the Subsidiary Guarantor to such Noteholder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect as to such amount only. The Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Noteholders in respect of any obligations guaranteed hereby. The Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantor, on the one hand, and the Noteholders, on the other hand, (a) the Maturity of the obligations guaranteed hereby may be accelerated as provided in Section 8 of the Purchase Agreement for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (b) in the event of any declaration of acceleration of such obligations as provided in
Section 8 of the Purchase Agreement, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purpose of this Subsidiary Guarantee. The Subsidiary Guarantor shall have the right to see contribution from any nonpaying Subsidiary Guarantor so long as the exercise of such right does not in pair the rights of the Noteholders under the Subsidiary Guarantees.

            The obligations of the Subsidiary Guarantor under this Subsidiary Guarantee are subject to the subordination terms of Section 10 of the Purchase Agreement

            The Subsidiary Guarantor, and by its acceptance of Notes, each Noteholder, hereby confirms that it is the intention of all such parties that this Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Noteholders and the Subsidiary Guarantor hereby irrevocably agree that the obligations of the Subsidiary Guarantor under this Subsidiary Guarantee and
Section 10 of the Purchase Agreement shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under Section 10 of the Purchase Agreement, result in the obligations of such Subsidiary Guarantor under this Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

            This is a continuing Subsidiary Guarantee and shall remain in full force and effect and shall be binding upon the Subsidiary Guarantor and its respective successors and assigns to the extent set forth in the Purchase Agreement until full and final payment of all of the Company's obligations under the Notes and the Purchase Agreement and shall inure to the benefit of the Noteholders and their permitted successors and assigns and, in the event of any permitted transfer or assignment of rights by any Noteholder, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such permitted transferee or assignee, all subject to the terms and conditions hereof and of Section 10 of the Purchase Agreement. Notwithstanding the foregoing, if the Subsidiary Guarantor satisfies the provisions of Section
10.4 of the Purchase Agreement, such Subsidiary Guarantor shall be released of its obligations hereunder.

            THIS SUBSIDIARY GUARANTEE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE OF LAW PRINCIPLES OF THE LAW OF THE STATE OF NEW YORK THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

            Capitalized terms used herein have the same meanings given in the Purchase Agreement unless otherwise indicated

            IN WITNESS WHEREOF, Brightstar US, Inc. has caused this Guarantee to be executed by its duly authorized officers as of December 30, 2003.

                                                BRIGHTSTAR US INC.

                                            By: /s/  R. Marcelo Claure
                                               ---------------------------------
                                            Name:  R. Marcelo Claure
                                            Title: Secretary

                                                                       EXHIBIT C

                                    [FORM OF]
                          CERTIFICATE OF DESIGNATIONS

                                   SEE TAB 17

                           CERTIFICATE OF DESIGNATION
                           OF THE POWERS, PREFERENCES
                                  AND RELATIVE,
                           PARTICIPATING, OPTIONAL AND
                          OTHER SPECIAL RIGHTS OF 8.0%
                                SENIOR CUMULATIVE
                   CONVERTIBLE PREFERRED STOCK, SERIES A, AND
              QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

            Brightstar Corp. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Corporation (the "Board of Directors") by its Certificate of Incorporation, as amended (hereinafter referred to as the "Certificate of Incorporation"), and pursuant to the provisions of Section 151 of the DGCL, said Board of Directors, by unanimous written consent dated December 29,2003, duly approved and adopted the following resolution (the "Resolution"):

            RESOLVED, that, pursuant to the authority vested in the Board of Directors by the Corporation's Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issuance of 8.0% Senior Cumulative Convertible Preferred Stock, Series A, par value $0.0001 per share, with an initial stated value of $8.00 per share, consisting of 3,750,000 shares, having the designations, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this Resolution as follows:

            (a) Designation. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a class of Preferred Stock designated as the "8.0% Senior Cumulative Convertible Preferred Stock, Series A." The number of shares constituting such class shall be 3,750,000 and are referred to herein as the "Convertible Preferred 'Stock." The liquidation preference of the Convertible Preferred Stock shall be $8.00 per share as adjusted for each stock combination, split or recapitalization with respect to such share (the "Liquidation Amount").

            (b) Rank. The Convertible Preferred Stock shall, with respect to dividend distributions and distributions upon liquidation, winding up or dissolution of the Corporation, rank (i) senior to all classes of Common Stock and to each other class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation existing or hereafter created the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Convertible

Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation (collectively referred to, together with all classes of Common Stock of the Corporation, as "Junior Securities"): (ii) on a parity with any class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation hereafter created the terms of which expressly provide that such class or series will rank on a parity with the Convertible Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution (collectively referred to as "Parity Securities"'), provided that any such Parity Securities that were not approved by the Holders in accordance with paragraph (g)(ii) hereof shall be deemed to be Junior Securities and not Parity Securities; and
(iii) junior to each other class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation hereafter created the terms of which expressly provide that such class or series will rank senior to the Convertible Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Senior Securities"), provided that any such Senior Securities that were not approved by the Holders in accordance with paragraph (g)(ii) hereof shall be deemed to be Junior Securities and not Senior Securities.

      (c) Dividends.

            (i) From the Issue Date thereof, (A) the Holders of the outstanding shares of Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends on each share of Convertible Preferred Stock at a rate per annum equal to, except as set forth below, 8.0% of the Liquidation Amount per share of the Convertible Preferred Stock and (B) in the event that the Corporation shall declare a dividend or make any other distribution (including, without limitation, in cash, in Capital Stock (which shall include, without limitation, any options, warrants, convertible securities or other rights to acquire Capital Stock of the Corporation, whether or not pursuant to a shareholder rights plan, "poison pill" or similar arrangement) or other property or assets) on or with respect to shares of any class of Common Stock of the Corporation, then the Board of Directors shall declare, and the Holder of each share of Convertible Preferred Stock shall be entitled to receive in respect of each share of Convertible Preferred Stock, a dividend or distribution in an amount equal to the amount of such dividend or distribution received by a holder of the number of shares of Common Stock for which such share of Convertible Preferred Stock is convertible on the date of the payment of such dividend to holders of Common Stock. All dividends provided for in clause (A) above shall be cumulative, whether or not earned or declared, accruing on a daily basis from the Issue Date of such shares; provided that not less than one-half (1/2) of the amount of such dividends shall be payable (provided that such cash payment is not then prohibited under the DGCL, any other applicable law, or the terms of any Covered Indebtedness) in cash quarterly in arrears on each Dividend Payment Date, commencing on March 31,2004; provided further, that (x) if as of any Dividend Payment Date the Corporation shall have failed to pay in cash at least one-half (1/2) of the dividends due and payable on such date, including, without limitation, if such dividends have not been declared by the Board of Directors or if funds therefor are not legally available or are not permitted by applicable law or any Covered Indebtedness (a "Payment Default"), then the dividend rate on each share of Convertible Preferred Stock shall increase to a rate per annum equal to 10.0% of the Liquidation Amount per share of the Convertible Preferred Stock effective as of the first day of the Dividend Period for such Dividend Payment Date to which such Payment Default relates, (y) if any Protective Default shall have occurred, the per annum dividend rate shall increase to a rate per annum equal to 10.0% of the Liquidation Amount per share of the Convertible Preferred Stock effective on the date of such Protective Default and continuing during the continuance of such Protective Default and (z) if any shares of Convertible Preferred Stock shall remain outstanding (an "Outside Date Default") on September 30, 2009 (the "Outside Date"), the dividend rate on each share of Convertible Preferred Stock shall increase by 1.0% per annum on the Outside Date and shall increase by an additional 1.0% per annum on each 30th calendar day thereafter up to a maximum dividend rate of 15.0% per annum until such time as no shares of Convertible Preferred Stock shall remain outstanding. After the date on which such Payment Default, in the case of clause (x) above, and/or Protective Default, in the case of clause (y) above, as the case may be, ceases to exist, the dividend rate will revert to the rate originally borne by the Convertible Preferred Stock on the First Issue Date. The increase in the dividend rate provided for above (i) shall be the exclusive remedy of the Holders in the case of a Payment Default and (ii) shall not be the exclusive remedy at law or in equity of the Holders of the Convertible Preferred Stock for any Protective Default or Outside Date Default and shall in no way be deemed a waiver of such Protective Default or Outside Date Default or be deemed to validate any action underlying any such Protective Default or Outside Date Default.

            In the event that the Corporation shall not have funds legally available for, or is otherwise prohibited by either (A) the DGCL or any other applicable law, or (B) the terms of any Covered Indebtedness to pay any amounts under this paragraph, the obligation to pay such amounts shall be carried forward and fulfilled when such funds are legally available and the Corporation is permitted to do so under the DGCL and any other applicable law and the terms of any Covered Indebtedness. All unpaid dividends will compound on a quarterly basis on each Dividend Payment Date at a rate per annum equal to the then applicable dividend rate.

            Each dividend shall be payable to the Holders of record as they appear on the stock books of the Corporation on the Dividend Record Date immediately preceding the related Dividend Payment Date; provided that any dividend or distribution payable pursuant to clause (B) above of the first paragraph of this paragraph (c)(i) shall be paid to the Holders of shares of record as they appear on the stock books and the Corporation on the record date applicable to holders of Common Stock and shall be paid to the Holders of Convertible Preferred Stock at the same time such dividend or distribution is made to holders of Common Stock, provided that such cash payment to all holders of Common Stock is not then prohibited under the DGCL, any other applicable law, or the terms of any Covered Indebtedness.

            (ii) All dividends paid with respect to shares of the Convertible Preferred Stock pursuant to paragraph (c)(i) shall be paid pro rate to the Holders entitled thereto.

            (iii) (A) No full dividends shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on any Parity Securities for any period unless (1)full cumulative dividends have been or contemporaneously are declared and paid in full, or declared and a sum in cash set apart sufficient for such payment, on the Convertible Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full dividends on such Parity Securities and (2) such payment is in compliance with paragraph (m)(i) hereof. If any dividends are not so paid, all dividends declared upon shares of the Convertible Preferred Stock and any other Parity Securities shall be declared Pro rata so that the amount of dividends declared per share on the Convertible Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Convertible Preferred Stock and such Parity Securities bear to each other.

            (B) So long as any share of the Convertible Preferred Stock is outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any of the Junior Securities, or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities whether in cash, obligations or shares of the Corporation or other property, and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Securities or any such warrants, rights, calls or options (other than in exchange for Junior Securities) unless (1) full cumulative dividends determined in accordance herewith on the Convertible Preferred Stock have been paid in full for all full quarterly dividend periods ended prior to the date of such payment and (2)such payment is in compliance with paragraph (m)(i) hereof.

            (C) So long as any share of the Convertible Preferred Stock is outstanding, the Corporation shall not (except with respect to dividends as permitted by paragraph (c)(iii)(A)) make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Parity Securities whether in cash, obligations or shares of the Corporation or other property, and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Parity Securities or any such warrants, rights, calls or options unless (1) full cumulative dividends determined in accordance herewith on the Convertible Preferred Stock have been or contemporaneously are paid in full for all full quarterly dividend periods ending prior to the date of such payment and (2) such payment is in compliance with paragraph (m)(i) hereof.

            (iv) Dividends payable on the Convertible Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and, for periods not involving a full calendar month, the actual number of days elapsed (not to exceed 30 days).

      (d) Liquidation Preference.

            (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (a "Liquidation Event"), the Holders of shares of Convertible Preferred Stock shall be entitled to be paid (provided that such cash payment is not then prohibited under the DGCL, any other applicable law, or the terms of any Covered Indebtedness) out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to the sum of (A) the greater of (x) the Liquidation Amount for each share of Convertible Preferred Stock outstanding or (y) the amount they would be entitled to receive as if all of the shares of Convertible Preferred Stock had been converted into Common Stock as of the date immediately prior to the date fixed for determination of stockholders entitled to receive a distribution in such Liquidation Event, plus (B) an amount in cash equal to accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution, winding up, merger, consolidation, reorganization, sale, assignment, conveyance, transfer, lease or disposition, as the case may be (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to such date) before any distribution shall be made or any assets distributed in respect of Junior Securities to the holders of any Junior Securities including, without limitation, Common Stock of the Corporation (the "Liquidation Payment").

            (ii) If upon any Liquidation Event, the amounts payable with respect to the Convertible Preferred Stock under paragraph (d)(i) above are not paid in full, the Holders of the Convertible Preferred Stock and Parity Securities will share equally and ratably in any distribution of assets of the Corporation first in proportion to the full liquidation preference to which each is entitled until such preferences are paid in full, and then in proportion to their respective amounts of accumulated but unpaid dividends.

            (iii) (A) For the purposes of this paragraph (d), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation, nor the consolidation or merger of the Corporation with or into one or more entities shall be deemed to be a liquidation, dissolution or winding-up of the affairs of the Corporation.

      (e) [Reserved].

      (f) Conversion and Anti-Dilution Provisions.

            (i) Holders' Right to Convert. The Holder of any share of Convertible Preferred Stock may at any time and from time to time convert such share into such number of fully paid and nonassessable shares of Common Stock as determined by dividing the Liquidation Amount by the Conversion Price. Such conversion right shall be exercised by the surrender of the shares to be converted to the Corporation, accompanied by written notice to the Corporation of such Holder's election to convert.

            (ii) Corporation's Right to Convert. The Corporation may convert the outstanding Convertible Preferred Stock in whole but not in part with each share of Convertible Preferred Stock converting into such number of fully paid and non-assessable shares of Common Stock as determined by dividing the Liquidation Amount by the Conversion Price then in effect:

            (A) if the Corporation consummates an underwritten initial public offering of the Common Stock of the Corporation (1) pursuant to an effective registration statement filed with the Commission in accordance with the Securities Act (whether alone or in conjunction with a secondary public offering), resulting in gross proceeds of at least $50,000,000 and
      (2)(a) if such offering occurs prior to the first anniversary of the First Issue Date, the shares of Common Stock sold in such offering are sold at a price to the public of at least 150% of the Conversion Price then in effect; provided that prior to or simultaneous with such conversion, the Holders and Noteholders receive in the aggregate on a pro rate basis at least $30,000,000 in cash in consideration for Conversion Shares (valued at the price to the public referred to in this clause (2)(a)) or (b) the shares of Common Stock sold in such offering are sold at a price to the public of at least 200% of the Conversion Price then in effect (either event described under (2)(a) and (2)(b) above a "Qualifying IPO"), or

            (B) upon the occurrence of a Liquidation Event, so long as the value of the cash consideration to be paid to the Holders in respect of their Conversion Shares is at least equal to 200% of the Liquidation Amount of the Convertible Preferred Stock plus accumulated and unpaid dividends thereon.

            (iii) (A) To convert a share of Convertible Preferred Stock into shares of Common Stock pursuant to this paragraph (f), the Holder of such share of Convertible Preferred Stock must surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Convertible Preferred Stock, and give written notice to the Corporation at its principal corporate office of the election to convert such shares, and, if desired, the name of such Holder's nominee in which the certificates for Common Stock issued upon such conversion are to be issued; provided, however, that if a Holder delivers a notice of conversion after the Outside Date then such Holder may make its conversion contingent upon the consummation of one or more events and such Holder's shares of

Convertible Preferred Stock shall not be deemed to be converted until immediately prior to the consummation of such event(s) (but solely for purposes of determining any record date for the stockholders of the Corporation entitled to participate in such event(s), such conversion shall be deemed to have occurred immediately prior to such record date). The Corporation shall, as soon as practicable after such surrender (and following the effectiveness of such conversion, in the case of a conditional conversion), issue and deliver at such office to such Holder of Convertible Preferred Stock, or to the nominee or nominees of such Holder, a certificate or certificates for the number of shares of Common Stock to which such Holder is entitled as a result of such conversion. Such conversion shall be deemed to have been immediately prior to the close of business on the date notice of conversion is received by the Corporation if the conversion is made pursuant to subparagraph (f)(i), or immediately prior to the close of business on the date notice of conversion is received by the Holders if the conversion is made pursuant to subparagraph (f)(ii), and upon the effectiveness of such conversion on such date, all rights of the Holder of such shares of Convertible Preferred Stock as a Holder of such shares shall cease at such time, and the Person(s) in whose name(s) the certificates for such shares of Common Stock are to be issued shall be treated for all purposes as having become the record holders) thereof at such time; provided, however, that if a Holder delivers a notice of conversion pursuant to paragraph (f)(i) after the Outside Date then, if such Holder shall have elected to make its conversion contingent upon the consummation of one or more events, such conversion shall not be effective until immediately prior to the consummation of such event(s) (but solely for purposes of determining any record date for the stockholders of the Corporation entitled to participate in such event(s), such conversion shall be deemed to have occurred immediately prior to such record date), it being understood that if such event(s) is/are not consummated in accordance with the terms of such conditional conversion then such conversion shall not be effective unless consented to in writing by such Holder.

            (B) In the event of a conversion pursuant to subparagraph (f)(ii), upon the date of receipt of notice by each Holder from the Corporation of its election to convert all of the outstanding Shares of Convertible Preferred Stock, the outstanding shares of Convertible Preferred Stock shall be converted automatically without any further action by the Holders of such shares or any other Person and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Convertible Preferred Stock are either delivered to the Corporation or its transfer agent, as provided below, or the Holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such conversion of Convertible Preferred Stock, the Holders of Convertible Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for Convertible Preferred Stock or provide an indemnity agreement as described above. Thereupon, there shall be issued and delivered to such Holder promptly at such office and in its name as shown on such surrendered certificate or certificates (or as contemplated by such indemnity agreement), a certificate or certificates for the number of shares of Common Stock into which the shares of Convertible Preferred Stock surrendered were convertible on the date on which such conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of clause (iv) below.

            (iv) Dividends on Converted Stock. The Holder of any share of Convertible Preferred Stock that is converted at a time that there are accumulated and unpaid dividends on such shares shall continue to be entitled to receive such dividends notwithstanding the conversion thereof(but such shares shall not accumulated dividends after the date of conversion), the payment of which dividends shall be subject to the same preference and priority as would apply if the shares of Convertible Preferred Stock on which such dividends accrued were outstanding; provided that if on the date of such conversion, the Corporation shall be entitled to pay dividends on such converted shares of Convertible Preferred Stock in accordance with the DGCL then the Corporation shall declare and pay (provided that such cash payment is not then prohibited under the terms of any Covered Indebtedness) such dividends on such converted shares of Convertible Preferred Stock to the maximum extent permitted by the DGCL (and such Covered Indebtedness) no later than five Business Days following the date of the conversion of such shares of Convertible Preferred Stock.

            (v) Adjustments to Number of Shares. The number of shares of Common Stock issuable upon conversion of each share of Convertible Preferred Stock shall be adjusted from time to time as follows:

            (A) If, after the First Issue Date, the Corporation (I) pays a dividend or makes a distribution on its Common Stock in shares of its Capital Stock, (If) subdivides its outstanding shares of Common Stock into a greater number of shares, (III) combines its outstanding shares of Common Stock into a smaller number of shares, or (IV) issues by rectification of its shares of Common Stock any shares of Capital Stock of the Corporation (including any reclassification in connection with a merger or consolidation in which the Corporation is the surviving corporation), then the number of shares of Common Stock issuable upon conversion of each share of Convertible Preferred Stock shall be adjusted so that the holder of any share of the Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Capital Stock that such holder would have owned immediately following such action had such share been converted immediately prior thereto and the Conversion Price shall be appropriately adjusted to reflect any such event. An adjustment made pursuant to this subparagraph (f)(v)(A) shall become effective immediately after the record in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, or reclassification.

            (B) If, after the First Issue Date, the Corporation issues or sells any shares of Common Stock or is deemed to have issued or sold any shares of its Common Stock (including Common Stock deemed to have been issued or sold pursuant to sub-paragraph (f)(v)(E)(III)) as a result of the issuance of any options, warrants or convertible securities for consideration of less than the Current Market Price, then the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such date by a fraction of which (x) the numerator shall be the number of shares of Common Stock outstanding on such date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so issued or sold (or deemed issued or sold) (or the aggregate conversion price or exercise price of the warrants, options or convertible securities so issued or sold (or deemed issued or sold)) would purchase at the Current Market Price per share of Common Stock on such date, and of which (y) the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock issued or sold (or deemed issued or sold) (or into which the warrants, options or convertible securities so issued or sold (or deemed issued or sold) are convertible).

            (C) If, after the First Issue Date, the Corporation declares a distribution payable in securities of other Persons, evidences of indebtedness issued by the Corporation or other Persons, or assets (excluding cash dividends), then in each such case the Conversion Price shall be adjusted to the amount determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the record date mentioned below (which will be prior to the distribution) less the then Fair Market Value of the portion of the securities, evidences of indebtedness, or assets so distributed applicable to one share of Common Stock, and of which the denominator shall be such Current Market Price per share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

            (D) Notwithstanding any of the other provisions of this subparagraph
      (f)(v), no adjustment shall be made to the Conversion Price as a result of any of the following:

                  (I) the grant of options, warrants, or rights to purchase
            Common Stock to employees, officers or directors of the Corporation under option plans and agreements approved by the Corporation's Board of Directors with an exercise price per share of not less than the Current Market Price of the Common Stock on the date such option, warrant or other right is issued;

                  (II) without duplication of clause (I) above, the issuance of securities upon exercise or conversion of options, warrants, rights or other securities that are outstanding on the First Issue Date; and

                  (III) the issuance of securities for which an adjustment is made under another provision of this subparagraph (f)(v).

            (E) The following rules shall apply for purposes of this subparagraph (f)(v):

                  (I) In the case of the issuance or sale of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions, or other expenses allowed, paid, or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                  (II) In the case of the issuance or sale of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be valued at the Fair Market Value thereof.

                  (III) In the case of the issuance or sale of options or
            warrants to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subparagraph (f)(v):

                        (a) The aggregate maximum number of shares of Common
                  Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options or warrants to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options, warrants, or rights were issued and for consideration equal to the consideration (determined in the manner provided in this subparagraph (f)(v)(E)), if any, received by the Corporation upon the issuance of such options, warrants, or rights plus the minimum exercise price provided in such options, warrants, or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                        (b) The aggregate maximum number of shares of Common
                  Stock deliverable upon conversion of or in exchange (assuming the sat-isfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options, warrants, or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities or options, warrants, or rights, plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or upon the exercise of such options, warrants, or rights and subsequent conversion or exchange of the underlying convertible or exchangeable securities, as appropriate (the consideration in each case to be determined in the manner provided in this subparagraph (f)(v)(E)).

                        (c) In the event of any change in the number of shares
                  of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options, warrants, or rights with respect to either Common Stock or such convertible or exchangeable securities or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price, to the extent in any way affected by or computed using such options, warrants, rights, or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options, warrants, or rights or the conversion or exchange of such securities.


                        (d) Upon the expiration of any such options, warrants,
                  or rights with respect to either Common Stock or such convertible or exchangeable securities or the termination of any such rights to convert or exchange, the Conversion Price, to the extent in any way affected by or computed using such options, warrants, rights, or securities shall be recomputed to reflect the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants, or rights with respect to Common Stock, upon the conversion or exchange of such securities, or the number of shares of Common Stock issuable upon conversion or exchange of the convertible or exchange-able securities that were actually issued upon exercise of options, warrants or rights related to such securities.

                        (e) The number of shares of Common Stock deemed issued
                  and the consideration deemed paid therefor pursuant to subparagraphs (f)(v)(E)(III)(a) and (b) shall be appropriately adjusted to reflect any change, termination, or expiration of the type described in either subparagraph (f)(v)(E)(III)(c) or
                  (d).

                        (f) No adjustment of the Conversion Price shall be made
                  in an amount less than l/100th of one cent per share; provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment made.

            (vi) Fractional Shares. No fractional shares of Common Stock shall be issued upon the conversion of any share or shares of Convertible Preferred Stock but instead, upon conversion, at the option of the exercising Holder either (i) fractional shares shall be rounded up to the nearest whole share and the exercising Holder shall pay to the Corporation the portion of the Conversion Price per share represented by such fractional share or (ii) the Corporation shall pay to the exercising Holder the portion of the Current Market Price per share represented by such fractional share. If more than one such share of Convertible Preferred Stock is surrendered for conversion at the same time by the same holder, the number of full shares that are issuable upon the conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered.

            (vii) Mergers; Etc. If there is (i) any consolidation, merger, or conversion to which the Corporation is a party, other than a consolidation or a merger that does not result in any reclassification or exchange of, or change in, outstanding shares of the Common Stock, (ii) any sale or conveyance to another Person of all or substantially all of the assets of the Corporation, or
(iii) any other event that causes the holders of Common Stock to receive a different or additional kind or amount of shares of stock or other securities or other property (other than an event for which an adjustment in the kind and amount of shares of stock or other securities or other property for which the Convertible Preferred Stock is convertible is otherwise made pursuant to this paragraph (f)), then the holder of each share of Convertible Preferred Stock then outstanding shall have the right upon conversion pursuant to the terms hereof to receive the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, conveyance, or other event by a holder of the number of shares of Common Stock issuable upon conversion of such share immediately prior to such consolidation, merger, sale, conveyance, or other event, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph (f). The provisions of this subparagraph (f)(vii) shall similarly apply to successive consolidations, mergers, conversions, sales, conveyances, and other events.

            (viii) Reserves. The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issuance upon conversion of the shares of Convertible Preferred Stock, such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares, provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of shares of Convertible Preferred Stock by delivery of shares of Common Stock that are held in the treasury of the Corporation.

            (ix) Preferred Conversion Shares. The shares of Common Stock and other securities issued upon conversion of Convertible Preferred Stock and any other securities into which the Common Stock or other such securities are changed, reclassified, split, combined, or converted or for which they are exchanged by amendment to the Certificate of Incorporation or by consolidation, merger, or otherwise, and any securities paid as a dividend thereon are collectively called the "Preferred Conversion Shares." Appropriate adjustment shall be made to this Certificate of Designation, including the term "Common Stock," to give effect to each such change, reclassification, split, combination, conversion, exchange, or dividend.

            (x) Transfer Taxes. The Corporation shall pay any and all documentary, stamp, issue or transfer taxes, and any other similar taxes payable in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Convertible Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the shares of Convertible Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

            (xi) No Adjustment Less than Par Value. No adjustment in the Conversion Price shall reduce the Conversion Price below the then par value of the Common Stock.

            (xii) Notice of Adjustment. Whenever the Conversion Price or conversion privilege is adjusted, the Corporation shall promptly mail to Holders a notice of the adjustment briefly stating the facts requiring the adjustment and the manner of computing it.

            (xiii) Notice of Certain Transactions. In the event that:

            (A) the Corporation takes any action which would require an adjustment in the Conversion Price;

            (B) the Corporation proposes to consolidate or merge with, or transfer all or substantially all of its property and assets to, another Person and shareholders of the Corporation must approve the transaction; or

            (C) there is a proposed Liquidation Event with respect to the Corporation,

the Corporation shall mail to the Holders a notice stating the proposed record or effective date, as the case may be. The Corporation shall mail the notice at least ten days before such record or effective date, whichever is first.

      (g) Voting Rights.

            (i) Generally. The Holders of Convertible Preferred Stock shall have the right to receive notice of any meeting of holders of Common Stock or Convertible Preferred Stock and to vote upon any matter submitted to a vote of the holders of Common Stock or Convertible Preferred Stock. Except as otherwise expressly set forth in the Certificate of Incorporation of the Corporation (including the Certificate of Designation of which this Certificate of Designation will form a part and all other Certificates of Designation with respect to other classes or series of securities), the holders of Convertible Preferred Stock shall vote on each matter submitted to them with the holders of all other classes and series of Capital Stock entitled to vote on such matter, taken together as a single class.

            (ii) Special Matters. For so long as at least 66 2/3% of the shares of Convertible Preferred Stock issued under this Certificate of Designation remain outstanding, the Corporation may not effect any of the following without the consent and approval of the holders of a majority of the outstanding shares of Convertible Preferred Stock, voting or consenting, as the case may be, as one class, separately from the holders of each other class and series of securities of the Corporation, in person or by proxy, either in writing or by resolution adopted at an annual or special meeting:

                  (1) the authorization or issuance of (or reclassification of any Junior Securities to) any class of (or the amendment of any terms of) Parity Securities;

                  (2) the authorization or issuance of (or reclassification of any Junior Securities or Parity Securities to) any class of (or the amendment of any terms of) Senior Securities;

                  (3) the amendment or waiver of any of the terms of its
            Certificate of Incorporation or this Certificate of Designation so as to affect (whether by merger, consolidation or otherwise) the specified rights, powers, preferences, or voting rights of the Convertible Preferred Stock, including any action to in-crease or decrease the number of authorized shares of Convertible Preferred Stock;

                  (4) the authorization of any Liquidation Event or Change of
            Control if after giving effect to such Liquidation Event or Change of Control the Holders of Convertible Preferred Stock will be entitled to receive in respect of their Conversion Shares less than the sum of (x)(I) 150% of the Conversion Price per share if such Liquidation Event or Change of Control is consummated on or prior to the first anniversary of the First Issue Date or (II) 200% of the Conversion Price per share if such Liquidation Event or Change of Control is consummated on or prior to the third anniversary of the First Issue Date, and (y) accumulated but unpaid dividends to the payment date for such Liquidation Event or Change of Control; provided, however, that in the case of any Liquidation Event or Change of Control that satisfies the requirements of clause (x)(I) above (but not clause (x)(II)), then prior to or simultaneous with such Liquidation Event or Change of Control, the Holders and Noteholders shall have received in the aggregate on a pro rata basis at least $30,000,000 in cash in consideration for Conversion Shares (valued at the same valuation as the Common Stock in such Liquidation Event or Change of Control);

                  (5) the authorization of any Restricted Junior Payment; and


                  (6) the commencement of any voluntary liquidation, winding-up or dissolution of the Corporation.

            Notwithstanding the foregoing, without the consent of each Holder of Convertible Preferred Stock, no such amendment or waiver of the Certificate of Incorporation or this Certificate of Designation (whether by merger, consolidation or otherwise) may (i) subject any Holder to any additional obligation, (ii) reduce the Liquidation Amount of or dividend rate on the Convertible Preferred Stock, (iii) postpone the date fixed for any payment of the Liquidation Amount, or any dividends or other payments in respect of the Convertible Preferred Stock, (iv) change the percentage of the shares of Convertible Preferred Stock the Holders of which shall be required to consent or take any other action under this paragraph (g) or any other provision of this Certificate of Designation, (v) adversely effect the conversion rights of the Convertible Preferred Stock or (vi) adversely effect the ranking of the Convertible Preferred Stock.

            (iii) Consolidation, Merger or Sale of Assets. Without the affirmative vote or consent of the Required Holders, voting or consenting, as the case may be, as a separate class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, the Corporation shall not, in a single transaction or series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets (other than any such sale, assignment, transfer, lease, conveyance or other disposition, (collectively, a "Transfer") occurring following the occurrence of and during the continuance of an "event of default" under any item of Covered Indebtedness if (i) such Transfer is not to an Affiliate of the Corporation or any stockholder thereof, (ii) the Corporation receives proceeds at least equal to the Fair Market Value of the assets Transferred and (iii) 'such proceeds consist of at least 80% cash or Cash Equivalents) to, another Person unless: (I) at or prior to the consummation of such transaction all of the then outstanding shares of the Convertible Preferred Stock are repurchased pursuant to paragraphs (f) or (1) or converted in accordance with paragraph (f), or (II) (A) either (1) the Corporation is the continuing Person or (2) the Person (if other than the Corporation) formed by such consolidation or into which the Corporation is merged or to which the properties and assets of the Corporation are sold, assigned, transferred, leased, conveyed or otherwise disposed of shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume all of the obligations of the Corporation under this Certificate of Designation and the obligations hereunder and thereunder shall remain in full force and effect; (B) if the Corporation is not the surviving Person, the Convertible Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting Person, having in respect of such successor, transferee or resulting Person the same powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereon, and ranking in relation to all other Capital Stock then outstanding, that the Convertible Preferred Stock had immediately prior to such transaction; and (C) immediately after giving effect to such transaction (including any Indebtedness incurred or anticipated to be incurred in connection with the transaction), no Payment Default, Protective Default or Outside Date Default have occurred or be continuing.

            For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Corporation, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Corporation, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Corporation.

            (iv) Number of Votes. In any case in which the holders of the Convertible Preferred Stock shall be entitled to vote pursuant to this Certificate of Designation or pursuant to Delaware law, each holder of Convertible Preferred Stock entitled to vote with respect to such matter shall be entitled to vote, with respect to each share of such Convertible Preferred Stock, the number of votes that equals the number of shares of Common Stock into which such share of Convertible Preferred Stock is then convertible.

      (h) Conversion or Exchange. The Holders of shares of Convertible Preferred Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Corporation other than as provided in this Certificate of Designation.

      (i) Reissuance of Convertible Preferred Stock. Shares of Convertible Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock; provided that any issuance of such shares of Preferred Stock must be in compliance with the terms hereof.

      (j) Business Day. If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

      (k) Notices. Unless otherwise provided in this Certificate of Designation or by applicable law, all notices, requests, demands, and other communications shall be in writing and shall be personally delivered, delivered by facsimile or courier service, or mailed, certified with first class postage prepaid, to the address set forth on the books of the Corporation, in the case of communications to a stockholder, and to the registered office of the Corporation in the State of Delaware with a copy to the chief executive offices of the Corporation at 2010 North West 84th Avenue, Miami, Florida 33122, attention: Chief Executive Officer, for all communications to the Corporation. Each such notice, request, demand, or other communication shall be deemed to have been given and received (whether actually received or not) on the date of actual delivery thereof, if personally delivered or delivered by facsimile transmission (if receipt is confirmed at the time of such transmission by telephone), or on the third day following the date of mailing, if mailed in accordance with this paragraph (k), or on the day specified for delivery to the courier service (if such day is one on which the courier service will give normal assurances that such specified delivery will be made). Any notice, request, demand, or other communication given otherwise than in accordance with this paragraph (k) shall be deemed to have been given on the date actually received. Any stockholder may change its address for purposes of this .paragraph (k) by giving written notice of such change to the Corporation in the manner herein above provided. Whenever any notice is required to be given by law or by this Certificate of Designation, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of notice.

      (l) Change of Control.

            (i) Upon the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Corporation shall make an offer to purchase (the "Change of Control Offer") the outstanding shares of Convertible Preferred Stock at a purchase price equal to 101% of the Liquidation Amount thereof, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends thereon (including an amount in cash equal to a prorated dividend for the period from the immediately preceding Dividend Payment Date to the Change of Control Payment
Date) (the "Change of Control Purchase Price").

            (ii) Within 5 days of the occurrence of a Change of Control, the Corporation also shall send by first-class mail, postage prepaid, to each Holder of Convertible Preferred Stock, at the address appearing in the register maintained by the Corporation or the transfer agent for the Convertible Preferred Stock, a notice stating:

                  (a) that the Change of Control Offer is being made pursuant to this paragraph (1) (provided that such payment is then permitted by the DGCL, other applicable law and the terms of Covered Indebtedness) and that all of the Convertible Preferred Stock tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

                  (b) the Change of Control Purchase Price and the purchase date
            (which shall be a Business Day no earlier than 30 days nor later than 45 days from the date such notice is mailed (the "Change of Control Payment Date"));

                  (c) that any of the Convertible Preferred Stock not tendered will continue to accumulate dividends;

                  (d) that, unless the Corporation defaults in the payment of the Change of Control Purchase Price (whether or not the Corporation is then permitted to make such payment), any of the Convertible Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate dividends after the Change of Control Payment Date;

                  (e) that Holders accepting the offer to have their Convertible
            Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender their certificates representing the Convertible Preferred Stock to the Corporation, properly endorsed for transfer together with such customary documents as the Corporation and the transfer agent may reasonably require, in the manner and at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

                  (f) that Holders whose shares of Convertible Preferred Stock are being purchased only in part will be issued new certificates representing the number of shares of Convertible Preferred Stock equal to the unpurchased portion of the certificates surrendered; and

                  (g) any other reasonable procedures that a Holder must follow to accept a Change of Control Offer.

            (iii) The Corporation will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of shares of Convertible Preferred Stock pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this paragraph (l), the Corporation will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this paragraph (l) by virtue thereof.

            (iv) On the Change of Control Payment Date, the Corporation shall
(A) accept for payment the shares of Convertible Preferred Stock validly tendered pursuant to the Change of Control Offer, (B) promptly mail to the Holders of shares so accepted the Change of Control Purchase Price therefor in cash and (C) cancel and retire each surrendered certificate and execute a new certificate representing that number of shares of Convertible Preferred Stock equal to any unpurchased shares represented by a certificate surrendered. Unless the Corporation defaults in the payment for the shares of Convertible Preferred Stock tendered pursuant to the Change of Control Offer (whether or not the Corporation is then permitted to make such a payment), dividends shall cease to accumulate with respect to the shares of Convertible Preferred Stock tendered and all rights of Holders of such tendered shares shall terminate, except for the right to receive payment therefor, on the Change of Control Payment Date.

      (m) Negative Covenants.

            (i) Restricted Junior Payments. The Corporation shall not, and shall not permit any of the Corporation's Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that so long as no Payment Default, Protective Default or Outside Date Default shall have occurred and be continuing or shall be caused thereby:

                  (a) the Corporation may redeem or repurchase Capital Stock or options, warrants or other rights therefor (collectively, "Equity Interests") from (i) officers, employees and directors of the Corporation or any Subsidiary (or their estates) upon the death, permanent disability, retirement or termination of employment of any such Person or otherwise in accordance with any stock option plan or any employee stock ownership plan maintained by the Corporation or any of its Subsidiaries and (ii) other holders of Capital Stock in the Corporation so long as the purpose of such purchase is to acquire common stock for reissuance to new officers, employees and directors (or their estates) of the Corporation or any Subsidiary to the extent so reissued within 12 months after any such purchase; provided that in all such cases the aggregate amount of all cash paid in respect of all such shares so redeemed or repurchased less net cash proceeds from the sale of any such redeemed or repurchased shares does not exceed $5,000,000 in the aggregate from and after the First Issue Date;

                  (b) the Corporation may make payments to the Holders in
            respect of their shares of Convertible Preferred Stock in accordance with the terms of this Certificate of Designation;

                  (c) the Corporation may make payments of dividends on Senior
            Securities or Parity Securities issued in accordance with the terms of this Certificate of Designation and in accordance with the terms of such Senior Securities and Parity Securities approved by the Holders in accordance with this Certificate of Designation; and

                  (d) the Corporation may pay from the proceeds of the issuance of the Notes and the Convertible Preferred Stock to R. Marcelo Claure and David H. Peterson (i) on the First Issue Date dividends not to exceed $2,940,000 in the aggregate and (ii) additional dividends in an aggregate amount not to exceed $2,935,000 at any time following the refinancings of both of the Credit Agreements.

            (ii) Investments; Acquisitions. The Corporation shall not, and shall not permit any of the Corporation's Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, or acquire, by purchase or otherwise, all or substantially all the business, property or fixed assets of, or Capital Stock or other ownership interest of any Person, or any division or line of business of any Person except:

                  (a) the Corporation and the Corporation's Subsidiaries may
            make and own Investments in Cash Equivalents;

                  (b) the Corporation and its Subsidiaries may make Investments in the Corporation or any other Subsidiary or any other Person if, as a result of such Investment, such Person becomes a Subsidiary of the Corporation;

                  (c) the Corporation and its Subsidiaries may make intercompany loans to one another;

                  (d) the Corporation and each Subsidiary may acquire and own In vestments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and consistent with past practices;

                  (e) the Corporation and each Subsidiary may make deposits in the ordinary course of business consistent with past practices to secure the performance of leases;

                  (f) the Corporation may (x) purchase Capital Stock to the
            extent permitted under paragraph (m)(i)(a) and (y) acquire and hold obligations of one or more officers or other employees of the Corporation or any of its Subsidiaries in connection with such officers' or employees' acquisition of shares of common stock of the Corporation, so long as no cash is paid by the Corporation or any of its Subsidiaries to such officers or employees in connection with the acquisition of any such obligations and such obligations are recourse obligations of such officers or other employees;

                  (g) the Corporation may make loans and advances to employees and officers of the Corporation and its Subsidiaries in the ordinary course of business not to exceed $1,000,000 in the aggregate at any one time outstanding;

                  (h) the Corporation and its Subsidiaries may hold Investments which consist of trade accounts receivable of the Corporation or such Subsidiary created in the ordinary course of business;

                  (i) the Corporation and its Subsidiaries may make Investments represented by Hedge Agreements made in the ordinary course of business and not for speculative purposes; and

                  (j) the Corporation and its Subsidiaries may make Investments in Joint Ventures and Unrestricted Subsidiaries; provided that the amount of all such Investments does not exceed $10,000,000 in the aggregate for all such Investments since the First Issue Date.

            (iii) Limitations on Unrestricted Subsidiaries. The Corporation may designate after the First Issue Date any Subsidiary as an "Unrestricted Subsidiary" under this Certificate of Designation (a "Designation") only if:

                  (a) no Payment Default, Protective Default or Outside Date
            Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

                  (b) the Corporation would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation) pursuant to the provision described under paragraph
            (m)(ii)(j) above in an amount

            (the "Designation Amount") equal to the Fair Market Value of the Corporation's interest in such Subsidiary on such date.

            The Corporation shall not, and shall not cause or permit any Subsidiary to, at any time (x) provide credit support for or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of any indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such indebtedness), (y) be directly or indirectly liable for any indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary). All Subsidiaries of Unrestricted Subsidiaries shall automatically be deemed to be Unrestricted Subsidiaries.

            The Corporation may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if no Payment Default, Protective Default or Outside Date Default shall have occurred and be continuing at the time of and after giving effect to such Revocation.

            All Designations and Revocations must be evidenced by resolutions of the Board of Directors of the Corporation delivered to each Holder certifying compliance with the foregoing provisions.

            (iv) Notice of Default. Promptly, but in any event within ten (10) Business Days, after any officer of the Corporation becomes aware of the existence of any Payment Default, Protective Default or Outside Date Default or that any Person has given any notice or taken any other action with respect to a claimed Payment Default, Protective Default or Outside Date Default, a written notice thereof to the Holders specifying the nature and existence thereof and what action the Corporation is taking or proposes to take with respect thereto.

      (n) Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

            "Affiliate" as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. For purposes of this definition, a Person shall be deemed to be "controlled by" a Person if such Person possesses, di-rectly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person.

            "Board of Directors" shall have the meaning provided in the first paragraph of this Certificate of Designation.

            "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

            "Capital Stock" means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests, and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

            "Cash Equivalents" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or
      (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. "Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has capital, surplus and undivided profits aggregating at least $500,000 and which issues (or the parent of which issues) certificates of deposit or commercial paper with a ranking described in clause (iii) above; and (v) shares of any money market mutual fund that (a) invests solely in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

            "Certificate of Designation" means this Certificate of Designation creating the Convertible Preferred Stock.

            "Certificate of Incorporation" shall have the meaning provided in the first paragraph of this Certificate of Designation.

            "Change of Control" means the occurrence of any of the following events (whether or not approved by the Governing Body of the Corporation):

                  (i) the Permitted Holders cease to beneficially own (as
            defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) at least a majority of both (x) the total voting power of the Corporation's Voting Stock and (y) the total economic ownership of the then outstanding Common Stock of the Corporation;

                  (ii) any transaction or series of related transactions
            (including but not limited to a merger or reorganization) which results in holders of the Corporation's Capital Stock outstanding prior to such event owning less than 50% of either (x) the total voting power of the then outstanding Voting Stock of the Corporation or (y) the total economic ownership of the then outstanding Common Stock of the Corporation;

                  (iii) the Corporation consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person unless holders of the Corporation's Capital Stock outstanding prior to such event own at least 50% of the surviving or purchasing entity;

                  (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Governing Body of the Corporation (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Corporation was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Governing Body then in office;

                  (v) any order, judgment or decree shall be entered against the
            Corporation decreeing the dissolution or split-up of the Corporation and such order shall remain undischarged or unstayed for a period in excess of 60 days; or

                  (vi) the occurrence of any "change of control" under the
            Notes.

            "Change of Control Date" shall have the meaning provided in paragraph (1).

            "Change of Control Offer" shall have the meaning provided in paragraph (1).

            "Change of Control Payment Date" shall have the meaning provided in paragraph (1).

            "Change of Control Purchase Price" shall have the meaning provided in paragraph (1).

            "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the First Issue Date such Commission is not existing and performing the duties now assigned to it under the Exchange Act, the body performing such duties at such time.

            "Common Stock" means the Corporation's Common Stock, par value $0.01, per share.

            "Conversion Price" means $8.00, and shall be subject to adjustment as provided herein.

            "Conversion Shares" means, collectively, the Notes Conversion Shares and the Preferred Conversion Shares.

            "Convertible Preferred Stock" shall have the meaning provided in paragraph (a).

            "Corporation" shall have the meaning provided in the first paragraph of this Certificate of Designation.

            "Covered Indebtedness" shall mean the Credit Agreements and the Motorola Distributor Documents.

            "Credit Agreement" means each of (i) that certain Credit Agreement dated as of June 12, 2002 among the Corporation, Brightstar US, Inc. and General Electric Capital Corporation; and (ii) that certain Credit Agreement dated as of December 12, 2002 by and among Brightstar Corp. Chile Limitada, S.R.L., an entity organized under the laws of Chile, Brightstar Guatemala, S.A., an entity organized under the laws of Guatemala, Brightstar El Salvador, S.A., an entity organized under the laws of El Salvador, Brightstar Uruguay, S.A., an entity organized under the laws of Uruguay, Brightstar De Paraguay, S. de R.L, an entity organized under the laws of Paraguay, Brightstar de Venezuela, C.A., an entity organized under the laws of Venezuela, Brightstar Dominicana, S.A., an entity organized under the laws of the Dominican Re-public, Brightstar Peru, S.R.L., an entity organized under the laws of Peru, Brightstar de Mexico, S.A. de C.V., an entity organized under the laws of Mexico, Soluciones Inteligentes Para El Mercado Movil, S.A. de C.V., an entity organized under the laws of Mexico, and Brightstar de Argentina, S.A., an entity organized under the laws of Argentina, and Ocean Bank, each as in effect at the First Issue Date, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Corporation as additional borrowers or guarantors thereunder) all or any portion of the indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

            "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which the Corporation or any of the Corporation's Subsidiaries are a party.

            "Current Market Price" per share of Common Stock on any date means:

                  (i) if the Common Stock is not registered under the Exchange
            Act, or if the Common Stock is so registered and the closing price cannot be determined as set forth in clause (ii) below, (A) the value of the Common Stock determined by the unanimous vote or consent of the Board of Directors of the Corporation and certified in a board resolution, or (B) if the Board of Directors of the Corporation is unable or unwilling to unanimously agree on such value within a period of 30 days, the value of the Common Stock as determined by an Independent Financial Advisor, or

                  (ii) if the Common Stock is registered under the Exchange Act, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for each trading day during the period commencing 15 trading days before such date and ending on the date one trading day prior to the day in question. The "closing price" on any trading day shall mean the reported closing price on such day on the New York Stock Exchange or on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on such exchange, then the average of the reported closing bid and asked prices in the over-the-counter market as reported on NASDAQ or a similar reporting service or, if no such quotations are available the fair market price as determined by clause (i) above. A "trading day" is a day on which the New York Stock Exchange, principal national securities exchange, or over-the-counter market, as appropriate, is open for trading.

            "Designation" shall have the meaning provided in paragraph (m)(iii).

            "Designation Amount" shall have the meaning provided in paragraph
      (m)(iii).

            "DGCL" means the General Corporation Law of the State of Delaware.

            "Dividend Payment Date" means each March 31, June 30, September 30 and December 31 of each year.

            "Dividend Period" means the Initial Dividend Period and, thereafter, each quarterly period from a Dividend Payment Date to the next succeeding Dividend Payment Date (but without including such Dividend Payment Date).

            "Dividend Record Date" means each March 15, June 15, September 15 and December 15 of each year.

            "Equity Interest" shall have the meaning provided in paragraph
      (m)(i).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length transaction, for cash, between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. "Fair Market Value" shall be determined (A) by the unanimous vote or consent of the Board of Directors of the Corporation and certified in a board resolution, or (B) if the Board of Directors of the Corporation is unable or unwilling to unanimously agree on such value within a period of 30 days, the "Fair Market Value" shall be determined by an Independent Financial Advisor.

            "First Issue Date" means December 30, 2003.

            "Governing Body" means the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust or limited liability company.

            "Hedge Agreement" means (i) an Interest Rate Agreement designed to hedge against fluctuations in interest rates, (ii) any Currency Agreement designed to hedge against fluctuations in currency values, and (iii) any other agreement or arrangement to which the Corporation or any of the Corporation's Subsidiaries is a party which hedges against or is based upon fluctuations in the value of the equity securities of any Person, or any equity forward agreements or similar agreements or arrangements.

            "Holder" means a holder of shares of Convertible Preferred Stock as reflected in the register maintained by the Corporation or the transfer agent for the Convertible Preferred Stock.

            "Independent Financial Advisor" means an accounting, appraisal or investment banking firm which is nationally recognized within the United States of America (i) which does not, and whose directors, officers and employees or Affiliates do not have, a direct or indirect financial interest in the Corporation or any of its Subsidiaries or Affiliates, (ii) which, in the judgment of the Governing Body of the Corporation, is otherwise independent and qualified to perform the task for which it is to be engaged and (iii) which is acceptable to the Required Holders.

            "Initial Dividend Period" means, with respect to any share of Convertible Preferred Stock, the dividend period commencing on the Issue Date of such share of Convertible Preferred Stock and ending on March 31, 2004.

            "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which the Corporation or any of the Corporation's Subsidiaries is a party.

            "Investment" means (i) any direct or indirect purchase or other acquisition by the Corporation or any of the Corporation's Subsidiaries of, or of a beneficial interest in, any securities of any other Person (including any Subsidiary of the Corporation), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by the Corporation or any Subsidiary of the Corporation from any Person other than the Corporation or any of the Corporation's Subsidiaries, of any equity securities of such Subsidiary, (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by the Corporation or any of the Corporation's Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or (iv) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

            "Issue Date" means, with respect to any share of Convertible Preferred Stock, the date of issuance of such share of Convertible Preferred Stock.

            "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form, which does not constitute a Subsidiary; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

            "Junior Securities" shall have the meaning provided in paragraph
      (b).

            "Liquidation Amount" shall have the meaning provided in paragraph
      (a).

            "Liquidation Event" shall have the meaning provided in paragraph
      (d)(i).

            "Liquidation Payment" shall have the meaning provided in paragraph
      (d)(i).

            "Motorola" means, collectively, Motorola, Inc., a Delaware corporation, and all of its Subsidiaries and Affiliates.

            "Motorola Distribution Agreement" means, collectively, the Motorola Latin America Distribution Agreement, the Motorola Mexico Distribution Agreement, the Motorola US Distribution Agreement and any other agreements pursuant to which the Corporation or any of its Subsidiaries are appointed to act as a distributor on behalf of Motorola, as any of the foregoing may be amended, supplemented or restated from time to time.

            "Motorola Distributor Documents" means, collectively, the Motorola Distribution Agreement, the Motorola Endorsement Agreement, the Motorola Security Agreement and any other agreements, instruments or other documents under which any of the Motorola Liens are granted or any of the Motorola Obligations created, evidenced, guaranteed or secured and any modifications, restatements or refinancings thereof or replacements therefore.

            "Motorola Endorsement Agreement" means, collectively, that certain Agreement, dated as of July 30, 2001, entered into between Motorola de Mexico, S.A. and Brightstar de Mexico, S.A. de C.V., and any other agreements pursuant to which the Corporation and/or any of its Subsidiaries agree to sell, endorse and/or assign any of their accounts receivable to Motorola, as any of the foregoing are amended, supplemented or restated from time to time

            "Motorola Latin America Distribution Agreement" means that certain Distribution Agreement, effective as of June 1, 2000, entered into between Motorola, Inc. and the Corporation, as amended and restated by that certain Amended and Restated

      Distribution Agreement, effective as of October 9, 2003, and as the same may be further amended, supplemented or restated from time to time.

            "Motorola Liens" means any and all liens which may be now or hereafter granted to Motorola by the Corporation or any of its Subsidiaries or Affiliates pursuant to the Motorola Distributor Documents or otherwise to secure any and all of the Motorola Obligations.

            "Motorola Mexico Distribution Agreement" means that certain Distribution Agreement, effective as of July 30, 2001, entered into between Motorola de Mexico, S.A. and Brightstar de Mexico, S.A. de C.V., as the same may be amended, supplemented or restated from time to time.

            "Motorola Obligations" shall mean the obligations as such term is defined in the Motorola Parent Security Agreement and all other indebtedness, fees, interest, expenses and other obligations from time to time owing by one or more of the Borrowers to Motorola under the Motorola Distributor Documents or any other transaction documents described therein.

            "Motorola Parent Security Agreement" means that certain Security Agreement dated as of June 21, 2001 by the Corporation in favor of Motorola, Inc., as amended, supplemented or restated from time to time.

            "Motorola Security Agreement" means, collectively, the Motorola Parent Security Agreement, the Motorola US Security Agreement and all other documents pursuant to which any of the Motorola Liens are created, as any of the foregoing may be amended, supplemented or restated from time to time.

            "Motorola US Distribution Agreement" means that certain Distribution Agreement, effective as of November 20, 2003, entered into between Motorola, Inc. and Brightstar US, Inc., as the same may be amended, supplemented or restated from time to time.

            "Motorola US Security Agreement" means that certain Security Agreement dated as of May 24, 2002 by Brightstar US, Inc., in favor of Motorola, Inc., as amended, supplemented or restated from time to time.

            "Noteholder" means a Person in whose name a Note is registered on the security register of the Corporation.

            "Notes" means the up to $31,750,000 in aggregate principal amount of 10.5% Convertible Senior Subordinated Notes due December 31, 2008 of the Corporation issued pursuant to the Purchase Agreement dated December
      30, 2003.

            "Notes Conversion Shares" means the shares of Common Stock and other securities issued upon conversion of Notes and any other securities into which the Common Stock or other such securities are changed, reclassified, split, combined, or converted or for which they are exchanged by amendment to the Certificate of Incorporation or by consolidation, merger, or otherwise, and any securities paid as a dividend thereon.

            "Outside Date" shall have the meaning provided in paragraph (c).

            "Outside Date Default" shall have the meaning provided in paragraph
      (c).

            "Parity Securities" shall have the meaning provided in paragraph (b)

            "Payment Default" shall have the meaning provided in paragraph
      (c)(i).

            "Permitted Holders" means collectively R. Marcelo Claure, his spouse, children or other lineal descendants (whether adoptive or biological) and any revocable or irrevocable inter vivos or testamentary trust or the probate estate of any such individual, so long as one or more of the foregoing individuals is the principal beneficiary of such trust or probate estate.

            "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

            "Preferred Conversion Shares" shall have the meaning provided in paragraph (f)(ix).

            "Preferred Stock" means, with respect to any Person, Capital Stock of any class or classes (however designated) of such Person which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

            "Protective Default" means the failure by the Corporation to comply with any of the provisions of this Certificate of Designation including, without limitation, paragraph (g), whether or not compliance is at such time permitted by the DGCL, other applicable law or the terms of other instruments or agreements to which the Corporation is a party or otherwise subject (including, without limitation, Covered Indebted-

      ness). For purposes of this Certificate of Designation, a Payment Default and an Outside Date Default shall not constitute a Protective Default.

            "Qualifying IPO" shall have the meaning provided in paragraph
      (f)(ii).

            "Required Holders" means the Holders of a majority of the then outstanding shares of Convertible Preferred Stock.

            "Resolution" shall have the meaning provided in the first paragraph of this Certificate of Designation.

            "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Corporation or any of the Corporation's Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of Capital Stock to the holders of that class and a dividend payable by any of the Corporation's Subsidiaries to the Corporation or any Subsidiary of the Corporation, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Corporation or any of the Corporation's Subsidiaries now or hereafter outstanding and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any shares of any class of Capital Stock of the Corporation or any of the Corporation's Subsidiaries now or hereafter outstanding.

            "Revocation" shall have the meaning provided in paragraph (m)(iii).

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Senior Securities" shall have the meaning provided in paragraph
      (b).

            "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, Joint Venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the members of the Governing Body is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof. For purposes of this Agreement, an "Unrestricted Subsidiary" of the Corporation shall be deemed not to be a "Subsidiary" of the Corporation.

            "Transfer" shall have the meaning provided in paragraph (g)(iii).

            "Unrestricted Subsidiary" means each Subsidiary of the Corporation designated as such pursuant to and in compliance with paragraph (m)(iii). Any such designation may be revoked by a resolution of the Board of Directors of the Corporation delivered to the Holders, subject to the provisions of such paragraph (m)(iii).

            "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

            IN WITNESS WHEREOF, said Corporation has caused this Certificate of Designation to be signed by R. Marcelo Claure, its Chief Executive Officer, this 29th day of December, 2003.

                                              BRIGHTSTAR CORP.

                                              By: /s/ R. Marcelo Claure
                                                 -----------------------------
                                                 Name: R. Marcelo Claure
                                                 Title: Chief Executive Officer

                                                                      EXHIBIT D
                         FORM OF COMPLIANCE CERTIFICATE

                      THE UNDERSIGNED HEREBY CERTIFY THAT:

            (1) I am the duly elected Chief Financial Officer of Brightstar Corp., a Delaware corporation (the "COMPANY");

            (2) I have reviewed the terms of that certain Purchase Agreement dated as of December 30, 2003, as amended, supplemented or otherwise modified to the date hereof (said Purchase Agreement, as so amended, supplemented or otherwise modified, being the "PURCHASE AGREEMENT", the terms defined therein and not otherwise defined in this Certificate (including Attachment No. 1 annexed hereto and made a part hereof) being used in this Certificate as therein defined), by and among the Company, the Purchasers and the Subsidiary Guarantors listed therein, and the terms of the other Purchase Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Company and the Subsidiary Guarantors during the accounting period covered by the attached financial statements; and


            (3) The examination described in paragraph (2) above did not disclose, and we have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Potential Event of Default at the end of or, with respect to any Event of Default or Potential Event of Default other than under Section 8.3 of the Purchase Agreement in respect of a violation of
Section 7.6 of the Purchase Agreement, during the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth below].

            [Set forth [below] [in a separate attachment to this Certificate] are all exceptions to paragraph (3) above, listing in detail the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event:


_______________________________________________________________________________]

            The foregoing certifications, together with the computations set forth in Attachment No. 1 annexed hereto and made a part hereof and the financial statements delivered with this Certificate in support hereof, are made and delivered this _______________ day of _________________,________ pursuant to
Section 6.2(iv) of the Purchase Agreement.

                                                    BRIGHTSTAR CORP.

                                                    By: ________________________
                                                        Name:
                                                        Title:

                                ATTACHMENT NO. 1
                           TO COMPLIANCE CERTIFICATE

            This Attachment No. 1 is attached to and made a part of a Compliance Certificate dated as of _______________,_____ and pertains to the period from __________________,_____ to _______________,_____. Section references herein relate to Sections of the Purchase Agreement.

A.         INDEBTEDNESS
           1.       Indebtedness under Credit Agreements permitted under Section 7. l(i)    $  -----------
           2.       Maximum permitted under Section 7.1(i)                                  $  100,000,000

B.         INVESTMENTS
           1.       Aggregate Investments by the Company permitted under Section 7.3(vii):  $ ------------
           2.       Maximum aggregate permitted under Section 7.3(vii):                     $    1,000,000
           3.       Aggregate equity Investments in Joint Ventures and Unrestricted
                    Subsidiaries permitted under Section 7.3(x):                            $ ------------
           4.       Maximum aggregate permitted under Section 7.3(x);                       $   10,000,000

D.         CONTINGENT OBLIGATIONS
           1.       Contingent Obligations permitted under Section 7.4(vii):                $ ------------
           2.       Maximum permitted under Section 7.4(vii):                               $   10,000,000

E.         Restricted Junior Payments
           1.       Aggregate redemption or repurchase of Equity Interests
                    under Section 7.5(ii)(a) from and after the Closing Date:               $ ------------
           2.       Net cash proceeds from sale of redeemed/repurchased Equity
                    Interests under Section 7.5(ii)(a) from and after the
                    Closing Date:                                                           $ ------------
           3.       Net aggregate redemption or repurchase of Equity Interests under Section 7.5(ii)(a) from and after the Closing Date
                    (E.I-E.2):                                                              $ ------------
           4.       Maximum aggregate permitted under Section 7.5(ii)(a) from
                    and after the Closing Date:                                             $    5,000,000

F.         MINIMUM CASH INTEREST COVERAGE RATIO (For the four-Fiscal Quarter period ending ______________,________)
           1.       Consolidated Net Income:                                                $ ------------
           2.       Consolidated Interest Expense:                                          $ ------------
           3.       Provisions for taxes based on Federal, state, local and
                    foreign income:                                                         $ ------------
           4.       Total depreciation expense:                                             $ ------------
           5.       Total amortization expense:                                             $ ------------
           6.       Other non-recurring and non-cash items reducing Consolidated
                    Net Income:                                                             $ ------------
           7.       Other non-recurring and non-cash items increasing
                    Consolidated Net Income:                                                $ ------------
           8.       Consolidated EBITDA (1+2+3+4+5+6+7+8+9-10):                             $ ------------
           9.       Interest Coverage Ratio (F.11 ):(F.2):                                  ----:1.00
           10.      Minimum ratio required under Section 7.6A:                              ----:1.00

G.         MAXIMUM TOTAL LEVERAGE RATIO (as of_________,_____)
           1.       Consolidated Total Debt:                                                $ ------------
           2.       Aggregate outstanding balance of factored accounts receivable           $ ------------
           3.       Consolidated EBITDA (F.11 above):                                       $ ------------
           4.       Total Leverage Ratio (G.2):(G.3):                                       ----:1.00
           5.       Maximum ratio permitted under Section 7.6B:                             ----:1.00

                                                                       EXHIBIT E
                         FORM OF SUPPLEMENTAL AGREEMENT

            SUPPLEMENTAL AGREEMENT (this "supplemental Agreement"), dated as of
[        ], 2003 by and between       (the "New Guarantor") and Brightstar Corp.
(the "Company").

                                   WITNESSETH:

            WHEREAS, the Company and the Purchasers named therein have each heretofore executed and delivered to each other a Purchase Agreement (the "Purchase Agreement"), dated as of December 30, 2003 providing for the issuance and sale by the Company to the Purchasers of an aggregate principal amount of up to $31,750,000 of Convertible Senior Subordinated Notes (the "Notes"); and

            WHEREAS, Section 10.2 of the Purchase Agreement provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Noteholders a supplemental agreement pursuant to which the New Guarantor shall unconditionally guarantee all of the Company's obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein;

            NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor covenants and agrees for the equal and ratable benefit of the Noteholders as follows:

            1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Purchase Agreement.

            2. AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to unconditionally guarantee the Company's obligations under the Notes on the terms and subject to the conditions set forth in Section 10 of the Purchase Agreement and to be bound by all other applicable provisions of the Purchase Agreement.

            3. INTENDED THIRD PARTY BENEFICIARIES. The Noteholders from time to time of the Notes are intended third party beneficiaries of this Supplemental Agreement and the terms and provisions of this Supplemental Agreement may not be amended, except for modified exceptions provided for in the Purchase Agreement.

            4. EFFECTIVENESS. This Supplemental Agreement shall be effective upon execution by the parties hereto.

            5. GOVERNING LAW. THIS SUPPLEMENTAL AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF THE STATE OF NEW YORK THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

            6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

            7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

                                                [NEW GUARANTOR]

                                                By: ____________________________
                                                    Name:
                                                    Title:

                                                                     EXHIBIT F-l

                                    [FORM OF]
                      MANAGEMENT RIGHTS AGREEMENT - FALCON

                                    SEE TAB 3

                                BRIGHTSTAR CORP.
                            2010 N. West 84th Avenue
                                 Miami, FL 33122

                                                               December 30, 2003

FALCON MEZZANINE PARTNERS, LP
60 Kendrick Street
Needham, Massachusetts 02494

Gentlemen:

            Brightstar Corp. (the "Company") hereby agrees that for so long as Falcon Mezzanine Partners, LP (the "Purchaser") continues to hold any securities of the Company, the Company shall:

1. Provide the Purchaser or its designated representative with (i) the right to inspect and copy the books and records of the Company and its subsidiaries, (ii) copies of all audited financial statements of the Company and its subsidiaries and (iii) copies of all materials provided to the Company's and its subsidiaries' board of directors (the "Board of Directors");

2. Make appropriate officers and/or directors of the Company and its subsidiaries available periodically for consultation with the Purchaser or its designated representative with respect to matters relating to the business and affairs of the Company and its subsidiaries including, without limitation, significant changes in management personnel and compensation of employees, introduction of new products or new lines of business, important acquisition or dispositions of plants and equipment, significant research and development programs, the purchasing or selling of important trademarks, licenses or concessions or the proposed commencement or compromise of significant litigation;

3. Inform the Purchaser or its designated representative in advance with respect to any significant corporate actions, including, without limitation, extraordinary dividends, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt, or equity and material amendments to the certificate of incorporation or by laws or other applicable organizational documents of the Company and its subsidiaries and to provide the Purchaser or its designated representative with the right to consult with the Company and its subsidiaries with respect to such actions;

4. If at such time the Purchaser is not entitled to or has not designated one or more members of the Board of Directors of the Company, allow Purchaser the right to attend meetings of the Board of Directors of the Company and its subsidiaries as an observer and shall receive notice of such meetings in accordance with the Company's and its subsidiaries' bylaws or other applicable organizational documents and copies of Board of Directors' materials distributed to any member of each Board of Directors. The Company's failure to provide any such notice shall not in any way affect the validity of any meeting to the Board of Directors or any action taken at any such meeting. Reasonable costs and expenses incurred by the Purchaser's observer for the purpose of attending Board of Directors' meetings and conducting other Company or subsidiary business will be borne by the Company; and

5. Provide the Purchaser or its designated representative with such other rights of consultation as may reasonably be determined by the Purchaser to be necessary to qualify its investment in the Company as a "venture capital investment" for purposes of the United States Department of Labor Regulation published at 29 C.F.R. Section 2510.3-101(d)(3)(i) (the "Plan Asset Regulation").

The Company agrees to consider, in good faith, the recommendations of the Purchaser or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company.

            In the event the Purchaser transfers all or any portion of its investment in the Company to an affiliated entity that is intended to qualify as a venture capital operating company under the United States Department of Labor Regulation published at 29 C.F.R. Section 2510.3-101(d)(3)(i), such transferee shall be afforded the same rights with respect to the Company and its subsidiaries afforded to the Purchaser hereunder and shall be treated, for such purposes, as a third party beneficiary hereunder.

            Kindly acknowledge your agreement with the foregoing by executing this agreement where indicated below.

                                             Very truly yours,

                                             BRIGHTSTAR CORP.

                                             By: /s/ R. MARCELO CLAURE
                                                -------------------------
                                                Name: R. MARCELO CLAURE
                                                Title: CHIEF EXECUTIVE OFFICER

FALCON MEZZANINE PARTNERS, LP

By:  Falcon Mezzanine Investments, LLC,
     its General Partner

     By: ________________________________
     Name:
     Title:

            Kindly acknowledge your agreement with the foregoing by executing this agreement where indicated below.

                                                 Very truly yours,

                                                 BRIGHTSTAR CORP.

                                                 By: ___________________________
                                                     Name:
                                                     Title:

FALCON MEZZANINE PARTNERS, LP

By:  Falcon Mezzanine Investments, LLC,
     its General Partner

     By: /s/ Eric Y. Rogoff
        ----------------------------------
         Name: Eric Y. Rogoff
         Title: Vice President

                                                                     EXHIBIT F-2

                                    [FORM OF]
                    MANAGEMENT RIGHTS AGREEMENT - PRUDENTIAL

                                    SEE TAB 4

                                BRIGHTSTAR CORP.
                            2010 N. West 84th Avenue
                                 Miami, FL 33122

                                                               December 30, 2003

PRUDENTIAL CAPITAL PARTNERS, L.P.
1170 Peachtree Street, Suite 500
Atlanta, GA 30309

Gentlemen:

            Brightstar Corp. (the "Company") hereby agrees that for so long as Prudential Capital Partners, L.P. (the "Purchaser") continues to hold any securities of the Company, the Company shall:

1. Provide the Purchaser or its designated representative with (i) the right to inspect and copy the books and records of the Company and its subsidiaries, (ii) copies of all audited financial statements of the Company and its subsidiaries and (iii) copies of all materials provided to the Company's and its subsidiaries' board of directors (the "Board of Directors");

2. Make appropriate officers and/or directors of the Company and its subsidiaries available periodically for consultation with the Purchaser or its designated representative with respect to matters relating to the business and affairs of the Company and its subsidiaries including, without limitation, significant changes in management personnel and compensation of employees, introduction of new products or new lines of business, important acquisition or dispositions of plants and equipment, significant research and development programs, the purchasing or selling of important trademarks, licenses or concessions or the proposed commencement or compromise of significant litigation;

3. Inform the Purchaser or its designated representative in advance with respect to any significant corporate actions, including, without limitation, extraordinary dividends, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt, or equity and material amendments to the certificate of incorporation or by laws or other applicable organizational documents of the Company and its subsidiaries and to provide the Purchaser or its designated representative with the right to consult with the Company and its subsidiaries with respect to such actions;

4. If at such time the Purchaser is not entitled to or has not designated one or more members of the Board of Directors of the Company, allow Purchaser the right to attend meetings of the Board of Directors of the Company and its subsidiaries as an observer and shall receive notice of such meetings in accordance with the Company's and its subsidiaries' bylaws or other applicable organizational documents and copies of Board of Directors' materials distributed to any member of each Board of Directors. The Company's failure to provide any such notice shall not in any way affect the validity of any meeting to the Board of Directors or any action taken at any such meeting. Reasonable costs and expenses incurred by the Purchaser's observer for the purpose of attending Board of Directors' meetings and conducting other Company or subsidiary business will be borne by the Company; and

5. Provide the Purchaser or its designated representative with such other rights of consultation as may reasonably be determined by the Purchaser to be necessary to qualify its investment in the Company as a "venture capital investment" for purposes of the United States Department of Labor Regulation published at 29 C.F.R. Section 2510.3-101(d)(3)(i) (the "Plan Asset Regulation").

The Company agrees to consider, in good faith, the recommendations of the Purchaser or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company.

            In the event the Purchaser transfers all or any portion of its investment in the Company to an affiliated entity that is intended to qualify as a venture capital operating company under the United States Department of Labor Regulation published at 29 C.F.R. Section 2510.3-101(d)(3)(i), such transferee shall be afforded the same rights with respect to the Company and its subsidiaries afforded to the Purchaser hereunder and shall be treated, for such purposes, as a third party beneficiary hereunder.

            Kindly acknowledge your agreement with the foregoing by executing this agreement where indicated below.

                                         Very truly yours,

                                         BRIGHTSTAR CORP.

                                         By: /s/ R. Marcelo Claure
                                             -----------------------------------
                                             Name: R. Marcelo Claure
                                             Title: Chief Executive Officer

PRUDENTIAL CAPITAL PARTNERS, L.P.

By: Presidential Capital Group, L.P.
    Its General Partner

    By: /s/ Robert R. Derrick
       --------------------------------
       Name: Robert R. Derrick
       Title: Vice President

                                                                     EXHIBIT F-3

                                    [FORM OF]
                   MANAGEMENT RIGHTS AGREEMENT - [***]/ARROW

                                    SEE TAB 5

                                BRIGHTSTAR CORP.
                            2010 N. West 84th Avenue
                                 Miami, FL 33122

                                                               December 30, 2003

ARROW INVESTMENT PARTNERS,
[***]
c/o Grandview Capital Management, LLC
820 Manhattan Avenue #200
Manhattan Beach, CA 90266

Gentlemen:

           Brightstar Corp. (the "Company") hereby agrees that for so long as either of Arrow Investment Partners or [***] (each a "Purchaser" and collectively, the "Purchasers") continues to hold any securities of the Company, the Company shall provide each such Purchaser or its designated representative with copies of all materials provided to the Company's and its subsidiaries' board of directors, except to the extent that the Company reasonably determines that such materials constitute privileged communications and that the distribution of such materials would constitute a waiver of such privilege.

            Kindly acknowledge your agreement with the foregoing by executing this agreement where indicated below.

                                            Very truly yours,

                                            BRIGHTSTAR CORP.

                                            By: /s/ R. Marcelo Claure
                                                ----------------------------
                                                Name: R. Marcelo Claure
                                                Title: Chief Executive Officer

ARROW INVESTMENT PARTNERS

     By: /s/ Robert E. Sydow
        -----------------------------
        Name: Robert E. Sydow
        Title: President, Grandview Capital Mgmt LLC
        as Investment Advisor

[***]

    By: /s/ Robert E. Sydow
       -----------------------------
       Name: Robert E. Sydow
       Title: President, Grandview Capital Mgmt LLC
       as Investment Advisor

                                                                       EXHIBIT G

                                    [FORM OF]
                     OPINION OF KIRKPATRICK & LOCKHART LLP

                                   SEE TAB 12

KIRKPATRICK & LOCKHART LLP                             Miami Center 20th Floor
                                                       201 South Biscayne Blvd.
                             December 30, 2003         Miami, FL33131-2399
                                                       305.539.3300
                                                        www.kl.com

Falcon Mezzanine Partners, LP             Prudential Capital Partners, L.P.
60 Kendrick Street                        c/o Prudential Capital Group
Needham, MA 02494                         1170 Peachtree Street, Suite 500
                                          Atlanta, GA 30309

Prudential Capital Partners               [***]
Management Fund, L.P.                     c/o Grandview Capital Management LLC
c/o Prudential Capital Group              820 Manhattan Avenue #200
1170 Peachtree Street, Suite 500          Manhattan Beach, CA 90266
Atlanta, GA 30309

Arrow Investment Partners                 PCG Carpathia Master Fund, Ltd.
c/o Grandview Capital                     666 Third Avenue
Management LLC                            New York, NY 10017
820 Manhattan Avenue #200
Manhattan Beach, CA 90266

Ladies and Gentlemen:

      We have acted as special counsel to Brightstar Corp., a Delaware corporation ("COMPANY") and Brightstar US, Inc., a Florida corporation (the "SUBSIDIARY GUARANTOR"), in connection with that certain Purchase Agreement dated as of December 30, 2003 (the "PURCHASE AGREEMENT") among the Company, the Subsidiary Guarantor and the Purchasers (as defined therein). Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Purchase Agreement. This opinion is delivered to you pursuant to Section 4.6 of the Purchase Agreement and Exhibit G thereto.

      In rendering the opinions set forth herein, we have examined originals or photostatic or certified copies of the following documents:

(i)   Certificate of Incorporation and Bylaws of Company;

(ii)  Articles of Incorporation and Bylaws of the Subsidiary Guarantor;

(iii) Purchase Agreement;

(iv)  Certificate of Designation;

(v)   Notes;

(vi)  Subsidiary Guarantees;

(vii) VCOC Agreements; and

KIRKPATRICK & LOCKHART LLP

   Falcon Mezzanine Partners, LP
   December 30, 2003
   Page 2

      (viii) such other agreements, instruments and documents, and such questions of law as we have deemed necessary or appropriate to enable us to render the opinions expressed below.

   The documents listed in clauses (iii) through (vii) above are hereinafter referred to collectively as the "TRANSACTION DOCUMENTS".

         Additionally, we have examined originals or copies, certified to our satisfaction, of such certificates of public officials and officers or other representatives of the Company and the Subsidiary Guarantor and we have made such inquiries of officers or other representatives of the Company and the Subsidiary Guarantor as we have deemed relevant or necessary, as the basis for the opinions set forth herein.

         In rendering the opinions expressed below, we have, with your consent, assumed that the signatures of Persons signing all documents in connection with which such opinions are rendered are genuine (other than Persons signing on behalf of the Company and the Subsidiary Guarantor), all documents submitted to us as originals or duplicate originals are authentic and all documents submitted to us as copies, whether certified or not, conform to authentic original documents. Additionally, we have, with your consent, assumed and relied upon, the following:

         (a) the accuracy and completeness of all certificates and other statements, documents and records reviewed by us, and the accuracy and completeness of all representations, warranties, schedules and exhibits contained in the Transaction Documents, with respect to the factual matters set forth therein;

         (b) the legal capacity of all natural persons; and

         (c) all parties to the documents reviewed by us (other than the Company and the Subsidiary Guarantor) are duly organized, validly existing and in good standing under the laws of all jurisdictions where they are conducting their businesses or otherwise required to be so qualified, and have full power and authority to execute, deliver and perform their duties under such documents and all such documents have been duly authorized, executed and delivered by such parties.

         Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring to the actual present knowledge of the particular attorneys who have represented the Company or the Subsidiary Guarantor during the course of our representation of the Company and the Subsidiary Guarantor in connection with the Transaction Documents. Except as expressly set forth herein, we have not undertaken any independent investigation, examination or inquiry to determine the existence or absence of any facts (and have not caused the review of any court file or indices) and no inference as to our

KIRKPATRICK & LOCKHART LLP

   Falcon Mezzanine Partners, LP
   December 30, 2003
   Page 3

   knowledge concerning any facts should be drawn as a result of the limited representation undertaken by us.

         Based upon the foregoing and subject to the qualifications stated herein, we are of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is licensed or qualified, and is in good standing, as a foreign corporation in the State of Florida.

         2. The Subsidiary Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida, and is licensed or qualified, and is in good standing, as a foreign corporation in the State of Illinois.

         3. Each of the Company and the Subsidiary Guarantor has the requisite corporate power and authority to own, pledge, mortgage and operate its properties, to lease any properties it operates under lease, to conduct its business as presently conducted and to execute and deliver each of the Transaction Documents to which it is a party.

         4. Each of the Company and the Subsidiary Guarantor (a) has the corporate power to execute, deliver, and perform its obligations under the Transaction Documents to which it is a party, (b) has taken all corporate action necessary to authorize the execution, delivery, and performance of the Transaction Documents to which it is a party, and (c) has duly executed and delivered the Transaction Documents to which it is a party.

         5. We note that the Transaction Documents (except for the Certificate of Designation which is to be governed by and construed in accordance with the General Corporation Law of the State of Delaware) provide that they are to be governed by and construed in accordance with the law of the State of New York. That provision will be given effect under the law of Florida, except to the extent that the application of New York law is contrary to a fundamental public policy of the State of Florida. If the Transaction Documents (other than the Certificate of Designation) were governed by and construed under the law of the States of Florida or New York, and the substantive laws of States of Florida or New York apply, each of the Transaction Documents (other than the Certificate of Designation) would be a valid and binding obligation of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms. Assuming the Certificate of Designation is governed by and construed under the General Law of the State of Delaware, the Certificate of Designation will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         6. Neither the execution and delivery by the Company of the Transaction Documents to which it is a party, nor the consummation by the Company of the transactions

KIRKPATRICK & LOCKHART LLP

   Falcon Mezzanine Partners, LP
   December 30,2003
   Page 4

   contemplated thereby: (i) violates any provision of the Company's Certificate of Incorporation or Bylaws; (ii) violates the General Corporation Law of the State of Delaware or any applicable statute, rule, or regulation of the States of Florida or New York, or the United States; (Hi) to our knowledge, results in the breach of, or constitutes a default under, or requires any consent under, any indenture, loan agreement, mortgage, deed of trust, lease or other agreement to which the Company is a party or by which it or any of its properties are bound; (iv) to our knowledge, results in the creation or imposition of any lien upon any of the property of the Company under any indenture, mortgage, loan agreement, deed of trust, lease or other agreement described in clause (iii) above; or (v) requires the consent or approval of, or any filing or registration with any Government Authority under the General Corporation Law of the State of Delaware or any statute, rule, or regulation of the States of Florida or New York, or the United States other than (a) those which have been obtained, (b) any consents, approvals or filings required in connection with the exercise by the Purchasers of certain remedies under the Transaction Documents to the extent required pursuant to the terms thereof, and (c) any filings required under the Securities Act of 1933, or the rules or regulations promulgated thereunder, for purposes of exempting the transactions contemplated under the Purchase Agreement from registration under Section 4(2) of the Act.

         7. Neither the execution and delivery by a Subsidiary Guarantor of the Transaction Documents to which it is a party, nor the consummation by such Subsidiary Guarantor of the transactions contemplated thereby: (i) violates any provision of such Subsidiary Guarantor's Articles of Incorporation or its Bylaws; (ii) violates any applicable statute, rule, or regulation of the States of Florida or New York or the United States; (iii) to our knowledge, results in the breach of, or constitutes a default under, or requires any consent under, any indenture, loan agreement, mortgage, deed of trust, lease or other agreement to which such Subsidiary Guarantor is a party or by which it or any of its properties are bound; (iv) to our knowledge, results in the creation or imposition of any lien upon any of the property of such Subsidiary Guarantor under any indenture, mortgage, loan agreement, deed of trust, lease or other agreement described in clause (iii) above; or (v) requires the consent or approval of, or any filing or registration with any Government Authority under any statute, rule, or regulation of the States of Florida or New York, or the United States other than (a) those which have been obtained, and (b) any consents, approvals or filings required in connection with the exercise by the Purchasers of certain remedies under the Transaction Documents to the extent required pursuant to the terms thereof.

         8. To our knowledge, except as disclosed in the Transaction Documents or the schedules thereto, there are no judgments outstanding against the Company that would have a material adverse effect on the Company's consolidated financial condition or business

         9. The Purchased Preferred Stock are duly authorized. When issued and sold in accordance with the Purchase Agreement, the Purchased Preferred Stock will be validly

KIRKPATRICK & LOCKHART LLP

   Falcon Mezzanine Partners, LP
   December 30, 2003
   Page 5

   issued, fully paid, and nonassessable and free of any preemptive rights. Upon the effectiveness of the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, the Holders of shares of Purchased Preferred Stock will have the rights set forth in the Certificate of Designation. The Company has reserved a sufficient number of shares of Common Stock for issuance upon conversion of the shares of Purchased Preferred Stock and the Notes at the initial conversion price and conversion rate thereof.

         10. Based on your representations, warranties and covenants set forth in the Transaction Documents, the Purchased Securities may be issued to you without registration under the Securities Act of 1933.

         11. Assuming the proceeds from the Notes and the Purchased Preferred Stock are applied by the Company in accordance with section "2.4 Use of Proceeds" of the Purchase Agreement, the use of proceeds from the Notes and the Purchased Preferred Stock will not violate Regulations U, T or X issued by the Board of Governors of the Federal Reserve System.

         The opinions as expressed herein are subject to the following qualifications:

         Our opinion concerning the legality, validity, binding effect and enforceability of the Transaction Documents means that (a) the Transaction Documents constitute effective contracts under applicable law, (b) the Transaction Documents are not invalid in their entirety because of a specific statutory prohibition or public policy and are not subject in their entirety to a contractual defense, and (c) some remedy is available if the Company or a Subsidiary Guarantor is in material default under the Transaction Documents. That opinion does not mean that (a) any particular remedy is available upon a material default, or (b) every provision of the Transaction Documents will be upheld or enforced in any or each circumstance by a court. Furthermore, the validity, binding effect and enforceability of the Transaction Documents may be limited or otherwise affected by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statutes, rules, regulations or other laws affecting the enforcement of creditors' rights and remedies generally, and (b) the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscionability or good faith.

         We express no opinion as to any provision in the Transaction Documents:
   (i) that purports to release, exculpate or exempt a party from, or require indemnification or contribution of a party for, liability for its own negligence or misconduct; (ii) the effect of which is governed by laws other than (x) the laws of the States of New York or Florida or (y) the General Business Corporation Law of the State of Delaware; (Hi) that purports to require that amendments to any agreement be in writing; (iv) relating to powers of attorney, severability or set-off; (v) that purports to restrict access exclusively to any particular courts; or (vi) providing that decisions by a party are conclusive or may be made in its sole discretion.

KIRKPATRICK & LOCKHART LLP

   Falcon Mezzanine Partners, LP
   December 30, 2003
   Page 6

         The opinions expressed herein are based and are limited to the laws of the States of Florida and New York, the General Business Corporation Law of the State of Delaware and any applicable federal laws of the United States of America, and we express no opinion with respect to the laws of any other state or jurisdiction. Except as expressly set forth in this opinion letter, we are not opining on specialized laws that are not customarily covered in opinion letters of this kind, such as tax, insolvency, antitrust, pension, employee benefit, environmental, intellectual property, banking, insurance labor, health and safety, and securities laws.

         This opinion letter is solely for the benefit of the addressees hereof in connection with the execution and delivery of the Purchase Agreement. This opinion letter may not be relied upon in any manner by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent.

                                                  Very truly yours,

                                                  KIRKPATRICK & LOCKHART LLP

                                                  /s/ Kirkpatrick & Lockhart LLP
                                                      --------------------------

                                                                       EXHIBIT H

                                    [FORM OF]
                             OFFICER'S CERTIFICATE

                                    SEE TAB 8

                              SOLVENCY CERTIFICATE

      This Solvency Certificate is being delivered pursuant to Section 4.9 of the Purchase Agreement dated as of December 30, 2003 (the "Purchase Agreement"), among BRIGHTSTAR CORP., a Delaware corporation (the "Company"), the Subsidiary Guarantors listed therein and the Purchasers listed therein. Terms used herein without definition shall have the meanings assigned to such terms in the Purchase Agreement.

      Solely in my capacity as Chief Financial Officer of the Company, I hereby certify that immediately following the consummation of the transactions contemplated by the Purchase Documents:

      A. I am familiar with the historical and current financial condition of the Company and the Subsidiary Guarantors.

      B. The fair value of the assets of the Company and each Subsidiary Guarantor, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise;

      C. The present fair saleable value of the property of the Company and each Subsidiary Guarantor will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent, or otherwise, as such debts and other liabilities become absolute and matured;

      D. The Company and each Subsidiary Guarantor will be able to pay its debts and liabilities, subordinated, contingent, or otherwise, as such debts and liabilities become absolute and matured;

      E. The Company and each Subsidiary Guarantor will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, I have executed this Certificate on behalf of the Company this 30th day of December, 2003.

                                            BRIGHTSTAR CORP.

                                            By: /s/ Oscar Fumagali
                                                ------------------------------
                                                Name: Oscar Fumagali
                                                Title: Chief Financial Officer

                                                                       EXHIBIT I

                                    [FORM OF]
                           CONSENT OF GENERAL ELECTRIC
                              CAPITAL CORPORATION

                                   SEE TAB 19

             FIFTH AMENDMENT TO CREDIT AGREEMENT, CONSENT AND WAIVER


            THIS FIFTH AMENDMENT TO CREDIT AGREEMENT, CONSENT AND WAIVER (this "AMENDMENT") is made effective as of December 30, 2003, by and among BRIGHTSTAR CORP., a Delaware corporation ("PARENT"), BRIGHTSTAR US, INC., a Florida corporation ("BRIGHTSTAR US" and collectively with Parent sometimes referred to as "BORROWERS" and each a "BORROWER"), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("LENDER").

                                   WITNESSETH:

            WHEREAS, Lender and Borrowers are parties to that certain Credit Agreement, dated as of June 12, 2002, as amended by (i) that certain First Amendment to Credit Agreement, dated as of July 10, 2002 (ii) that certain Second Amendment to Credit Agreement, dated as of December 30, 2002 (iii) that certain Third Amendment and Wavier to Credit Agreement, dated as of May 30, 2003 and (iv) that certain Fourth Amendment to Credit Agreement and Consent, dated as of November 30, 2003 (as so amended and as the same may be further amended, supplemented and modified from time to time, the "CREDIT AGREEMENT"; capitalized terms used herein have the meanings given in the Credit Agreement except as otherwise expressly defined herein), pursuant to which Lender has agreed to provide to Borrowers certain loans and other extensions of credit subject to the terms and conditions thereof; and

            WHEREAS, pursuant to a Purchase Agreement to be entered into among Parent, certain of its Subsidiaries as guarantors and the Purchasers signatory thereto, substantially in the form of Exhibit A attached hereto (the "PURCHASE AGREEMENT"), Parent desires to issue and sell (i) up to $31,750,000 in aggregate principal amount of its 10.5% convertible senior subordinated notes (collectively, the "SUBORDINATED NOTES"; and the subordinated Indebtedness incurred by the issuance of such Subordinated Notes being referred to herein as the "SUBORDINATED INDEBTEDNESS"), which notes shall be substantially in the form of Exhibit B attached hereto, and (ii) its 8.0% Senior Cumulative Convertible Preferred Stock, Series A, par value $0.0001 per share, with an aggregate stated value of $30,000,000 (the "SERIES A PREFERRED STOCK"; together with the Subordinated Notes referred to herein collectively as the "JUNIOR SECURITIES") having the powers, preferences, rights, qualifications, limitations and restrictions as set forth in that certain Certificate of Designation of the Powers, Preferences and Relative, Participating Optional and Other Special Rights of 8.0% Senior Cumulative Convertible Preferred Stock, Series A, and Qualifications, Limitations and Restrictions Thereof, substantially in the form of Exhibit C attached hereto (the "CERTIFICATE OF DESIGNATION"); and

            WHEREAS, the Subordinated Indebtedness will be guaranteed by one or more Domestic Subsidiaries of Parent (referred to herein collectively as "SUBORDINATED NOTE GUARANTORS"), pursuant to a Subsidiary Guarantee, substantially in the form of Exhibit D attached hereto (the "SUBORDINATED NOTE GUARANTEE"); and

            WHEREAS, Borrowers have requested that Lender grant its consent to the following transactions (which transactions are referred to herein collectively as the "TRANSACTIONS"): (i) the entering into by Parent and Subordinated Note Guarantors of the

Purchase Agreement and the issuance and sale by Parent pursuant thereto of (A) the Subordinated Notes for a cash purchase price of $31,750,000 and (B) the Series A Preferred Stock for a cash purchase price of $30,000,000 (such transactions referred to herein as the "PURCHASE TRANSACTION"); (ii) the incurrence by Parent of the Subordinated Indebtedness under the Subordinated Notes in an aggregate principal amount not to exceed $31,750,000; (iii) the guarantee by the Subordinated Note Guarantors of the Subordinated Indebtedness pursuant to the Subordinated Note Guarantee in an aggregate principal amount not to exceed $31,750,000, and (iv) the use by Parent of the proceeds of the Junior Securities to: (A) make a one time Restricted Payment of $5,875,000 to purchase a portion of the outstanding Common Stock of Parent owned by David H. Peterson, representing 22% percent of the outstanding Common Stock of Parent on the date of this Amendment (such transaction is referred to herein as the "PETERSON REPURCHASE TRANSACTION"), (B) make a one time Restricted Payment in the form of a cash dividend to Raul M. Claure in an aggregate amount not to exceed $2,940,000 (the "CLAURE DIVIDEND"), (C) repay in full the outstanding principal amount of the Revolving Loan (without any commitment reduction in connection therewith) on the date of this Amendment, together with all accrued interest and fees thereof, and all outstanding fees and expenses (including attorneys fees) owing to Lender and its counsel (the "LENDER PAYDOWN"), (D) to the extent any proceeds remain after giving effect to the Transactions described in clauses (A) through (C) of this paragraph and any payment of transaction fees and costs in connection with the Purchase Transaction on the Fifth Amendment Effective Date, repay outstanding indebtedness to Ocean Bank owing under the Ocean Bank Notes on the date of this Amendment (the "OB PAYDOWN"); and (E) to the extent any proceeds remain after giving effect to the Transactions described in clauses (A) through (D) of this paragraph and any payment of transaction fees and costs in connection with the Purchase Transaction on the Fifth Amendment Effective Date, fund the working capital needs and for general corporate purposes, in each case, of the Borrowers; and

            WHEREAS, subject to the terms and conditions of this Amendment set forth below, Lender is willing to consent to the Transactions; and

            WHEREAS, as of the date hereof, a Default and Event of Default exists due to the failure on the part of the Borrowers to comply with (i)
Section 6.1 of the Credit Agreement by forming Brightstar Puerto Rico, Inc., a Puerto Rico corporation and wholly-owned Domestic Subsidiary of Parent ("BRIGHTSTAR PUERTO RICO") and (ii) Section 8.1(q) of the Credit Agreement (such Defaults and Event of Defaults in clauses (i) and (ii) being referred to herein collectively as the "SPECIFIED DEFAULTS"); and

            WHEREAS, Borrowers have requested that Lender waive the Specified Defaults and Lender is willing to grant such waiver in accordance with and subject to the terms and conditions of this Amendment; and


            WHEREAS, in connection with the proposed Transactions, Borrowers and Lender desire to amend the Credit Agreement in certain respects in accordance with and subject to the terms and conditions of this Amendment.

            NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. LENDER CONSENT. In reliance upon the representations, warranties and covenants of the Borrowers set forth in this Amendment and subject to the terms and conditions of this Amendment, Lender hereby consents to the consummation of the Transactions on or about the date hereof; provided, however, that such consent shall be null and void ab initio and of no force and effect unless each of the following conditions are satisfied in full and continue to remain satisfied at all times after the date of this Amendment: (i) on the date of this Amendment, Lender shall have received a fully executed copy of the Purchase Agreement, the Subordinated Notes, the Certificate of Designation and the Subsidiary Guarantee and each such document shall be substantially the same form as the form of such document attached hereto as Exhibit A, Exhibit B, Exhibit C and Exhibit D, as applicable; (ii) (A) upon the consummation of the Purchase Transaction to occur on the Fifth Amendment Effective Date, the Parent shall have received not less than $57,250,000 (less all transaction fees and costs relating to the Purchase Transaction that are due and payable on the closing date of the Purchase Transaction) in cash proceeds from the issuance and sale of the Subordinated Notes and the issuance and sale of the Series A Preferred Stock, and (B) upon the occurrence of the Second Closing Date, if it occurs, the Parent shall have received up to $4,500,000 (less all transaction fees and costs relating to the Purchase Transaction that are due and payable on the Second Closing Date) in cash proceeds from the issuance and sale of additional the Subordinated Notes and/or the issuance and sale of additional Series A Preferred Stock; (iii) the aggregate outstanding principal amount of Subordinated Indebtedness under the Subordinated Notes shall not at any time exceed $31,750,000 less the principal amount of any principal repayments in respect of the Subordinated Notes; (iv) the aggregate outstanding principal amount of Subordinated Indebtedness guaranteed by the Subordinated Note Guarantors under the Subordinated Note Guarantee shall not at any time exceed $31,750,000 less the principal amount of any principal repayments in respect of the Subordinated Notes; (v) Parent shall have used the net proceeds (after deducting all transaction expenses to be paid on the Fifth Amendment Effective Date and identified on the Sources and Uses Statement) of the Junior Securities on the Fifth Amendment Effective Date to: (A) consummate in full the Peterson Repurchase Transaction, (B) pay the Claure Dividend, (C) make the Lender Paydown and (D) to the extent there are proceeds available therefor (such proceeds referred to herein as "EXCESS PROCEEDS"), make the OB Paydown; and (vi) Parent shall have used the net proceeds (after deducting all transaction expenses to be paid on the Second Closing Date and identified on the Sources and Uses Statement) received by the issuance and sale of any Junior Securities on the Second Closing Date to repay the outstanding principal amount of the Revolving Loan (without any commitment reduction in connection therewith) on the Second Closing Date, together with all accrued interest and fees thereof, and all outstanding fees and expenses (including attorneys fees) owing to Lender and its counsel. Borrowers hereby authorize and direct Lender to wire any Excess Proceeds received on or about the Fifth Amendment Effective Date to Ocean Bank in connection with the OB Paydown.

      2. WAIVER OF SPECIFIED DEFAULTS. Subject to the terms and conditions of this Amendment, Lender hereby waives the Specified Defaults.

      3. AMENDMENTS TO CREDIT AGREEMENT. Subject to the terms and conditions of this Amendment, the Credit Agreement is hereby amended as follows:

            (A) Section 1 of the Credit Agreement is hereby amended by adding the following new Section 1.18 at the end thereof:

                        1.18 Additional Borrowers. The Borrower Representative
                  may request in writing from time to time that any Domestic Subsidiary of Parent be allowed to become a Borrower under this Agreement (each, an "Additional Borrower"); provided that such Domestic Subsidiary shall not become an Additional Borrower unless and until each and every of the following conditions precedent with respect to such Domestic Subsidiary have been satisfied or provided for in a manner reasonably satisfactory to Lender or waived in writing by Lender: (a) such Domestic Subsidiary shall have been formed by Parent, (b) the Lender shall have consented in writing to the formation of such Domestic Subsidiary and to such Domestic Subsidiary's becoming an Additional Borrower, (c) no Default or Event of Default shall exist at the time of or after giving effect to such Domestic Subsidiary's formation or becoming an Additional Borrower, and (e) the Lender shall have received the following documents with respect to such Domestic Subsidiary (each duly executed and delivered by the appropriate Persons specified below and to be in form and substance satisfactory to Lender):
                  (i) a Joinder Agreement in the form of Exhibit 1.18 duly executed by such Domestic Subsidiary (each, a "Joinder Agreement"), together with a Confirmation in the form attached to the Joinder Agreement duly executed by Borrowers and Guarantors (ii) a Revolving Note in favor of Lender in the form of Exhibit 1.1(a)(i) duly executed by such Domestic Subsidiary, (iii) a Security Agreement in favor of Lender duly executed by such Domestic Subsidiary, (iv) an Incumbency Certificate, certified by the corporate secretary or assistant secretary of such Domestic Subsidiary, together with certified copies of the certificate of incorporation or equivalent, bylaws and board resolutions of such Domestic Subsidiary approving the Joinder Agreement and joinder of the Credit Agreement and other Loan Documents, (v) a good standing certificate in the Domestic Subsidiary's jurisdiction of incorporation and for each additional jurisdiction where it is qualified to do business, (vi) UCC, tax, lien and judgment searches showing no Liens on the assets of such Domestic Subsidiary other than Permitted Encumbrances, (vii) landlord's agreements, mortgage agreements and bailee letters pursuant to
                  Section 5.9, and (viii) such other documents, certificates, instruments and information from such Domestic Subsidiary and any other applicable Credit Parties, as Lender may reasonably request in order to evidence the joinder of such Domestic Subsidiary as an Additional Borrower or to enforce, perfect or otherwise give public notice of the first Liens granted in favor of Lender in all real, personal, tangible or intangible property of such Domestic Subsidiary now existing or hereafter acquired.

            (B) Section 1.3(c) of the Credit Agreement is hereby amended by deleting the last sentence thereof in its entirety and replacing it with the following new sentence to read in its entirety as follows:

                  The Revolving Loan Commitments shall be permanently reduced by the amount of prepayments made pursuant to Section 1.3(b)(ii) in connection with asset dispositions, but shall not be permanently reduced by the amount of any prepayments made pursuant to Section 1.3(b)(ii) in connection with the incurrence of Indebtedness or made pursuant to Section 1.3(b)(iii).

            (C) Section 4.1 of the Credit Agreement is hereby amended by adding a new clause (c) thereto to read in its entirety as follows:

                        (c) Borrowers shall deliver to Lender immediately upon
                  receipt thereof a copy of any of the following notices (i) notice of any default or event of default under the Purchase Agreement or the Subordinated Notes, (ii) notice of any event or condition that would require (with the passage of time or the giving of such notice) any Borrower to purchase, redeem or retire all or any portion of the Subordinated Notes or the Series A Preferred Stock, including, without limitation, any notice of Change of Control or Excess Proceeds Offer (as such terms are defined in the Purchase Agreement) and any notice of Change of Control (as such term is defined in the Certificate of Designations) and (iii) any blockage notice or other notice or communication received by any Borrower from the holders of "Senior Obligations" or "Guarantor Senior Obligations" (as such terms are defined in the Purchase Agreement).

            (D) Section 6.3(a) of the Credit Agreement is hereby amended by deleting the word "and" appearing at the end of clause (viii) thereof, deleting the period at the end of clause (ix) thereof and replacing it with a semicolon, and adding the following new clauses (x) and (xi) at the end thereof to read in their entireties as follows:

                        (x) the unsecured Indebtedness of Parent under the
                  Subordinated Notes in an aggregate outstanding principal amount not to exceed at any time $31,750,000 less the amount of any principal repayments of Indebtedness under the Subordinated Notes, provided that such Indebtedness shall at all times on and after the Fifth Amendment Effective Date be subordinate to the Obligations pursuant to the terms of Purchase Agreement and the Notes, each as in effect on the Fifth Amendment Effective Date; and (xi) unsecured Indebtedness consisting of Subordinated Note Guarantee issued by one or more Domestic Subsidiaries of Parent of the Subordinated Notes provided that (A) the aggregate outstanding principal amount of all Indebtedness guaranteed pursuant to the Subordinated Note Guarantee shall not exceed $31,750,000 less the amount of any principal repayments of Indebtedness under the Subordinated Notes, and (B) the obligations of each Domestic Subsidiary under such Subordinated Note Guarantee shall at all times on and after the Fifth Amendment Effective Date be subordinate to the Obligations pursuant to the terms of Purchase Agreement and the Subordinated Note Guarantee, each as in effect on the Fifth Amendment Effective Date.

            (E) Section 6.5 of the Credit Agreement is hereby amended by deleting clauses (b) and (c) thereof in their entirety and replacing said clauses with the following new clause (b) and (c) to read in their entirety as follows:

                        (b) make any change in its capital structure as described in Disclosure Schedule (3.8), including the issuance or sale of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock (but Lender shall not unreasonably withhold its consent to any change in the capital structure of any Foreign Subsidiary); provided that (i) the Parent may issue or sell shares of its Stock for cash in an initial public offering or otherwise so long as (A) the proceeds thereof are applied in prepayment of the Obligations as required by
                        Section 1.3(b)(iii), and (B) no Change of Control occurs after giving effect thereto, (ii) the Parent may issue Series A Preferred Stock on the Fifth Amendment Effective Date and on the Second Closing Date in connection with the Transaction (as defined in the Fifth Amendment) provided that all of the conditions to the Lender consent in Section 1 of the Fifth Amendment have been satisfied, (iii) the Parent may issue its common stock to any holder of Series A Preferred Stock in order to effectuate any conversion by such holder of all or a portion of Series A Preferred Stock owned by it into common stock of the Parent after the Fifth Amendment Effective Date, and (iv) the Parent may issue its common stock to any holder of Subordinated Notes in order to effectuate any conversion by such holder of all or a portion of Subordinated Notes owned by it into common stock of the Parent after the Fifth Amendment Effective Date, or (c) amend its charter (including, without limitation, the Certificate of Designation) or bylaws.

            (F) The following new Section 6.20 is hereby added at the end of
      Section 6 to read in its entirety as follows:

                              6.20 Restrictions on Amendment of Subordinated
                        Debt Documents. Without the prior written consent of Lender, no Credit Party shall enter into, or authorize or approve, any amendment, supplement, restatement or other modification of any the Subordinated Debt Documents that would (a) adversely affect Lender in any manner, or (b) have the effect, directly or indirectly, of (i) modifying in any manner the subordination provisions in Section 10 and Section 11 of the Purchase Agreement, or any defined terms, or definitions of terms, used in Section 10 or Section 11 of the Purchase Agreement, (ii) modify any of the subordination provisions or legends concerning subordination contained in the Subordinated Notes or the Subordinated Note Guarantee, (iii) shortening the maturity date of the Subordinated Debt evidenced by the Subordinated Notes or any scheduled payment date for fees or interest in respect thereof,
                        (iii) increasing the principal amount of or the interest rate (other than to the extent that such additional interest is payable solely through the issuance of additional Subordinated Notes in a principal amount equal to the amount of such additional interest) or any fees accruing in respect of the Subordinated Debt evidenced by the Subordinated Notes, (iv) modifying the definition of "Change in Control" in the Purchase Agreement or the Certificate of Designation, or (v) modifying any optional or mandatory repayment provisions in the Subordinated Debt Documents.

            (G) Section 6.14 of the Credit Agreement is hereby amended by deleting the word "and" appearing at the end of clause (c) thereof, deleting the period at the end of clause (d) thereof and replacing it with "; and" and adding the following new clause (d) at the end thereof to read in its entirety as follows:

                        (d) Parent may make regularly scheduled payments of accrued interest on the Subordinated Notes, and the Domestic Subsidiaries of Parent may make regularly scheduled payments of accrued interest on the Subordinated Notes pursuant to the Subordinated Note Guarantee, in each case so long as (i) no Default or Event of Default under Section 8.1(a) has occurred and is continuing or would result therefrom, (ii) no Event of Default under Section 8.1(h) or (i) has occurred and is continuing or would result therefrom, (iii) no Event of Default under Section 8 (other than Section 8.1(a),
                        (h) and (i)) has occurred and is continuing or would result therefrom, and (iv) such payment is not otherwise prohibited pursuant to the terms of the subordination provisions contained in the Purchase Agreement as in effect on the Fifth Amendment Effective Date (and as amended or otherwise modified from time to the extent such amendment or modification is consented to in writing by Lender).

            (H) Section 8.1 is hereby amended by deleting clause (o) thereof and substituting a new clause (o) to read in its entirety as follows:

                           (o) [Reserved]

            (I) Section 8.1 is hereby further amended by adding the following new clauses (r), (s), (t), (u) and (v) at the end of said Section to read in their entireties as follows:

                           (r) The occurrence of any "Event of Default" under
                  and as defined in the Purchase Agreement.

                           (s) The occurrence of any "Change of Control" under
                  and as defined in the Purchase Agreement or the Certificate of Designation.

                        (t) Any license, authorization, approval or other
                  similar action by any Government Authority existing as of the Fifth Amendment Effective Date as to Parent or any of Parent's Subsidiaries, the failure or removal of which could reasonably be expected to result in a Material Adverse Effect shall cease to be in full force and effect as to Parent or such Subsidiary.

                        (u) The indictment or threatened indictment of Parent or
                  any of Parent's Subsidiaries under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Parent or any of Parent's Subsidiaries, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of Parent or such Subsidiary.

                        (v) The failure of Parent by January 31, 2004 to deliver
                  to Lender (i) a favorable opinion of United States counsel to Brightstar Puerto Rico and Parent regarding the enforceability of the Joinder Agreement, the Revolving Note and the Security Agreement executed and delivered by Brightstar Puerto Rico, in form and substance satisfactory to Lender, (ii) a favorable opinion of local Puerto Rico counsel to Brightstar Puerto Rico, with respect to due incorporation, due authorization, execution and delivery, perfection, no conflicts and such other matters as Lender may reasonably request, all in the form and substance satisfactory to Lender, (iii) lien searches conducted in such filing offices as may be specified by Lender and by a search company acceptable to Lender and demonstrating to Lender's satisfaction that no Liens exist against Brightstar Puerto Rico other than Liens permitted by the Credit Agreement and (iv) deposit account control agreements in form and substance satisfactory to Lender, duly executed by Lender, Brightstar Puerto Rico and the applicable depository bank with respect to each deposit account into which proceeds of Inventory or Accounts of Brightstar Puerto Rico are deposited.

            (J) The definition of "Restricted Payment" in Annex A of the Credit Agreement is hereby amended by deleting the "and" appearing at the end of clause (e) thereof, deleting the period at the end of clause (f) thereof and replacing it with "; and" and adding a new clause (g) at the end thereof to read in its entirety as follows:

                  (g) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt.

            (K) Annex A of the Credit Agreement is further amended by adding the following new definitions in their appropriate alphabetical order:

                  "Additional Borrower" shall have the meaning ascribed thereto in Section 1.18.

                  "Certificate of Designation" shall mean Parent's Certificate of Designation of the Powers, Preferences and Relative, Participating Optional and other Special Rights of 8.0% Senior Cumulative Convertible Preferred Stock, Series A, and Qualifications, Limitations and Restrictions Thereof, which governs the rights, powers and privileges of the Series A Preferred Stock.

                  "Fifth Amendment" shall mean that certain Fifth Amendment to
            Credit Agreement, Consent and Waiver dated as of the Fifth Amendment Effective Date, by and among Borrowers and Lender.

                  "Fifth Amendment Effective Date" shall mean December 30, 2003.

                  "Joinder Agreement" shall have the meaning ascribed thereto in
            Section 1.18.

                  "Mortgages" means each of the mortgages, deeds of trust,
            leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Credit Party to Lender, each in form and substance satisfactory to Lender.

                  "Purchase Agreement" shall mean that certain Purchase
            Agreement dated as of December 30, 2003, among Parent, certain Domestic Subsidiaries of Parent as guarantors and the purchasers signatory thereto.

                  "Second Closing Date" shall have the meaning assigned to such term in the Purchase Agreement as in effect on the Fifth Amendment Effective Date.

                  "Series A Preferred Stock" shall mean Parent's 8.0% Senior
            Cumulative Convertible Preferred Stock, Series A, par value $0.01 per share.

                  "Stock Pledge Agreement" shall mean any pledge agreements
            entered into by any Credit Party in favor of Lender pledging any Stock owned by such Credit Party, each in form and substance satisfactory to Lender.

                  "Subordinated Debt" means (a) the Indebtedness of Parent and its Subsidiaries under the Senior Subordinated Note Documents, and
            (b) any other Indebtedness of any Credit Party subordinated to the Obligations in a manner and form satisfactory to Lender in its sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

                        "Subordinated Debt Documents" shall mean, collectively,
                  the Purchase Agreement, the Subordinated Notes and the Subordinated Note Guarantee.

                        "Subordinated Note Guarantee" shall mean that certain
                  Subsidiary Guarantee dated on or about December 30, 2003, executed and delivered by certain Domestic Subsidiaries of Parent in favor of the holders of the Subordinated Notes.

                        "Subordinated Notes" shall mean Parent's 10.5%
                  Convertible Senior Subordinated Notes in the initial aggregate stated principal amount of $31,750,000 due December 31, 2008, issued pursuant to the Purchase Agreement on the Fifth Amendment Effective Date and on the Second Closing Date.

            (L) Annex A of the Credit Agreement is hereby further amended by deleting the definitions of "Borrowers", "Borrower", "Collateral Documents", "Loan Documents" and "Security Agreement" in their entirety and replacing each such definition with the following new respective definition in the appropriate alphabetical order:

                        "Borrowers" and "Borrower" shall have the respective
                  meanings ascribed thereto in the preamble to the Agreement, and shall include any Person that becomes an Additional Borrower after the Closing Date pursuant to and in accordance with Section 1.18.

                        "Collateral Documents" means the Security Agreement,
                  Stock Pledge Agreement, the Mortgages, the Credit Insurance Assignment and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

                        "Loan Documents" means the Agreement, the Notes, the
                  Collateral Documents, the Guaranties and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Lender and including all other pledges, powers of attorney, consents, assignments, contracts, notices, any Joinder Agreement, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement as the same may be in effect at any and all times such reference becomes operative.

                        "Security Agreement" means the Security Agreement of
                  even date herewith entered into among Lender and each Credit Party that is a signatory thereto, together with any other Security Agreement now or hereafter entered into by any Credit Party in favor of Lender.

            (M) Annex G of the Credit Agreement is hereby amended by adding the following new paragraphs (g) and (h) at the end thereof to read in their entireties as follows:

                        (g) Parent not permit the Cash Interest Expense Coverage Ratio (as defined below) for any four-Fiscal Quarter period ending on any date set forth below to be less than the correlative ratio indicated:

                           MINIMUM CASH INTEREST COVERAGE
      PERIOD                          RATIO
      ------               ------------------------------
December 31, 2003                 2.75 to 1.00
March 31, 2004                    2.75 to 1.00
June 30, 2004                     2.75 to 1.00
September 30, 2004                2.75 to 1.00
December 31, 2004                 2.75 to 1.00
March 31, 2005                    3.05 to 1.00
June 30, 2005                     3.05 to 1.00
September 30, 2005                3.05 to 1.00
December 31, 2005                 3.05 to 1.00
March 31, 2006 and the            3.30 to 1.00
last day of each Fiscal
Quarter thereafter

                  Solely for purposes of determining compliance with the financial covenant set forth above in this paragraph (g), the term "Cash Interest Expense Coverage Ratio" (together with any defined terms used therein) shall have the meaning ascribed to such term in the Purchase Agreement, as amended, supplemented, restated or modified from time to time.

                        (h) Parent not permit the Consolidated Total Leverage Ratio (as defined below) at any time during any period set forth below to exceed the correlative ratio indicated:

        FISCAL QUARTER          MAXIMUM TOTAL LEVERAGE RATIO
        --------------          ----------------------------
March 31, 2004                        4.75 to 1.00
June 30, 2004                         4.75 to 1.00
September 30, 2004                    4.75 to 1.00
December 31, 2004                     4.75 to 1.00
March 31, 2005                        4.75 to 1.00
June 30, 2005                         3.60 to 1.00
September 30, 2005                    3.60 to 1.00
December 31, 2005                     3.60 to 1.00
March 31, 2006                        3.60 to 1.00
June 30, 2006 and each Fiscal         2.75 to 1.00
Quarter thereafter

                  Solely for purposes of determining compliance with the financial covenant set forth above in this paragraph (h), the term "Consolidated Total Leverage Ratio" (together with any defined terms used therein) shall have the meaning ascribed to such term in the Purchase Agreement, as amended, supplemented, restated or modified from time to time.

            (N)   The Credit Agreement is further amended by incorporating new
      Exhibit 1.18 in the form attached to this Amendment as an exhibit to the Credit Agreement.

      4. AMENDMENT FEE. In consideration for entering into this Amendment, Borrowers hereby covenant and agree to pay to Lender on January 2, 2004 an amendment fee in the amount of $75,000 (the "AMENDMENT FEE"). Borrowers agree that Lender shall charge the Revolving Loan for such Amendment Fee on such date and if for any reason Lender is unable to charge the Revolving Loan for such Amendment Fee, including without limitation insufficient Borrowing Availability, an immediate Event of Default under the Credit Agreement shall be deemed to have occurred. Borrowers further acknowledge and agree that a reserve in the amount of such Amendment Fee will be imposed against Borrowers Borrowing Availability until such time as the Amendment Fee has been paid to Lender.

      5. NO OTHER CONSENTS, WAIVERS, AMENDMENTS. ETC. Except for the consents expressly set forth and referred to in Section 1 above, the waiver expressly set forth in Section 2 above and the amendments set forth in Section 3 above, the Credit Agreement shall remain unchanged and in full force and effect. Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of either Borrower's Obligations or to modify, affect or impair the perfection or continuity of Lender's security interests in, security titles to or other liens on any collateral for the Obligations. The consents set forth in Section 1 above relate solely to the Transactions and nothing in this Amendment is intended, or shall be construed, to be Lender consent to any other transaction. The waiver set forth in Section 2 above relates solely to the Specified Defaults and nothing in this Amendment is intended, or shall be construed, to be Lender's waiver of any other Default or Event of Default.

      6. REPRESENTATIONS AND WARRANTIES. To induce Lender to enter into this Amendment, Borrowers do hereby warrant, represent and covenant to Lender that:
(a) each representation or warranty of Borrowers set forth in the Credit Agreement is hereby restated and reaffirmed as true and correct on and as of the date hereof as if such representation or warranty were made on and as of the date hereof (except to the extent that any such representation or warranty expressly relates to a prior specific date or period), and no Default or Event of Default has occurred and is continuing as of this date under the Credit Agreement after giving effect to this Amendment, including the consent contained in Section 1 hereto and the waiver contained in Section 2 hereto; (b) Borrowers have the power and are duly authorized to enter into, deliver and perform this Amendment and this Amendment is the legal, valid and binding obligation of Borrowers enforceable against them in accordance with its terms; (c) except for the guarantee granted by certain Domestic Subsidiaries of Parent pursuant to the Subordinated Note Guarantee, no Subsidiary or Affiliate of any Credit Party or any other Person or entity has guaranteed or granted any credit support in respect of the obligations of Parent under the Subordinated Debt Documents; (d) the obligations of Parent under the Subordinated Debt Documents are unsecured and no Borrower or any Subsidiary or Affiliate thereof or any other Person or entity has granted a Lien upon any of its assets to secure payment of the obligations of Parent under the Subordinated Debt Documents or the obligations of any Subsidiary of Parent under the Subordinated Note Guarantee.

      7. RATIFICATION AND ACKNOWLEDGMENT. Borrowers hereby ratify and reaffirm each and every term, covenant and condition set forth in the Credit Agreement and all other documents delivered by such company in connection therewith (including without limitation the other Loan Documents to which Borrowers are a party), effective as of the date hereof.

      8. ACKNOWLEDGEMENT AND AGREEMENT OF BORROWERS. To induce Lender to enter into this Amendment, Borrowers hereby acknowledge and agree that, as of the date hereof (a) there exists no right of offset, defense or counterclaim in favor of Borrowers as against Lender with respect to the obligations of Borrowers to Lender under the Credit Agreement or the other Loan Documents, either with or without giving effect to this Amendment, and (b) Lender has performed all obligations and duties owed to Borrowers through the date hereof. In consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Borrower, for itself and on behalf of all present and former officers, directors, stockholders, agents, employees, predecessors, subsidiaries, affiliates, successors and assigns (all of the foregoing hereafter collectively referred to as "RELEASORS") have fully and forever remised, released and discharged and do hereby fully and forever remise, release and discharge Lender, and each and all of its respective subsidiaries and affiliated corporations, companies, divisions, predecessors, successors and assigns, and each of its respective directors, officers, employees, attorneys, accountants, consultants, and other agents, of and from all manner of actions, cause and causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, judgments, executions, claims and demands of whatsoever, whether or not concealed or hidden, arising out of or relating to any matter, cause or thing whatsoever, which the Releasors, jointly or severally, have had, may have had, or now have, or which the Releasors, jointly or severally, hereafter can, shall or may have, for or by reason of any matter, cause or thing whatsoever, whenever arising, to and including the date of this Amendment.

      9. CONDITION PRECEDENT TO EFFECTIVENESS OF THIS AMENDMENT. The effectiveness of this Amendment, including the consent provided in Section 1, the waiver provided in Section 2 and the amendments provided in Section 3, are subject to the satisfaction of each of the following conditions precedent:

            (a) Lender shall have received this Amendment duly executed and delivered, in one or more counterparts, by Borrowers and consented to in writing by the Guarantors;

            (b) Lender shall have received true, correct and complete copies of (i) the fully-executed Purchase Agreement, the Subordinated Notes, the Certificate of Designation and the Subsidiary Guarantee and such documents shall be in substantially the same form as the forms of such documents attached hereto as Exhibit A, Exhibit B,

      Exhibit C and Exhibit D, respectively, (ii) all annexes, exhibits, agreements and schedules relating thereto, in each case in form and substance satisfactory to Lender;

            (c) Lender shall have received evidence satisfactory to Lender that the amendment to Parent's articles of incorporation required by the Certificate of Designation has been duly authorized by the Board of Directors and the shareholders of Parent and is effective, valid and enforceable under Delaware law;

            (d) Lender shall have received evidence satisfactory to it that except for the granting of Lender's consent as provided in Section 1 of this Amendment, all of the conditions to closing set forth in Section 4 of the Purchase Agreement shall have been fully satisfied or waived by the requisite purchasers thereunder,

            (e) Lender shall have received evidence satisfactory to it that the Borrowers have obtained all required consents and approvals of all Persons, including requisite Governmental Authorities, to the execution, delivery and performance of the Subordinated Debt Documents and the Certificate of Designation and all other certificates, documents and agreements executed in connection therewith or related thereto;

            (f) Lender shall have received a sources and uses statement, in form and substance satisfactory to Lender and certified by the Chief Financial Officer of Parent as true, correct and complete ("SOURCES AND USES STATEMENT") (i) showing sources and uses of all monies in connection with the Transactions and (ii) demonstrating that the proceeds received by Parent from the Purchase Transaction will be applied by Parent as provided in Section 1(v) of this Amendment and (iii) stating (A) current accounts payable owing to Motorola after giving effect to the Transactions, (B) current balance under all receivables factoring lines of Parent and its Subsidiaries and amount of remaining unrestricted borrowing availability thereunder and (C) current principal balance of loans and other extensions of credit by Ocean Bank to Parent and its Subsidiaries and the amount of unrestricted borrowing availability thereunder;

            (g) Lender shall have received a certificate of the Chief Financial Officer of Parent, in form and substance satisfactory to Lender, certifying and demonstrating that prior to and after immediately giving effect to the Transactions (including, without limitation, the incurrence of the Subordinated Indebtedness) (A) each Credit Party is and will be Solvent and (B) Borrowers are in compliance with the financial covenants in Annex G (as amended by this Amendment) as of the most recently ended Fiscal Month (on a pro forma basis after giving effect to the Transactions) and such certificate shall be accompanied by Projections, in form and substance satisfactory to Lender, showing compliance with the Financial Covenants set forth in Annex G for each applicable fiscal period for the period of twelve consecutive Fiscal Months commencing on the first day of the first full calendar month after the Fifth Amendment Effective Date;

            (h) a Joinder Agreement, in the form attached hereto and incorporated into the Credit Agreement as Exhibit 1.18, duly executed by Brightstar Puerto Rico;

            (i) a Stock Pledge Agreement, duly executed and delivered by Parent in favor of Lender, together with stock certificates and stock powers duly endorsed in blank with respect to the shares of Brightstar Puerto Rico pledged pursuant to such stock pledge agreement;

            (j) a Security Agreement, duly executed and delivered by Brightstar Puerto Rico in favor of Lender;

            (k) a Revolving Note, duly executed and delivered by Brightstar Puerto Rico in favor of Lender;

            (l) a secretary certificate for Brightstar Puerto Rico, together with the following attachments (A) Resolutions adopted by the Board of Directors of Brightstar Puerto Rico in form and substance satisfactory to Lender, (B) Brightstar Puerto Rico's charter documents, certified by the Department of State of Puerto Rico and (C) Brightstar Puerto Rico's bylaws;

            (m) a good standing certificate obtained from the Department of State of Puerto Rico;

            (n) a perfection certificate, prepared and executed by Brightstar Puerto Rico;

            (o) UCC-1 financing statement naming Brightstar Puerto Rico as debtor and Lender as secured party shall have been filed in all jurisdictions necessary to perfect Lender's first priority lien in all of the assets of Brightstar Puerto Rico under the aforesaid Security Agreement;

            (p)   Lender shall have received the Lender Paydown;

            (q) such other documents, certificates, instruments and information as Lender may reasonably request;

            (r) Lender and its counsel, Kilpatrick Stockton LLP, shall have received payment from Borrowers of all outstanding fees, costs and expenses as required pursuant to Section 12 of this Amendment.

      10. COUNTERPARTS. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

      11. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

      12. COSTS AND EXPENSES. Borrowers absolutely and unconditionally agree to reimburse Lender for all fees, costs and expenses, including all reasonable fees and expenses of all of its counsel, advisors and other professional and service providers, incurred in connection with (i) the review and negotiation of the Subordinated Debt Documents and the Certificate of Designations, and (ii) the preparation, negotiation, execution and delivery of this Amendment and any other Loan Documents or other agreements prepared, negotiated, executed or delivered in connection with this Amendment or transactions contemplated hereby.

      [REMAINDER OF PAGE INTENTIONALLY BLANK; NEXT PAGE IS SIGNATURE PAGE]

      IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to Credit Agreement, Consent and Waiver to be duly executed and delivered as of the day and year specified at the beginning hereof.

                                                BORROWERS:

                                                BRIGHTSTAR CORP.

                                                BY: /s/
                                                    ---------------------------
                                                NAME:
                                                TITLE: CHIEF FINANCIAL OFFICER

                                                BRIGHTSTAR US,INC.

                                                BY: /s/ Marcelo Claure
                                                    ---------------------------
                                                NAME:  MARCELO CLAURE
                                                TITLE: SECRETARY

                                                LENDER:

                                                GENERAL ELECTRIC CAPITAL
                                                CORPORATION

                                                By: /s/ Curtis J. Correa
                                                   -----------------------------
                                                Name: CURTIS J. CORREA
                                                Title: Duly Authorized Signatory

   [Signature page to Fifth Amendment to Credit Agreement, Consent and Waiver]

                                     CONSENT

      The undersigned do hereby consent to the execution, delivery and performance of the within and foregoing Fifth Amendment to Credit Agreement, Consent and Waiver, and hereby ratify all the provisions of each of the Guaranties and any other Loan Documents to which they are parties and confirm that all provisions of each such document are in full force and effect.

      IN WITNESS WHEREOF, the undersigned have executed this Consent as of the day and year first above set forth.

                                                 /s/ Raul M. Claure
                                                 -------------------------------
                                                 RAUL M. CLAURE

                                                 /s/ Patricia Claure
                                                 -------------------------------
                                                 PATRICIA CLAURE

                                                 /s/ David H. Peterson
                                                 -------------------------------
                                                 DAVID H. PETERSON

                                                 /s/ Danyse Peterson
                                                 -------------------------------
                                                 DENYSE PETERSON

   [Signature page to Fifth Amendment to Credit Agreement, Consent and Waiver]

                                                                       EXHIBIT J

                                    [FORM OF]
                            CONSENT OF MOTOROLA, INC.

                                   SEE TAB 20

                  AMENDMENT AND CONSENT TO FALCON TRANSACTIONS

      THIS AMENDMENT AND CONSENT TO FALCON TRANSACTIONS (this "Consent"), is entered into effective as of December 30, 2003, by and among MOTOROLA, INC., a Delaware corporation ("Motorola"), BRIGHTSTAR CORP., a Delaware corporation ("Brightstar"), and the other persons and entities whose names appear on the signature pages of this Consent (such other persons and entities, together with Brightstar, are collectively referred to in this consent as the "Brightstar Parties"). Capitalized terms used but not defined in this Consent have the meanings ascribed to them in the Brightstar Security Agreement referred to below.

                             Preliminary Statements

A. Brightstar is a distributor on behalf of Motorola and, to secure the payment and performance of the Obligations, Brightstar, among other things, executed and delivered a Security Agreement in favor of Motorola dated as of June 21, 2001 (as amended and in effect on the date of this Consent, the "Brightstar Security Agreement").

B. Brightstar proposes to enter into a Purchase Agreement along with certain of its Subsidiaries as guarantors and the Purchasers signatory thereto, substantially in the form previously provided to Motorola (the "Purchase Agreement"), pursuant to which Brightstar will issue and sell (i) up to $31,750,000 in aggregate principal amount of its 10.5% convertible senior subordinated notes (such notes to be guaranteed by certain of Brightstar's Subsidiary specified in the Purchase Agreement), and (ii) its 8.0% Senior Cumulative Convertible Preferred Stock, Series A, par value $0.0001 per share, with an aggregate stated value of $30,000,000 having the powers, preferences, rights, qualifications, limitations and restrictions as set forth in that certain Certificate of Designation of the Powers, Preferences and Relative, Participating Optional and Other Special Rights of 8.0% Senior Cumulative Convertible Preferred Stock, Series A, and Qualifications, Limitations and Restrictions Thereof, substantially in the form previously provided to Motorola (the "Certificate of Designation" and, together with the Purchase Agreement, the "Falcon
      Documents").

C. Brightstar has requested that Motorola consent to the execution, delivery and performance by Brightstar and its Subsidiaries of the Falcon Documents and the transactions expressly provided for therein (collectively, the "Falcon Transactions").

D. Motorola is willing to consent to the Falcon Transactions, but only on the terms and under the conditions set forth in this Consent.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Motorola agrees as follows:

      1. Amendment to Brightstar Security Agreement. Subject to the terms and conditions of this Consent, the Brightstar Security Agreement is hereby amended by adding immediately before the section captioned "ATTORNEYS' FEES AND OTHER COSTS OF COLLECTION" appearing on page six thereof, the following:

                  PREFERRED STOCK. Debtor has created, authorized and provided for the issuance of 8.0% Senior Cumulative Convertible Preferred Stock, Series A, par value $0.0001 per share, with an aggregate stated value of $30,000,000 having the powers, preferences, rights, qualifications, limitations and restrictions as set forth in that certain

              Amendment and Consent to Falcon Transactions - Page 1

            Certificate of Designation of the Powers, Preferences and Relative, Participating Optional and Other Special Rights of 8.0% Senior Cumulative Convertible Preferred Stock, Series A, and Qualifications, Limitations and Restrictions Thereof (the "Certificate of Designation"). Debtor agrees that no (i) dividend or distribution; (ii) "Liquidation Payment"; (iii) "Change of Control Offer"; or (iv) payment of any "Change of Control Price" (as each of those terms are defined in the Certificate of Designation) shall be made pursuant to the Certificate of Designation if a Default or Event of Default under any of the Transaction Documents has occurred and is continuing or would result from any of the foregoing unless and until such Default or Event of Default has been cured or expressly waived by Secured Party.

                  PAYMENT RESTRICTIONS. Debtor shall not, and shall not permit any of its Subsidiaries to, (i) pay any dividends on or make any other distributions in respect of any stock or other equity interests of Debtor or such Subsidiary or redeem or otherwise acquire any such stock or other equity interests (including, without limitation, the Pledged Shares, the Convertible Preferred Stock, and the Conversion Shares) or (ii) make any payment or prepayment of the principal of, premium, if any, or interest, fees or other charges on or with respect to, or any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any indebtedness or other obligation that is by its terms subordinate to any of the Obligations (including, without limitation, Debtor's 10.5% Convertible Senior Subordinated Notes due December 31, 2008 (the "Notes"); provided that so long as no Default or Event of Default under any of the Transaction Documents has occurred and is continuing or would result therefrom, Debtor may, to the extent not otherwise prohibited by the terms thereof (x) make regularly scheduled payments of interest on (and, at maturity, may pay the principal of) the Notes, and (y) pay the dividends provided for in Section (c) of the Certificate of Designation.

      2. Amendment to the Claure/Peterson Pledge. Subject to the terms and conditions of this Consent, the Claure/Peterson Pledge is hereby amended by (a) deleting the reference to 1,125 shares of capital stock in Section 2.2 and replacing it with a reference to 20,869,213 shares of capital stock; and (b) amending the second paragraph of Section 4 in its entirety to read as follows:

                  The Pledgor covenants and agrees with the Secured Party that it will not permit the issuance of any additional shares of capital Stock of BRIGHTSTAR, except for (a) shares of Convertible Preferred Stock (as defined in that certain Certificate of Designation of the Powers, Preferences and Relative, Participating Optional and Other Special Rights of 8.0% Senior Cumulative Convertible Preferred Stock, Series A, and Qualifications, Limitations and Restrictions Thereof as in effect on December 30, 2003 (the "Certificate of Designation"), (b) the Conversion Shares (as defined in the Certificate of Designation), and (c) options granted to employees other than Pledgor which shall not exceed 10% of BRIGHTSTAR's outstanding capital Stock and voting rights, without the prior written consent of the Secured Party, which consent shall not be unreasonably withheld.

             Amendment and Consent to Falcon Transactions - Page 2

      3. Amendment to the Omnibus Amendment. Subject to the terms and conditions of this Consent, the Omnibus Amendment entered into as of May 24,2002, by and among Motorola and the Brightstar Parties (the "Omnibus Amendment") is hereby amended by (a) deleting those references in Section 11 to the "Gibson Guaranty" and replacing them with the "Gibson Pledge"; and (b) adding the following new Events of Default in Section 14 after subsection (m), and renumbering the existing subsections accordingly, as follows:

            (n) the occurrence of any "Change in Control" as defined either (i) in the Purchase Agreement dated as of December 30, 2003 and entered into by and among Brightstar, certain of its Subsidiaries as guarantors and the Purchasers signatory thereto regarding Brightstar's 10.5% Convertible Senior Subordinated Notes due December 31, 2008 (the "Purchase Agreement") or (ii) Brightstar's Certificate of Designation of the Powers, Preferences and Relative, Participating Optional and Other Special Rights of 8.0% Senior Cumulative Convertible Preferred Stock, Series A, and Qualifications, Limitations and Restrictions Thereof (the "Certificate of Designation");

            (o) any amendment to the Purchase Agreement or the Certificate of Designation;

      4. Consent to Falcon Transactions. Motorola hereby consents to Brightstar and its Subsidiaries executing and delivering the Falcon Documents and consummating the Falcon Transactions (including, without limitation, (a) issuing the Convertible Preferred Stock and the Conversion Shares (as those terms are defined in the Falcon Documents), (b) consummating the Peterson Redemption (as defined in the Falcon Documents) and (c) paying the First Closing Dividends (as defined in the Falcon Documents)); provided, that this consent is expressly conditioned upon the Falcon Transactions being consummated strictly in accordance with the terms of the Falcon Documents (including, without limitation, the receipt and use by Brightstar of the proceeds as specifically specified therein)

      5. Notices. Brightstar agrees to deliver to Motorola immediately upon receipt thereof a copy of any of the following notices (i) notice of any default or event of default under the Purchase Agreement (or the notes issued thereunder), (ii) notice of any event or condition that would require (with the passage of time or the giving of such notice) any of the Covered Parties to purchase, redeem or retire all or any portion of the notes issued under the Purchase Agreement or the stock issued under the Certificate of Designation, including, without limitation, any notice of Change of Control or Excess Proceeds Offer (as such terms are defined in the Purchase Agreement) and any notice of Change of Control (as such term is defined in the Certificate of Designations) and (iii) any blockage notice or other notice or communication received by any of the Covered Parties from the holders of "Senior Obligations" or "Guarantor Senior Obligations" (as such terms are defined in the Purchase Agreement).

      6. No Other Amendments: No Waiver, Except as expressly provided herein, each of the Transaction Documents remains in full force and effect and is binding on the parties thereto in accordance with their respective terms. Nothing in this Consent constitutes a waiver by Motorola of any Default or Event of Default that may exist on the date hereof, and nothing in this release requires Motorola to waive any Default or Event of Default that may arise hereafter.

      7. Conditions Precedent to Amendment. Unless and to the extent Motorola waives the benefits of this sentence by giving written notice thereof to Brightstar, Motorola shall have no duties under this Consent, nor shall any release, termination, extension, waiver or other concession by Motorola under this Consent be effective, in each case until Motorola has (a) received a pledge of new stock

             Amendment and Consent to Falcon Transactions - Page 3 certificates for 19,825,752 shares of capital stock of Brightstar from Raul M. Claure (together with stock powers executed in blank); (b) received a pledge of new stock certificates for 1,043,461 shares of capital stock of Brightstar from David H. Peterson (together with stock powers executed in blank); and (c) received fully executed originals of this Consent.

      8. Representations and Warranties. Each of the Brightstar Parties represents and warrants to Motorola as follows: (a) if it not a natural person, it is duly organized and validly existing and, whether or not a natural person, has full power and authority to enter into this Consent and any documents or transactions contemplated hereby and to pay and perform all obligations in respect of each of the foregoing; (b) the execution, delivery and performance by such Brightstar Party of this Consent and any documents or transactions contemplated hereby do not violate or conflict with, or require any consent under, (i) if not a natural person, the certificate of incorporation, by-laws, or any other agreement or document relating to the existence of such Brightstar Party or its authority to act, (ii) any agreement or instrument to which such Brightstar Party is a party or by which it or any of its properties is bound,
(iii) any court order, judicial proceeding or any administrative or arbitral order or decree, or (iv) any applicable law, rule or regulation; and (c) no authorization, approval or consent of or by, and no notice to or filing or registration with, any governmental authority or any other person is necessary for such Brightstar Party to enter into this Consent or any document or transaction contemplated hereby or to perform its obligations with respect to each of the foregoing.

      9. Reaffirmation of Transaction Documents. Each of the Brightstar Parties reaffirms its obligations under each of the Transaction Documents to which it is a party or by which it is bound, and represents, warrants and covenants to Motorola, as a material inducement to Motorola to enter into this Consent and the transactions contemplated hereby, that: (a) such Brightstar Party has no (and, in any event, hereby waives any) defense, claim or right of setoff in respect of any of the Transaction Documents or the actions or inactions of Motorola; and (b) all representations and warranties made by such Brightstar Party in the Transaction Documents are true and complete on the date hereof as if made on the date hereof.

      10. Consent of Guarantors and Pledgors. To induce Motorola to enter into this Consent, each of the Brightstar Parties that has provided a guaranty covering or is otherwise ever deemed to be a surety for any of the Obligations (each such Brightstar Party being a "Guarantor" and each guaranty or other document by which such Brightstar Party is or is ever deemed to be a surety being a "Guaranty") and each of the Brightstar Parties that has pledged or granted a security interest or other lien in any of its assets to secure payment or performance of any of the Obligations (each such Brightstar Party being a "Pledgor" and each document by which such pledge, security interest or other lien is evidenced being a "Pledge Agreement"), each Guarantor and Pledger (a) consents to Motorola, Brightstar and the other Brightstar Parties entering into this Amendment; (b) agrees that the execution, delivery and performance of this Consent and any documents or transactions contemplated thereby shall not discharge, limit or otherwise impair the obligations of such Guarantor under such Guarantor's Guaranty or the obligations of such Pledgor under such Pledgor's Pledge Agreement; (c) agrees that such Guarantor's Guaranty and such Pledgor's Pledge Agreement is and remains in full force and effect and is enforceable against such Guarantor or such Pledgor, as applicable, in accordance with its terms (except to the extent modified by this Consent); (d) waives any defense, claim or right of setoff such Guarantor or Pledgor may have in respect of such Guarantor's Guaranty, such Pledgor's Pledge Agreement, the other Transaction Documents or the actions or inactions of Motorola; and (e) agrees that Motorola has no duty to give such Guarantor or Pledgor notice of or obtain such Guarantor's or such Pledgor's consent to the transactions described in this Consent, and that Motorola's giving of notice to such Guarantor or such Pledgor and obtaining such Guarantor's or such Pledgor's consent in this instance shall not impose any similar or other duty upon Motorola in any future matter or transaction.

              Amendment and Consent to Falcon Transactions - Page 4

      11. Governing Law. This Consent hall be governed by the laws of the State of Florida without regard to any choice of law rule thereof

      12. Counterparts: Fax Signatures. This Consent may be executed in one or more counterparts and by different parties thereto, all of which counterparts, when taken together, shall constitute but one agreement. This Consent may be validly executed and delivered by facsimile or other electronic transmission and any such execution or delivery shall be fully effective as if executed and delivered in person.

                            [Signature pages follow]

              Amendment and Consent to Falcon Transactions - Page 5

      IN WITNESS WHEREOF, the parties have entered into this consent effective as of the date first above written.

                       Motorola, Inc, a Delaware Corporation

                       By: /s/ James G. Gentile
                           ---------------------------------------------------
                       Name: James G. Gentile
                       Title: PCS Latin America, Director of Fianance, Motorola
                              Inc.

                       Brightstar Corp., a Delaware Corporation

                       By: /s/ Oscar Fumagali
                           ---------------------------------------------------
                       Name: Oscar Fumagali
                       Title: Chief Financial Officer

                       Brightstar US, Inc., a Florida Corporation

                       By: /s/ Marcelo Claure
                           ---------------------------------------------------
                       Name:  Marcelo Claure
                       Title: Secretary


                       /s/ Raul M Claure
                       -------------------------------------------------------
                       Raul M Claure, an Individual

                       /s/ Patricia Claure
                       -------------------------------------------------------
                       Patricia Claure, an Individual

                       /s/ David H. Peterson
                       -------------------------------------------------------
                       David H. Peterson, an Individual

                       /s/ Denyse Peterson
                       -------------------------------------------------------
                       Denyse Peterson, an Individual

                       /s/ Denise Gibson
                       -------------------------------------------------------
                       Denise Gibson, an Individual

         Amendment and Consent to Falcon Transactions - Signature Page

                        Brightstar Corp. Chile Limitada, S.R.L.

                        By: /s/ Marcelo Claure
                            ---------------------------------------------------
                        Name:  Marcelo Claure
                        Title: Authorized Representative

                        Brightstar Guatcmala,S.A.

                        By: /s/ Marcelo Claure
                            ---------------------------------------------------
                        Name:  Marcelo Claure
                        Title: Authorized Representative

                        Brightstar El Salvador, S.A.

                        By: /s/ Marcelo Claure
                            ---------------------------------------------------
                        Name:  Marcelo Claure
                        Title: Authorized Representative

                        Brightstar Uruguay, S.A.

                        By: /s/ Marcelo Claure
                            ---------------------------------------------------
                        Name:  Marcelo Claure
                        Title: Authorized Representative

                        Brightstar De Paraguay, S.A de R.L.

                        By: /s/ Marcelo Claure
                            ---------------------------------------------------
                        Name:  Marcelo Claure
                        Title: Authorized Representative

                        Brightstar De Venezuela, C.A.

                        By: /s/ Marcelo Claure
                            ---------------------------------------------------
                        Name: Marcelo Claure
                        Title: Authorized Representative

          Amendment and Consent to Falcon Transactions - Signature Page

                        Brightstar Domincana S.A.

                        By: /s/ Marcelo Claure
                            ---------------------------------------------------
                        Name:  Marcelo Claure
                        Title: Authorized Representative

                        Brightstar de Mexico S.A. de C.V.

                        By: /s/ Marcelo Claure
                            ---------------------------------------------------
                        Name:  Marcelo Claure
                        Title: Authorized Representative

                        Brightstar de Argentina, S.A.

                        By: /s/ Marcelo Claure
                            ---------------------------------------------------
                        Name:  Marcelo Claure
                        Title: Authorized Representative

                        Brightstar Peru, S.R.I.

                        By: /s/ Marcelo Claure
                            ---------------------------------------------------
                        Name:  Marcelo Claure
                        Title: Authorized Representative

          Amendment and Consent to Falcon Transactions - Signature Page

                                                                       EXHIBIT K

                                    [FORM OF]
                             CONSENT OF OCEAN BANK

                                   SEE TAB 21

                 FIRST AMENDMENT TO CREDIT AGREEMENT AND CONSENT

                         DATED AS OF: DECEMBER 29, 2003

      This FIRST AMENDMENT TO CREDIT AGREEMENT AND CONSENT ("this Amendment") is made and entered into as of the date set forth above by and among BRIGHTSTAR CORP. CHILE LIMITADA, S.R.L., an entity organized under the laws of Chile, BRIGHTSTAR GUATEMALA, S.A., an entity organized under the laws of Guatemala, BRIGHTSTAR EL SALVADOR, S.A., an entity organized under the laws of El Salvador, BRIGHTSTAR URUGUAY, S.A., an entity organized under the laws of Uruguay, BRIGHTSTAR DE PARAGUAY, S. de R.L., an entity organized under the laws of Paraguay, BRIGHTSTAR DE VENEZUELA, C.A., an entity organized under the laws of Venezuela, BRIGHTSTAR DOMINICANA, S.A., an entity organized under the laws of the Dominican Republic, BRIGHTSTAR PERU, S.R.L., an entity organized under the laws of Peru, BRIGHTSTAR DE MEXICO, S.A. de C.V., an entity organized under the laws of Mexico, and BRIGHTSTAR DE ARGENTINA, S.A., an entity organized under the laws of Argentina, (collectively, the "Borrowers", each a "Borrower") and OCEAN BANK, a state bank organized under the laws of Florida ("Lender"). For good and valuable consideration, the receipt of which is hereby acknowledged, Borrowers and Lender hereby agree as follows:

                                    RECITALS

A. Lender and Borrowers are parties to that certain Credit Agreement, dated as of December 12, 2002, by and among Borrowers and Lender, as heretofore amended (the "Credit Agreement"). Unless otherwise defined herein, the capitalized terms used but not defined herein shall be used herein as defined in the Credit Agreement except that, as used in this Amendment, "herein," "hereof," "hereunder" and words of similar import refer to this Amendment.

B. Pursuant to a Purchase Agreement to be entered into among Brightstar Corporation (hereinafter, the "Corporate Guarantor"), certain of its Subsidiaries as guarantors and the Purchasers signatory thereto, substantially in the form of Exhibit A attached hereto (the "Purchase Agreement"), the Corporate Guarantor desires to issue and sell (i) up to $31,750,000 in aggregate principal amount of its 10.5% convertible senior subordinated notes (collectively, the "Subordinated Notes"; and the subordinated Indebtedness incurred by the issuance of such Subordinated Notes being referred to herein as the "Subordinated Indebtedness"), which notes shall be substantially in the form of Exhibit B attached hereto, and (ii) its 8.0% Senior Cumulative Convertible Preferred Stock. Series A, par value $0.01 per share, with an aggregate stated value of up to $30,000,000 (the "Series A Preferred Stock"; together with the Subordinated Notes referred to herein collectively as the "Junior Securities") having the powers, preferences, rights, qualifications, limitations and restrictions as set forth in that certain Certificate of Designation of the Powers, Preferences and Relative, Participating Optional and Other

Special Rights of 8.0% Senior Cumulative Convertible Preferred Stock, Series A, and Qualifications, Limitations and Restrictions Thereof, substantially in the form of Exhibit C attached hereto (the "Certificate of Designation").

C. The Subordinated Indebtedness will be guaranteed by one or more domestic subsidiaries of the Corporate Guarantor (referred to herein collectively as "Subordinated Note Guarantors"), pursuant to a Subsidiary Guarantee, substantially in the form of Exhibit D attached hereto (the "Subordinated Note Guarantee").

D. Borrowers have requested that Lender grant its consent to the transactions contemplated under the Purchase Agreement and the Certificate of Designation.

      NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

                              CONSENT AND AMENDMENT

1. Lender Consent. In reliance upon the representations, warranties and covenants of the Borrowers set forth in this Amendment and subject to the terms and conditions of this Amendment, Lender hereby consents to the consummation of the Transactions on or about the date hereof; provided, however, that the consent set forth herein shall be null and void and of no force and effect unless each of the conditions set forth in Section 7 of this Amendment are satisfied in full and continue to remain satisfied at all times after the date of this Amendment and the Corporate Guarantor shall have used the proceeds of the Junior Securities on the date of this Amendment in accordance with the Purchase Agreement and the sources and uses statement referred to in Section 7(d).

2. Amendments to Credit Agreement. Subject to the terms and conditions of this Amendment, the Credit Agreement is hereby amended as follows:

      A. Section 1.1 of the Credit Agreement is hereby amended by changing the following definition to read as follows:

              "Ultimate Commitment Termination Date" shall mean March 31,2004.

      B. Section 2.2 of the Credit Agreement is hereby amended by adding the following at the end:

              "The Borrowing Base Certificates may be delivered by the Corporate Guarantor, on behalf of each Borrower."

3. Facility Fee. As consideration for extending the Ultimate Commitment Termination Date, Borrowers shall pay to Lender a facility fee in the amount of $82,000.

4. Representations and Warranties. To induce Lender to. enter into this Amendment, Borrowers do hereby warrant, represent and covenant to Lender that:
(a) each representation or warranty of Borrowers set forth in the Credit Agreement is hereby restated and reaffirmed as true and correct on and as of the date hereof as if such representation or warranty were made on and as of the date hereof (except to the extent that any such representation or warranty expressly relates to a prior specific date or period), and no Default or Event of Default has occurred and is continuing as of this date under the Credit Agreement after giving effect to this Amendment; (b) Borrowers have the power and are duly authorized to enter into, deliver and perform this Amendment and this Amendment is the legal, valid and binding obligation of Borrowers enforceable against them in accordance with its terms; (c) except for the guarantee granted by certain domestic subsidiaries of Corporate Guarantor pursuant to the Subordinated Note Guarantee, no Subsidiary or Affiliate of any Credit Party or any other Person or entity has guaranteed or granted any credit support in respect of the obligations of Corporate Guarantor under the Subordinated Debt Documents; (d) the obligations of Corporate Guarantor under the Subordinated Debt Documents are unsecured and no Borrower or any Subsidiary or Affiliate thereof or any other Person or entity has granted a Lien upon any of its assets to secure payment of the obligations of Corporate Guarantor under the Subordinated Debt Documents or the obligations of any Subsidiary of Corporate Guarantor under the Subordinated Note Guarantee.

5. Documentary Stamp Tax. It is the position of Borrowers and Lender that neither documentary stamp tax nor intangible tax is due to the State of Florida with respect to this Amendment, this Amendment made in connection with an international banking transaction as defined in Section 199.023(11) Florida Statutes. However, in the event the State of Florida does require documentary stamp or intangible taxes to be paid as a result of this Amendment, Borrowers shall pay them, including any interest or penalties imposed in connection with them, and shall, jointly and severally, indemnify and hold Lender harmless from and against any liability (including interest and penalties) Lender may incur in connection with them. In general, Borrowers shall pay (or, if appropriate, reimburse) Lender on demand the amount of any and all attorneys' fees, documentary stamp tax, intangible tax and other costs and expenses relating to this Amendment and the transactions contemplated hereby and hereby authorize Lender to make one or more Advances to pay any such costs and expenses or to deduct the amount thereof from any requested Advance or account of any Borrower with Lender.

6. Acknowledgement and Agreement of Borrowers. To induce Lender to enter into this Amendment, Borrowers hereby acknowledge and agree that, as of the date hereof (a) there exists no right of offset, defense or counterclaim in favor of Borrowers as against Lender with respect to the obligations of Borrowers to Lender under the Credit Agreement or the other Loan Documents, either with or without giving effect to this Amendment, and (b) Lender has performed all obligations and duties owed to Borrowers through the date hereof. In consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Borrower, for itself and on behalf of all present and former officers, directors, stockholders, agents, employees, predecessors, subsidiaries, affiliates, successors and assigns (all of the foregoing hereafter collectively referred to as "Releasors") have fully and forever remised, released and discharged and do hereby fully and forever remise, release and discharge Lender, and each and all of its respective subsidiaries and affiliated corporations, companies, divisions, predecessors, successors and assigns, and each of its respective directors, officers, employees, attorneys, accountants, consultants, and other agents, of and from all manner of actions, cause and causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, judgments, executions, claims and demands of whatsoever, whether or not concealed or hidden, arising out of or relating to any matter, cause or thing whatsoever, which the Releasors, jointly or severally, have had, may have had, or now have, or which the Releasors, jointly or severally, hereafter can, shall or may have, for or by reason of any matter, cause or thing whatsoever, whenever arising, to and including the date of this Amendment.

7. Condition Precedent to Effectiveness of this Amendment. The effectiveness of this Amendment, including the consent provided in Section 1 and the amendments provided in Section 2, are subject to the satisfaction of each of the following conditions precedent:

      (a) Lender shall have received this Amendment duly executed and delivered, in one or more counterparts, by Borrowers;

      (b) Lender shall have received true, correct and complete copies of (i) the fully-executed Purchase Agreement, the Subordinated Notes, the Certificate of Designation and the Subsidiary Guarantee and such documents shall be in substantially the same form as the forms of such documents attached hereto as Exhibit A, Exhibit B, Exhibit C and Exhibit D, respectively, (ii) all annexes, exhibits, agreements and schedules relating thereto, in each case in form and substance satisfactory to Lender;

      (c) Lender shall have received evidence satisfactory to it that except for the granting of Lender's consent as provided in Section 1 of this Amendment, all of the conditions to closing set forth in Section 4 of the Purchase Agreement shall have been fully satisfied or waived by the requisite purchasers thereunder;

      (d) Lender shall have received a sources and uses statement, in form and substance satisfactory to Lender and certified by the Chief Financial Officer of Corporate Guarantor as true, correct and complete (i) showing sources and uses of all monies in connection with the Transactions;

      (e) Lender shall have received a fully executed Consent and Reaffirmation, substantially in the form of Exhibit E hereto;

      (f) Lender and its U.S. legal counsel, Shutts & Bowen, LLF, shall have received payment from Borrowers of all outstanding fees, costs and expenses as required pursuant to Section 2 and Section 8 of this Amendment; and

      (g) Lender shall have received such other documents, certificates, instruments and information as Lender may reasonably request.

8. Costs and Expenses. Borrowers absolutely and unconditionally agree to reimburse Lender for all fees, costs and expenses, including all reasonable fees and expenses of all of its legal counsel, advisors and other professional and service providers, incurred in connection with (i) the review and negotiation of the Subordinated Debt Documents and the Certificate of Designations, and (ii) the preparation, negotiation,, execution and delivery of this Amendment and any other Loan Documents or other agreements prepared, negotiated, executed or delivered in connection with this Amendment or transactions contemplated hereby.

9. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which will be deemed to be an original and all of which shall constitute together but one and the same agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date hereof.

      OCEAN BANK

      By: /s/ Pablo O. Fernandez
          ----------------------------
      Name: Pablo O. Fernandez
      Title: Senior Vice President

      BRIGHTSTAR CORP. CHILE LIMITADA, S.R.L.

      By: /s/ Raul Marcelo Claure
          ----------------------------
      Name: Raul Marcelo Claure
      Title: President

      BRIGHTSTAR GUATEMALA, S.A.

      By: /s/ Raul Marcelo Claure
          ----------------------------
      Name: Raul Marcelo Claure
      Title: President

      BRIGHTSTAR EL SALVADOR, S.A.

      By: /s/ Raul Marcelo Claure
          ----------------------------
      Name: Raul Marcelo Claure
      Title: President

      BRIGHSTAR URUGUAY, S.A.

      By: /s/ Raul Marcelo Claure
          ----------------------------
      Name: Raul Marcelo Claure
      Title: President

      BRIGHTSTAR DE PARAGUAY, S. DE R.L.

      By: /s/ Raul Marcelo Claure
          ----------------------------
      Name: Raul Marcelo Claure
      Title: President

      BRIGHTSTAR DE VENEZUELA, C.A.

      By: /s/ Raul Marcelo Claure
          ----------------------------
      Name: Raul Marcelo Claure
      Title: President

      BRIGHTSTAR DOMINICANA, S.A.

      By: /s/ Raul Marcelo Claure
          ----------------------------
      Name: Raul Marcelo Claure
      Title: President

      BRIGHTSTAR DE MEXICO, S.A. DE C.V.

      By: /s/ Raul Marcelo Claure
          ----------------------------
      Name: Raul Marcelo Claure
      Title: President

      BRIGHTSTAR DE ARGENTINA, S.A.

      By: /s/ Raul Marcelo Claure
          ----------------------------
      Name: Raul Marcelo Claure
      Title: President

      BRIGHTSTAR PERU, S.R.L.

      By: /s/ Raul Marcelo Claure
          ----------------------------
      Name: Raul Marcelo Claure
      Title: President

      STATE OF FLORIDA          )
                                ) SS:
      COUNTY OF MIAMI-DADE      )

      The foregoing instrument was acknowledged before me this 29 day of December,2003 by Pablo O. Fernandez as Sr. Vice-President of, and on behalf of,OCEAN BANK, a Florida-chartered bank. He/She is personally known to me or produced the following as identification: ________________.

                                /s/ Pablo O. Fernandez
                                ---------------------------------------
                                Notary Public, State of Florida
                                Print Name: ___________________________

                                My commission expires:
                                                         [SEAL]

      STATE OF FLORIDA          )
                                ) SS:
      COUNTY OF MIAMI-DADE      )

      The foregoing instrument was acknowledged before me this 24 day of December, 2003 by _________________ as _________________ of, and on behalf of,OCEAN BANK, a Florida-chartered bank. He/She is personally known to me or produced the following as identification: _______________________.

                                _______________________________________
                                Notary Public, State of Florida
                                Print Name: ___________________________

                                My commission expires:

      STATE OF FLORIDA          )
            ) SS:
      COUNTY OF MIAMI-DADE      )

      The foregoing instrument was acknowledged before me this 24 day of December,2003 by RAUL MARCELO CLAURE as President of, and on behalf of, BRIGHTSTAR CORP. CHILE LIMITADA, S.R.L., an entity organized under the laws of Chile. He/She is personally known to me or produced the following as identification: _______________________.

                                 /s/ Raul Marcelo Claure
                                ---------------------------------------
                                Notary Public, State of Florida
                                Print Name: YOLANDA YANIZ

                                My commission expires:

                                                [SEAL]

      STATE OF FLORIDA          )
            ) SS:
      COUNTY OF MIAMI-DADE      )

      The foregoing instrument was acknowledged before me this 24 day of December, 2003 by Raul Marcelo Claure as President of, and on behalf of, BRIGHTSTAR GUATEMALA, S.A., an entity organized under the laws of Guatemala. He/She is personally known to me or produced the following as identification:_______________________.

                                                   [SEAL]

                                /s/ Raul Marcelo Claure
                                ---------------------------------------
                                Notary Public, State of Florida
                                Print Name: YOLANDA YANIZ

                             MY Commission expires:

      STATE OF FLORIDA          )
                                ) SS:
      COUNTY OF MIAMI-DADE      )

      The foregoing instrument was acknowledged before me this 24 day of December, 2003 by RAUL MARCELO CLAURE as President of, and on behalf of, BRIGHTSTAR EL SALVADOR, S.A., an entity organized under the laws of El Salvador. He/She is personally known to me or produced the following as identification: _______________________.

                                /s/ Raul Marcelo Claure
                                ---------------------------------------
                                Notary Public, State of Florida
                                Print Name: YOLANDA YANIZ

                                My commission expires:
                                                  [SEAL]

      STATE OF FLORIDA          )
                                ) SS:
      COUNTY OF MIAMI-DADE      )

      The foregoing instrument was acknowledged before me this 24 day of December, 2003 by RAUL MARCELO CLAURE as President of, and on behalf of, BRIGHTSTAR URUGUAY, S.A., an entity organized under the laws of Uruguay. He/She is personally known to me or produced the following as identification: _______________________.

                                /s/ Raul Marcelo Claure
                                ---------------------------------------
                                Notary Public, State of Florida
                                Print Name: YOLANDA YANIZ

                                My commission expires:
                                                  [SEAL]

      STATE OF FLORIDA          )
                                ) SS:
      COUNTY OF MIAMI-DADE      )

      The foregoing instrument was acknowledged before me this 24 day of December, 2003 by RAUL MARCELO CLAURE as President of, and on behalf of, BRIGHTSTAR DE PARAGUAY, S. DE R.L., an entity organized under the laws of Paraguay. He/She is personally known to me or produced the following as identification: _______________________.

                                /s/ Raul Marcelo Claure
                                ---------------------------------------
                                Notary Public State of florida
                                Print Name: YOLANDA YANIZ

                                My commission expires
                                                  [SEAL]

STATE OF FLORIDA     )
                     )  SS:
COUNTY OF MIAMI-DADE )

The foregoing instrument was acknowledged before me this 24 day of December, 2003 by Raul Marcelo Claure as President of, and on behalf of, BRIGHTSTAR DE VENEZUELA, C.A., an entity organized under the laws of Venezuela. He/She is personally known to me or produced the following as identification:
_______________________________________.

                                            -s- Yolanda Yaniz
                                            ------------------------------------
                                            Notary Public, State of Florida
                                            Print Name: YOLANDA YANIZ

                                            My commission expires:

                                                           [NOTARY PUBLIC STAMP]

STATE OF FLORIDA     )
                     )  SS:
COUNTY OF MIAMI-DADE )

The foregoing instrument was acknowledged before me this 24 day of December, 2003 by Raul Marcelo Claure as President of, and on behalf of, BRIGHTSTAR DOMINICANA, S.A., an entity organized under the laws of the Dominican Republic. He/She is personally known to me or produced the following as identification:
_______________________________________.

                                            -s- Yolanda Yaniz
                                            ------------------------------------
                                            Notary Public, State of Florida
                                            Print Name: YOLANDA YANIZ

                                            My commission expires:

                                                           [NOTARY PUBLIC STAMP]

STATE OF FLORIDA     )
                     )  SS:
COUNTY OF MIAMI-DADE )

The foregoing instrument was acknowledged before me this 24 day of December, 2003 by Raul Marcelo Claure as President of, and on behalf of, BRIGHTSTAR DE MEXICO, S.A. DE C.V., an entity organized under the laws of Mexico. He/She is personally known to me or produced the following as identification:
_______________________________________.

                                            -s- Yolanda Yaniz
                                            ------------------------------------
                                            Notary Public, State of Florida
                                            Print Name: YOLANDA YANIZ

                                            My commission expires:

                                                           [NOTARY PUBLIC STAMP]

STATE OF FLORIDA     )
                     )  SS:
COUNTY OF MIAMI-DADE )

The foregoing instrument was acknowledged before me this 24 day of December, 2003 by Raul Marcelo Claure as _________ of, and on behalf of, BRIGHTSTAR DE ARGENTINA, S.A., an entity organized under the laws of Argentina. He/She is personally known to me or produced the following as identification:
_______________________________________.

                                            -s- Yolanda Yaniz
                                            ------------------------------------
                                            Notary Public, State of Florida
                                            Print Name: Yolanda Yaniz

                                            My commission expires:

                                                           [NOTARY PUBLIC STAMP]

STATE OF FLORIDA     )
                     )  SS:
COUNTY OF MIAMI-DADE )

The foregoing instrument was acknowledged before me this 24 day of December, 2003 by Raul Marcelo Claure as _________ of, and on behalf of, BRIGHTSTAR PERU, S.R.L., an entity organized under the laws of Peru. He/She is personally known to me or produced the following as identification:
_______________________________________.

                                            -s- Yolanda Yaniz
                                            ------------------------------------
                                            Notary Public, State of Florida
                                            Print Name: Yolanda Yaniz

                                            My commission expires:

                                                           [NOTARY PUBLIC STAMP]

                            CONSENT AND REAFFIRMATION

                         DATED AS OF: DECEMBER 24, 2003

Each of the undersigned Guarantors hereby acknowledges receipt of a copy of the foregoing Amendment to Credit Agreement and Consent dated as of December 24, 2003 (the "Amendment"), by and among the Borrowers named therein and Ocean Bank, as Lender. Capitalized terms used and not defined herein shall be used herein as defined in the Amendment.

Each of the undersigned Guarantors hereby (A) consents to the extension of the Ultimate Commitment Termination Date, and all other modifications contemplated by the Amendment, (B) acknowledges and agrees that the Guaranty of such Guarantor remains in full force and effect, and (C) reaffirms and ratifies all the terms and conditions of the Guaranty of such Guarantor, including (without limitation) the unconditional guaranty of the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of all or any of the Borrowers now or hereafter existing under or evidenced by the Credit Agreement, whether for principal, interest, fees, expenses or otherwise, and all other obligations of all or any of the Borrowers to the Lender, whether now existing or hereafter arising, whether contingent or absolute, and whether joint or several.

      BRIGHTSTAR CORP.

      By: -s- Raul Marcelo Claure
          ----------------------
      Name:  Raul Marcelo Claure
      Title: President

      RAUL MARCELO CLAURE

      -s- Raul Marcelo Claure
      --------------------------

      PATRICIA CLAURE

      -s- Patricia Claure
      --------------------------

      DENYSE PETERSON

      --------------------------

                                                               December 23, 2003

                            CONSENT AND REAFFIRMATION

                         DATED AS OF: DECEMBER 24, 2003

Each of the undersigned Guarantors hereby acknowledges receipt of a copy of the foregoing Amendment to Credit Agreement and Consent dated as of December 24, 2003 (the "Amendment"), by and among the Borrowers named therein and Ocean Bank, as Lender. Capitalized terms used and not defined herein shall be used herein as defined in the Amendment.

Each of the undersigned Guarantors hereby (A) consents to the extension of the Ultimate Commitment Termination Date, and all other modifications contemplated by the Amendment, (B) acknowledges and agrees that the Guaranty of such Guarantor remains in full force and effect, and (C) reaffirms and ratifies all the terms and conditions of the Guaranty of such Guarantor, including (without limitation) the unconditional guaranty of the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of all or any of the Borrowers now or hereafter existing under or evidenced by the Credit Agreement, whether for principal, interest, fees, expenses or otherwise, and all other obligations of all or any of the Borrowers to the Lender, whether now existing or hereafter arising, whether contingent or absolute, and whether joint or several.

      BRIGHTSTAR CORP.

      By:
          ----------------------
      Name:  Raul Marcelo Claure
      Title: President

      RAUL MARCELO CLAURE

      --------------------------

      PATRICIA CLAURE

      --------------------------

      DENYSE PETERSON

      -s- Denyse Peterson
      --------------------------

- Page 4

      DAVID PETERSON

      -s- David Peterson
      --------------------------

STATE OF FLORIDA             )
                             ) SS:
COUNTY OF MIAMI-DADE         )

The foregoing instrument was acknowledged before me this 24 day of December, 2003 by____________ as ______________of, and on behalf of, BRIGHTSTAR CORP., a corporation organized under the laws of the State of Delaware, U.S.A. He/She is personally known to me or produced the following as identification:
______________________________________.

                              /s/ Yolanda Yaniz
                              --------------------------------
                              Notary Public, State of Florida
                              Print Name:  YOLANDA YANIZ

                              My commission expires:

                                                 [SEAL]

STATE OF FLORIDA            )
                            ) SS:
COUNTY OF MIAMI-DADE        )

The foregoing instrument was acknowledged before me this____day of December, 2003 by Raul Marcelo Claure. He is personally known to me or produced the following as identification:
______________________________________.

                              /s/ Yolanda Yaniz
                              --------------------------------
                              Notary Public, State of Florida
                              Print Name:  YOLANDA YANIZ

                              My commission expires:

                                                 [SEAL]

STATE OF FLORIDA               )
                               ) SS:
COUNTY OF MIAMI-DADE           )

The foregoing instrument was acknowledged before me this_____day of December, 2003 by Patricia Claure. She is personally known to me or produced the following as identification:
______________________________________.

                        /s/ Yolanda Yaniz
                        --------------------------------
                        Notary Public, State of Florida
                        Print Name:  YOLANDA YANIZ

                        My commission expires:

                                                 [SEAL]

STATE OF FLORIDA             )
                             ) SS:
COUNTY OF MIAMI-DADE         )

The foregoing instrument was acknowledged before me this 24 day of December, 2003 by Denyse Peterson. She is personally known to me or produced the following as identification:
______________________________________.

                              /s/ Yolanda Yaniz
                              --------------------------------
                              Notary Public, State of Florida
                              Print Name:  YOLANDA YANIZ

                              My commission expires:

                                                 [SEAL]

STATE OF FLORIDA            )
                            ) SS:
COUNTY OF MIAMI-DADE        )

The foregoing instrument was acknowledged before me this 24 day of December, 2003 by David Perterson. He is personally known to me or produced the following as identification:
______________________________________.

                              /s/ Yolanda Yaniz
                              --------------------------------
                              Notary Public, State of Florida
                              Print Name:  YOLANDA YANIZ

                              My commission expires:

                                                 [SEAL]

                                                                    SCHEDULE A-1

            INFORMATION RELATING TO PURCHASERS -- FIRST CLOSING DATE

                                                                            Number of Shares of
                                                Aggregate Principal          Initial Purchased
                                              Amount of Initial Notes      Preferred Stock to be
             Name of Purchaser                    to be Purchased                Purchased
----------------------------------------      -----------------------       ----------------------
Falcon Mezzanine Partners, LP

Account Information:
Bank: Investors Bank & Trust Company
      Boston, MA
ABA #: 011-001-438
Account#: 796-509-107
Account Name: Receipts
Reference: Fund 77718 - Brightstar, Inc.           $10,283,400.81              1,214,574.899
                                                   --------------              -------------
Prudential Capital Partners, L.P.

Account Information:

Bank: The Bank of New York
ABA#: 021-000-018
Account #: 890-0441739                             $ 9,953,830.91              1,175,649.321
                                                   --------------              -------------
Prudential Capital Partners Management
Fund, L.P.

Account Information:

Bank: The Bank of New York
ABA#: 021-000-018
Account #: 890-0468-785                            $   329,569.90                 38,925.578
                                                   --------------              -------------
[***]

Account Information:                               $ 5,080,000.00               600,000.000
                                                   --------------              -------------
Arrow Investment Partners

Account Information:                               $    61,700.41                  7,287.449
                                                   --------------              -------------

                                   SCH. A-1-1

                                                                          Number of Shares of
                                                Aggregate Principal        Initial Purchased
                                              Amount of Initial Notes      Preferred Stock to be
             Name of Purchaser                    to be Purchased              Purchased
----------------------------------------      -----------------------     ----------------------
RCG Carpathia Master Fund, Ltd.

Account Information:                               $3,727,732.79               440,283.401
                                                   --------------            -------------

       Total...........................            $29,436,234.82            3,476,720.648 Shares

                                    SCH. A-1-2

                                                                    SCHEDULE A-2

            INFORMATION RELATING TO PURCHASERS -- SECOND CLOSING DATE

                                                    Aggregate Principal     Number of Shares of
                                                   Amount of Additional    Additional Purchased
                                                           Notes          Preferred Stock to be
            Name of Purchaser                         to be Purchased           Purchased
------------------------------------------------   --------------------   ------------------------
Falcon Mezzanine Partners, LP                          $1,156,882.59            136,639.676
                                                       -------------            -----------

Prudential Capital Partners, L.P.                      $1,119,805.99            132,260.546
                                                       -------------            -----------

Prudential Capital Partners Management Fund, L.P.      $   37,076.62              4,379.127
                                                       -------------            -----------

      Total ....... ... ... ...... . .                 $2,313.765.20            273,279.349 Shares
                                                       -------------            -----------

                                   SCH. A-2-1